  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1997

                                               REGISTRATION NO. 333-23291,

                                                              333-23291-01
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

                USX CORPORATION                                         USX CAPITAL TRUST I
           (Exact name of Registrant                  (Exact name of Registrant as specified in its charter)
          as specified in its charter)
                   DELAWARE                                                  DELAWARE
        (State or other jurisdiction             (State or other jurisdiction of incorporation or organization)
     of incorporation or organization)
                  25-0996816                                                23-2886802
     (I.R.S. Employer Identification No.)                      (I.R.S. Employer Identification No.)
              1311, 2911 AND 3312                                              6733
        (Primary Standard Industrial                 (Primary Standard Industrial Classification Code Number)
         Classification Code Number)
               600 GRANT STREET                                         101 BARCLAY STREET
      PITTSBURGH, PENNSYLVANIA 15219-4776                            NEW YORK, NEW YORK 10286
                 (412) 433-1121                                           (212) 815-5192
      (Address, including zip code, and                 (Address, including zip code, and telephone number,
   telephone number, including area code, of      including area code, of registrant's principal executive office)
   registrant's principal executive office)


                              D.D. SANDMAN, ESQ.
                               USX CORPORATION
    GENERAL COUNSEL & SENIOR VICE PRESIDENT--HUMAN RESOURCES, AND SECRETARY
                  600 GRANT STREET, PITTSBURGH, PA 15219-4776
                                (412) 433-1121
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                            RAYMOND W. WAGNER, ESQ.
                          SIMPSON THACHER & BARTLETT
              425 LEXINGTON AVENUE, NEW YORK, NEW YORK 10017-3954
                                (212) 455-2000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer (the "Exchange Offer") described in the enclosed prospectus have been satisfied or waived.

  If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 26, 1997

                                USX CORPORATION
                               OFFER TO EXCHANGE
 6.75% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES (CONVERTIBLE QUIPSSM*
          SECURITIES) (INITIAL LIQUIDATION AMOUNT $50 PER SECURITY) OF
                              USX CAPITAL TRUST I
        GUARANTEED BY USX CORPORATION TO THE EXTENT SET FORTH HEREIN FOR
        6.50% CUMULATIVE CONVERTIBLE PREFERRED STOCK OF USX CORPORATION
                                  ----------

 THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL
                        28, 1997, UNLESS EXTENDED.

  USX Corporation, a Delaware corporation ("USX" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus, constitute the "Exchange Offer"), to exchange 6.75% Convertible Quarterly Income Preferred Securities (the "Trust Convertible Preferred Securities") of USX Capital Trust I, a Delaware statutory business trust (the "Trust"), for up to 6,700,000 of the outstanding shares of 6.50% Cumulative Convertible Preferred Stock (the "6.50% Convertible Preferred Stock") of the Company. The Company will directly or indirectly own all of the common securities of the Trust (the "Trust Common Securities" and, together with the Trust Convertible Preferred Securities, the "Trust Securities"). The Trust Securities will represent undivided beneficial ownership interests in the assets of the Trust.

  The Exchange Offer will be effected on the basis of one Trust Convertible Preferred Security for each share of 6.50% Convertible Preferred Stock, in each case validly tendered and accepted for exchange in the Exchange Offer. As of the date of the Prospectus, there are 6,900,000 shares of 6.50% Convertible Preferred Stock outstanding. Shares of 6.50% Convertible Preferred Stock not accepted for exchange because of proration will be returned.

  The Trust Convertible Preferred Securities have an initial liquidation amount of $50.00 per security. The Trust Convertible Preferred Securities will be convertible at any time prior to the close of business on March 31, 2037 (or earlier under certain circumstances as set forth herein), at the option of the holder thereof, into shares of USX-U.S. Steel Group Common Stock, par value $1.00 per share (the "Steel Stock"), of the Company at a conversion price of $46.25 per share of Steel Stock (equivalent to a conversion ratio of 1.081 shares of Steel Stock for each Trust Convertible Preferred Security), subject to adjustment in certain circumstances. On March 25, 1997, the last reported sales price of the Steel Stock on the New York Stock Exchange Composite Tape (the "Composite Tape") was $27.75.

  Immediately prior to the exchange of Trust Convertible Preferred Securities for the shares of 6.50% Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer, the Company will deposit in the Trust as trust assets its 6.75% Convertible Junior Subordinated Debentures maturing March 31, 2037 (the "Convertible Debentures"), having an aggregate principal amount equal to the aggregate initial liquidation amount of the Trust Securities to be issued by the Trust. Upon the occurrence and continuation of a Tax Event (as defined herein), among other things, the Company will have the right, if certain conditions are met, to shorten the stated maturity of the Convertible Debentures to a date not less than five years from the date of issuance. See "Description of the Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity."

                                                        (Continued on next page)
                                  ----------
  SEE "RISK FACTORS" STARTING ON PAGE 23 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.
                                  ----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR BY  ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
  SECURITIES   AND    EXCHANGE   COMMISSION    OR   ANY    STATE   SECURITIES
  COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.     ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------
  Goldman, Sachs & Co. and Merrill Lynch & Co. have been retained to act as Dealer Managers to solicit exchanges of shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities. See "The Exchange Offer-- Dealer Managers; Soliciting Dealers." The Bank of New York has been retained to act as Exchange Agent in connection with the Exchange Offer. Morrow & Co., Inc. has been retained to act as Information Agent to assist in connection with the Exchange Offer.
----------
*QUIPS is a servicemark of Goldman, Sachs & Co.
                                  ----------

                  The Dealer Managers for the Exchange Offer:
GOLDMAN, SACHS & CO.                                        MERRILL LYNCH & CO.
                                  ----------

               The date of this Prospectus is March   , 1997

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange up to 6,700,000 shares of 6.50% Convertible Preferred Stock validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on April 28, 1997, or, if extended by the Company, in its sole discretion, the latest date and time to which extended (the "Expiration Date"). The Exchange Offer will expire on the Expiration Date. Tenders of shares of 6.50% Convertible Preferred Stock may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after 40 business days after the date of this Prospectus.

  NONE OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD"), THE COMPANY, THE TRUSTEES (AS DEFINED HEREIN) OR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE EXCHANGE OFFER. HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

  IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER, HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE. SEE "THE EXCHANGE OFFER--PROCEDURES FOR TENDERING" AND "--LETTER OF TRANSMITTAL."

  LETTERS OF TRANSMITTAL, 6.50% CONVERTIBLE PREFERRED STOCK AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT AND NOT TO THE COMPANY, THE TRUST, THE DEALER MANAGERS OR THE INFORMATION AGENT.

  For a description of the other terms of the Exchange Offer, see "The Exchange Offer--Terms of the Exchange Offer," "--Expiration Date; Extensions; Amendments; Termination," "--Withdrawal of Tenders", and "--Acceptance of Shares and Proration."

  Consummation of the Exchange Offer is subject to (i) the condition that, immediately after the acceptance for exchange of shares of 6.50% Convertible Preferred Stock, there would be at least 400 record or beneficial holders with an aggregate of at least 1,000,000 Trust Convertible Preferred Securities in order to satisfy New York Stock Exchange ("NYSE") minimum listing requirements (the "Minimum NYSE Distribution Condition"); (ii) receipt of at least 3,450,000 validly tendered shares of 6.50% Convertible Preferred Stock; and
(iii) the condition (the "OID Condition") that the Company reasonably expects on the Expiration Date, based upon the terms of the Trust Convertible Preferred Securities and the recent trading values of the 6.50% Convertible Preferred Stock and the Steel Stock, that the Convertible Debentures will not be issued with reportable original issue discount ("OID"). If the fair market value of the Convertible Debentures (as measured by the fair market value of the Trust Convertible Preferred Securities) at the date of issuance does not exceed $45.125, the Convertible Debentures would be treated as having been issued with reportable OID.

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Exchange Offer, and not accept for exchange any shares of 6.50% Convertible Preferred Stock and promptly return all shares of 6.50% Convertible Preferred Stock at any time for any reason, including (without limitation) if fewer than 3,450,000 of such shares are tendered, (ii) waive any condition to the Exchange Offer (other than the Minimum NYSE Distribution Condition and the OID Condition) and accept up to 6,700,000 shares of 6.50% Convertible Preferred Stock previously tendered pursuant to the Exchange Offer, (iii) extend the Expiration Date and retain all shares of 6.50% Convertible Preferred Stock tendered pursuant to such Exchange Offer until the Expiration Date, subject, however, to all withdrawal rights of Holders (see "The Exchange Offer--Withdrawal of Tenders") or (iv) amend or modify the terms of the Exchange Offer in any manner. Any amendment applicable to the Exchange Offer will apply to all shares of 6.50% Convertible Preferred Stock tendered pursuant to the Exchange Offer. The minimum period during which the Exchange Offer must remain open following a material change in the terms of the Exchange Offer or a waiver by the Company of a material condition of the Exchange Offer, other than a change in the percentage of the 6.50% Convertible Preferred Stock being sought or in the consideration offered, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. See "The Exchange Offer--Expiration Date; Extensions; Amendments; Termination."

  The Company will own, directly or indirectly, all of the Trust Common Securities. The Trust exists for the sole purposes of (a) issuing its Trust Securities in exchange for Convertible Debentures having an aggregate principal amount equal to the aggregate initial liquidation amount of such Trust Securities and (b) engaging in such other activities as are necessary or incidental thereto. The Trust Convertible Preferred Securities and the Trust Common Securities will rank on a parity with each other and payment thereon shall be pro rata; provided that (i) if a Declaration Event of Default (as defined herein) occurs and is continuing, the rights of holders of Trust Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption, or otherwise will be subordinated to the rights of holders of the Trust Convertible Preferred Securities and (ii) holders of Trust Common Securities have the exclusive right (subject to the terms of the Declaration (as defined herein)) to appoint, replace, or remove Trustees and to increase or decrease the number of Trustees. See "USX Capital Trust I," "Description of the Trust Convertible Preferred Securities" and "Description of the Convertible Debentures."

  Cash distributions on the Trust Convertible Preferred Securities will accumulate from and including March 31, 1997 at an annual rate of 6.75% (the "distribution rate") of the initial liquidation amount of $50.00 per Trust Convertible Preferred Security, and will be payable quarterly in arrears on the last calendar day of March, June, September and December of each year, commencing on June 30, 1997 ("distributions"). Cash distributions not paid on the regular scheduled distribution date therefor will bear interest thereon at the distribution rate, compounded quarterly, to the extent permitted by applicable law. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. The distribution rate and the distribution and other payment dates for the Trust Convertible Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Convertible Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Convertible Debentures, including as a result of the Company's election to extend the interest payment period on the Convertible Debentures as described below, the Trust will not make payments on the Trust Securities. The Convertible Debentures provide that, so long as the Company shall not be in default in the payment of interest on the Convertible Debentures, the Company shall have the right to defer payments of interest on the Convertible Debentures by extending the interest payment period from time to time. Such deferral right, if exercised, would result in a corresponding deferral of quarterly distributions on the Trust Convertible Preferred Securities (though such deferred distributions would bear interest thereon at the distribution rate, compounded quarterly). Such deferral rights could result in multiple extension periods of varying lengths but are limited to an aggregate of 20 consecutive quarters (each, an "Extension Period"), and no such Extension Period may extend beyond the maturity of the Convertible Debentures. During any such Extension Period, the Company may not declare or pay dividends on, or redeem, purchase, acquire, or make any distribution, payment or liquidation payment with respect to, any shares of its capital stock or debt securities that rank on a parity with or junior to the Convertible Debentures (with certain limited exceptions); see "Risk Factors--Risks Relating to the Trust Convertible Preferred Securities--Option to Extend Interest Payment Period" and "Description of the Convertible Debentures--Interest" and "--Option to Extend Interest Payment Period."

  The obligations of the Company under the Convertible Debentures will be unsecured obligations of the Company and will be subordinate in right of payment, to the extent set forth herein, to all Senior

Indebtedness (as defined herein) of the Company, but senior to all capital stock of the Company now outstanding or hereafter issued by the Company, including the 6.50% Convertible Preferred Stock, and to any guarantee now or hereafter entered into by the Company in respect of capital stock of its affiliates, including the Guarantee (as defined herein). As of December 31, 1996, the Company's Senior Indebtedness included, among other items, $4.3 billion of indebtedness (including indebtedness of consolidated subsidiaries guaranteed by the Company). The Trust's funds available for distribution to the holders of the Trust Convertible Preferred Securities will be limited to payments received from the Company on the Convertible Debentures. The Convertible Debentures will be structurally subordinated to all obligations of the Company's subsidiaries. See "Description of the Trust Convertible Preferred Securities--Distributions."

  The payment of distributions, payments on the liquidation of the Trust and payments on the redemption of the Trust Convertible Preferred Securities, out of moneys held by the Trust as set forth below, will be guaranteed by the Company on a subordinated basis as and to the extent described herein (the "Guarantee"). The Guarantee will be a full and unconditional guarantee from the time of exchange of the Trust Convertible Preferred Securities, but the Guarantee will cover distributions and other payments on the Trust Convertible Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures deposited in the Trust as trust assets. The Company's obligations under the Guarantee will be unsecured and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) on a parity with the most senior preferred or preference stock now or hereafter issued by the Company (including the 6.50% Convertible Preferred Stock) and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Steel Stock and each of the other classes of the Company's common stock. The Guarantee will be structurally subordinated to all obligations of the Company's subsidiaries. See "Description of the Guarantee."

  For a description of the redemption rights with respect to the Trust Convertible Preferred Securities, the possible dissolution of the Trust and distribution of Convertible Debentures held by the Trust to holders of the Trust Securities and the liquidation amount on the Trust Convertible Preferred Securities, see "Risk Factors--Risks Relating to the Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity," "Description of the Trust Convertible Preferred Securities--Mandatory Redemption," "--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity," "--Redemption Procedures for Redemption by the Trust" and "--Liquidation Distribution Upon Dissolution" and "Description of the Convertible Debentures."

  The Steel Stock is intended to reflect the performance of the steel and other businesses which constitute the U.S. Steel Group of USX. The Steel Stock is one of three classes of common stock of USX, the others being USX-Marathon Group Common Stock and USX-Delhi Group Common Stock. Dividends on the Steel Stock will be payable when, as and if declared by the Board out of the lesser of (i) the Available Steel Dividend Amount (as defined herein) and (ii) all funds of USX legally available therefor. The Board intends to declare and pay dividends on the Steel Stock based on the financial condition and results of operations of the U.S. Steel Group. The voting power of one share of Steel Stock relative to one share of each of the other classes of USX common stock will fluctuate based upon the relative market values thereof. Upon liquidation, the rights of the holders of the Steel Stock and each of the other classes of USX common stock will be based on their relative market capitalizations. Under certain conditions, the Steel Stock may be exchanged or redeemed, at the Company's option. See "Risk Factors--Risks Relating to the Common Stock of the Company," "Price Range of Steel Stock, Dividends and Dividend Policy" and "Description of Capital Stock and Amended and Restated Rights Plan."

  Application has been made to list the Trust Convertible Preferred Securities on the NYSE under the symbol X PrT. If Convertible Debentures are distributed to the holders of Trust Convertible

Preferred Securities in exchange therefor upon the liquidation of the Trust, the Company will use its reasonable efforts to list the Convertible Debentures on the NYSE or such other stock exchanges or automated quotation systems, if any, on which the Trust Convertible Preferred Securities are then listed or traded.

  The shares of 6.50% Convertible Preferred Stock are listed and principally traded on the NYSE under the symbol X.PA. On March 13, 1997, the last full day of trading prior to the filing of the Registration Statement of which this Prospectus forms a part, the last reported sales price of the 6.50% Convertible Preferred Stock on the Composite Tape was $44.625 per share. On March 25, 1997, the closing sales price of the 6.50% Convertible Preferred Stock on the Composite Tape was $44.50 per share. To the extent that shares of 6.50% Convertible Preferred Stock are tendered and accepted in the Exchange Offer, the terms on which untendered 6.50% Convertible Preferred Stock could subsequently be sold may be adversely affected. See "The Exchange Offer-- Listing and Trading of Trust Convertible Preferred Securities and 6.50% Convertible Preferred Stock."

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE TRUSTEES, THE COMPANY OR THE DEALER MANAGERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE CONTEMPLATED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR THE COMPANY SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR THE ACCEPTANCE OF TENDERS THEREIN WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, THE TRUST AND THE COMPANY MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY FOR THE COMPANY TO MAKE THE EXCHANGE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE EXCHANGE OFFER TO HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK IN SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE EXCHANGE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER IS BEING MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

 Certain statements incorporated by reference or made in this Prospectus under the caption "U.S. Steel Group" in the "Prospectus Summary," constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that Act. These statements typically contain words such as "anticipates," "believes," "estimates," "expects" or similar words indicating that future outcomes are uncertain. These statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   6
Incorporation of Certain Documents by Reference............................   7
Prospectus Summary.........................................................   8
Risk Factors...............................................................  23
Price Range of Steel Stock, Dividends and Dividend Policy..................  32
Price Range of 6.50% Convertible Preferred Stock...........................  33
Capitalization.............................................................  34
U.S. Steel Group Selected Financial Information............................  35
USX Corporation Selected Consolidated Financial Information................  38
The Exchange Offer.........................................................  40
USX Capital Trust I........................................................  50
Description of the Trust Convertible Preferred Securities..................  51
Description of the Guarantee...............................................  68
Description of the Convertible Debentures..................................  71
Effect of Obligations Under The Convertible Debentures and the Guarantee...  81
Description of Capital Stock and Amended and Restated Rights Plan..........  82
Management and Accounting Policies.........................................  96
Description of the 6.50% Convertible Preferred Stock.......................  97
Book-Entry System--The Depository Trust Company............................ 105
Certain Federal Income Tax Considerations.................................. 107
ERISA Considerations....................................................... 116
Legal Matters.............................................................. 116
Experts.................................................................... 116
Index of Certain Terms..................................................... 117

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Documents filed by the Company can also be inspected at the offices of the NYSE, the Chicago Stock Exchange, and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

  This Prospectus constitutes a part of a combined registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration

Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the securities offered hereby.

  No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Convertible Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust in order to refinance outstanding shares of the 6.50% Convertible Preferred Stock, and (iii) the Company's obligations described herein, the guarantee by the Company of the Trust's obligations under the Trust Convertible Preferred Securities, and the Convertible Debentures to be held by the Trust and the related indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Convertible Preferred Securities. See "Description of the Convertible Debentures" and "Description of the Guarantee."

  The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by USX with the Commission (File No. 1-5153) are incorporated herein by reference:

  1.Annual Report on Form 10K for the year ended December 31, 1996.

  2. Registration Statement on Form 8-A dated April 11, 1991 with respect to the description of USX-U.S. Steel Group Common Stock.

  3. Form 8 Amendment to Registration Statement on Form 8-A dated October 5, 1992 with respect to the Amended and Restated Rights Agreement.

  All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF 6.50% CONVERTIBLE PREFERRED STOCK, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE OFFICE OF THE CORPORATE SECRETARY, USX CORPORATION, 600 GRANT STREET, PITTSBURGH, PENNSYLVANIA 15219-4776 (TELEPHONE: 412-433-4801). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               PROSPECTUS SUMMARY

  The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in this Prospectus or by documents incorporated by reference into this Prospectus. For an index of certain defined terms used in this Prospectus, see "Index of Certain Terms."

                                  THE COMPANY

  The Company is a diversified company which is principally engaged in the steel business through its U.S. Steel Group, in the energy business through its Marathon Group and in the gas gathering and processing business through its Delhi Group. The U.S. Steel Group, the Marathon Group and the Delhi Group are each referred to herein as a "Group."

  The Company has three classes of common stock: Steel Stock, USX-Marathon Group Common Stock ("Marathon Stock") and USX-Delhi Group Common Stock ("Delhi Stock"). The Steel Stock, the Marathon Stock and the Delhi Stock are together referred to as "Common Stock." Each class of Common Stock is intended to provide the stockholders of such class with a separate security reflecting the performance of the related group. Holders of Steel Stock, Marathon Stock and Delhi Stock are holders of common stock of the Company and continue to be subject to all of the risks associated with an investment in the Company and all of its businesses and liabilities.

  The U.S. Steel Group includes U.S. Steel, the largest integrated steel producer in the United States, and certain steel-related and other businesses described below under "U.S. Steel Group." U.S. Steel Group revenues as a percentage of total Company consolidated revenues were 27% in 1996 and 31% in each of 1995 and 1994.

  The Marathon Group is comprised of Marathon Oil Company ("Marathon") and certain other subsidiaries of the Company which are engaged in worldwide exploration, production, transportation and marketing of crude oil and natural gas; and domestic refining, marketing and transportation of petroleum products. Marathon Group revenues as a percentage of total Company consolidated revenues were 68% in 1996 and 66% in each of 1995 and 1994.

  The Delhi Group consists of Delhi Gas Pipeline Corporation and certain other subsidiaries of the Company which are engaged in the purchasing, gathering, processing, treating, transporting and marketing of natural gas. Delhi Group revenues as a percentage of total Company consolidated revenues were 5% in 1996 and 3% in each of 1995 and 1994.

  The Company was incorporated in 1901 and is a Delaware corporation. Its executive offices are located at 600 Grant St., Pittsburgh, PA 15219-4776 (tel:
(412) 433-1121). The terms "USX" and the "Company" when used herein refer to USX Corporation or USX Corporation and its subsidiaries as required by the context.

                                U.S. STEEL GROUP

  The U.S. Steel Group includes U.S. Steel, the largest integrated steel producer in the United States (referred to hereinafter as "U.S. Steel"), which is primarily engaged in the production and sale of steel mill products, coke and taconite pellets. The U.S. Steel Group also includes the management of mineral resources, domestic coal mining, engineering and consulting services and technology licensing. Other businesses that are part of the U.S. Steel Group include real estate development and management, and leasing and financing activities.

  The domestic steel industry is cyclical and highly competitive and is affected by excess world capacity which has restricted price increases during periods of economic growth and led to price decreases during economic contraction. In addition, the domestic steel industry, including U.S. Steel, faces competition from producers of materials such as aluminum, cement, composites, glass, plastics and wood in many markets.

  Beginning in the early 1980's, U.S. Steel responded to competition resulting from excess steel industry capability by eliminating less efficient facilities, modernizing those that remain and entering into joint ventures, all with the objective of focusing production on higher value-added products, where superior quality and special characteristics are of critical importance. These products include bake hardenable steels and coated sheets for the automobile and appliance industries, laminated sheets for the manufacture of motors and electrical equipment, improved tin mill products for the container industry and oil country tubular goods. In addition, U.S. Steel continues to pursue lower manufacturing cost objectives through continuing cost improvement programs. These initiatives include, but are not limited to, reduced production cycle time, improved yields, continued customer orientation and improved process control.

  Since 1982, U.S. Steel has invested approximately $4.0 billion in capital facilities for its steel operations. U.S. Steel believes that these expenditures have made its remaining steel operations among the most modern, efficient and competitive in the world.

  In addition to the modernization of its production facilities, USX has entered into a number of joint ventures with domestic and foreign partners to take advantage of market or manufacturing opportunities in the sheet, tin plate, tubular, bar and plate consuming industries.

                                   THE TRUST

  The Trust is a statutory business trust that was formed under the Delaware Business Trust Act (the "Delaware Trust Act") on March 13, 1997. The Trust exists for the sole purpose of (a) issuing its Trust Securities in exchange for Convertible Debentures having an aggregate principal amount equal to the aggregate initial liquidation amount of such Trust Securities and (b) engaging in such other activities as are necessary and incidental thereto.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The purpose of the Exchange Offer is to refinance the 6.50% Convertible Preferred Stock with the Trust Convertible Preferred Securities. Dividends payable on the 6.50% Convertible Preferred Stock are not deductible for United States federal income tax purposes. This refinancing will benefit the Company by permitting the Company to deduct interest payable on the Convertible Debentures for federal income tax purposes. See "The Exchange Offer--Purpose of the Exchange Offer."

THE EXCHANGE OFFER; SECURITIES OFFERED

  Upon the terms and subject to the conditions of the Exchange Offer, the Company hereby offers to exchange Trust Convertible Preferred Securities representing preferred undivided beneficial ownership interests in the assets of the Trust for up to 6,700,000 shares of 6.50% Convertible Preferred Stock (97.1% of the 6,900,000 outstanding shares of 6.50% Convertible Preferred Stock) of the Company. Shares not accepted because of proration will be returned to the tendering holders at the Company's expense as promptly as practicable following the Expiration Date. The Exchange Offer will be effected on the basis of one Trust Convertible Preferred Security for each share of 6.50% Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. See "The Exchange Offer--Terms of the Exchange Offer."

  Immediately prior to the exchange of Trust Convertible Preferred Securities for the shares of 6.50% Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer, the Company will deposit in the Trust as trust assets Convertible Debentures having an aggregate principal amount equal to the aggregate initial liquidation amount of the Trust Securities to be issued by the Trust.

  The Convertible Debentures, having an interest rate of 6.75% and a stated maturity of March 31, 2037 (unless, in certain circumstances upon the occurrence of a Tax Event, the stated maturity is shortened to a date not less than five years from the date of issuance) will be the sole assets of the Trust. The Trust Convertible Preferred Securities will be guaranteed by the Company to the extent set forth in the Guarantee and described herein. The Trust Convertible Preferred Securities will be convertible, at the option of the holder thereof, into shares of Steel Stock at a conversion price of $46.25 per share of Steel Stock (equivalent to a conversion ratio of 1.081 shares of Steel Stock for each Trust Convertible Preferred Security). The right to convert the Convertible Debentures will terminate as set forth under "Description of the Convertible Debentures--Conversion of the Convertible Debentures." See "Description of the Trust Convertible Preferred Securities-- Trust Special Event Distribution or Redemption; Shortening of Stated Maturity."

EXPIRATION DATE; WITHDRAWALS

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange up to 6,700,000 shares of 6.50% Convertible Preferred Stock validly tendered and not withdrawn prior to the Expiration Date, or if extended by the Company, at its sole discretion, the latest date and time to which extended. The Exchange Offer will expire on the Expiration Date. Tenders of shares of 6.50% Convertible Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after 40 business days after the date of this Prospectus. See "The Exchange Offer-- Withdrawal of Tenders" and "--Expiration Date; Extensions; Amendments; Termination."

EXTENSIONS, AMENDMENTS AND TERMINATION

  The Company expressly reserves the right to (i) extend, amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any shares of 6.50% Convertible Preferred Stock, at any time for any reason, including (without limitation) (a) if fewer than 3,450,000 shares of 6.50% Convertible Preferred Stock are tendered (which condition may be waived by the Company), (b) if the Minimum NYSE Distribution Condition is not satisfied or (c) if the OID Condition is not satisfied. The Minimum NYSE Distribution Condition and the OID Condition may not be waived by the Company. See "The Exchange Offer--Expiration Date; Extensions; Amendments; Termination."

PROCEDURES FOR TENDERING

  Each Holder of 6.50% Convertible Preferred Stock wishing to accept the Exchange Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and therein, together with any required signature guarantees, and deliver the same to The Bank of New York, as Exchange Agent, at either of its addresses set forth in "The Exchange Offer--Exchange Agent and Information Agent" and certificates for the shares of 6.50% Convertible Preferred Stock held by such Holder must be received by the Exchange Agent at either of such addresses prior to the Expiration Date, (ii) transfer such shares of 6.50% Convertible Preferred Stock pursuant to the procedures for book-entry transfer described herein, with a confirmation of such book-entry transfer received by the Exchange Agent, prior to the Expiration Date, or (iii) comply with the guaranteed delivery procedures described herein. See "The Exchange Offer--General" and "--Procedures for Tendering."

SPECIAL PROCEDURES FOR BENEFICIAL OWNERS

  Any beneficial owner whose shares of 6.50% Convertible Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its shares of 6.50% Convertible Preferred Stock, either make appropriate arrangements to register the ownership of such shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering--Signature Guarantees."

GUARANTEED DELIVERY PROCEDURES

  If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or shares of 6.50% Convertible Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery."

ACCEPTANCE OF SHARES; PRORATION

  If more than 6,700,000 shares of 6.50% Convertible Preferred Stock have been validly tendered and not withdrawn prior to the Expiration Date, the Company will accept for exchange shares of 6.50% Convertible Preferred Stock from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares, upon the terms and subject to the conditions of the Exchange Offer, including the reservation by the Company of the right to withdraw or terminate the Exchange Offer and certain other rights. For the purposes of prorating tendered securities, the Company will accept all securities tendered by persons who own, beneficially or of record, an aggregate of not more than a specified number which is fewer than 100 shares of such security and who tender all their securities, before prorating securities tendered by others. See "The Exchange Offer--Acceptance of Shares and Proration."

  If the Company decides, in its sole discretion, to increase or decrease the number of shares of 6.50% Convertible Preferred Stock sought in the Exchange Offer or to increase or decrease the consideration offered to holders of shares of 6.50% Convertible Preferred Stock, and if the Exchange Offer is scheduled to expire less than ten business days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "The Exchange Offer--Terms of the Exchange Offer" and "-- Expiration Date; Extensions; Amendments; Termination," then the Exchange Offer will remain open for a minimum of ten business days from and including the date of such notice.

  All shares of 6.50% Convertible Preferred Stock not accepted for exchange pursuant to the Exchange Offer, including shares not accepted because of proration, will be returned to the tendering Holders at the Company's expense as promptly as practicable following the Expiration Date.

DELIVERY OF THE TRUST CONVERTIBLE PREFERRED SECURITIES

  Subject to the terms and conditions of the Exchange Offer, the delivery of the Trust Convertible Preferred Securities to be issued pursuant to the Exchange Offer will occur as promptly as practicable following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer" and "--Expiration Date; Extensions; Amendments; Termination."

  If proration of tendered shares of 6.50% Convertible Preferred Stock is required, because of the difficulty in determining the number of shares of 6.50% Convertible Preferred Stock validly tendered (including shares tendered by the guaranteed delivery procedures described in "The Exchange Offer-- Procedures for Tendering"), the Company does not expect that it will be able to announce the final proration factor or to commence the exchange for any shares of 6.50% Convertible Preferred Stock pursuant to the Exchange Offer until approximately seven business days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of shares of 6.50% Convertible Preferred Stock may obtain such preliminary information from the Dealer Manager or the Information Agent and may also be able to obtain such information from their brokers.

  Until the final proration factors are known, the Company will not (i) issue any Trust Convertible Preferred Securities in exchange for any shares of 6.50% Convertible Preferred Stock accepted for exchange pursuant to the Exchange Offer, (ii) return shares of 6.50% Convertible Preferred Stock delivered to the Exchange Agent but not tendered or (iii) return shares of 6.50% Convertible Preferred Stock tendered but not accepted for exchange because of proration.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The exchange of shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities pursuant to the Exchange Offer will be a taxable event. A holder who owns, directly or constructively, no other stock of the Company or otherwise satisfies one of the tests of section 302 of the Internal Revenue Code of 1986, as amended (the "Code"), will recognize capital gain or loss in an amount equal to the difference between the fair market value of the Trust Convertible Preferred Securities received in the exchange and the exchanging holder's tax basis in the shares of 6.50% Convertible Preferred Stock surrendered. However, other holders could be subject to dividend treatment. See "Certain Federal Income Tax Considerations--Exchange of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities."

  The Trust Convertible Preferred Securities represent an ownership interest in the Convertible Debentures held by the Trust. Therefore, certain tax attributes of the Convertible Debentures (such as OID, if any) are deemed to apply to the Trust Convertible Preferred Securities. If the fair market value of the Convertible Debentures (as measured by the fair market value of the Trust Convertible Preferred Securities) at the date of issuance does not exceed $45.125, the Convertible Debentures would be treated as having been issued with reportable OID. Consummation of the Exchange Offer is conditioned upon the Company's reasonable expectation on the Expiration Date, based on the terms of the Trust Convertible Preferred Securities and the recent trading values of the 6.50% Convertible Preferred Stock and the Steel Stock, that the Convertible Debentures will not be issued with reportable

OID. Although the Company cannot assure that the Convertible Debentures will be issued without reportable OID, it is the Company's intent to consummate the Exchange Offer only if the Company reasonably expects, on the Expiration Date, to issue the Convertible Debentures without reportable OID. If the Convertible Debentures are treated as having been issued with reportable OID, a holder of Trust Convertible Preferred Securities would be required to include the amount of OID in gross income in advance of the receipt of cash attributed to such income.

  In addition, if an Extension Period deferring interest on the Convertible Debentures occurs, all holders will be required to include accrued and unpaid interest on the Convertible Debentures in gross income as OID, although the holders did not receive a cash distribution from the Trust related to such interest. The OID is added to the holder's adjusted tax basis in the holder's pro rata share of the underlying Convertible Debentures. A holder who disposes of his Trust Convertible Preferred Securities will not receive from the Company any cash related to the interest income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to a holder of record at the end of the Extension Period). See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

UNTENDERED SHARES

  Holders of 6.50% Convertible Preferred Stock who do not tender their shares of 6.50% Convertible Preferred Stock in the Exchange Offer or whose shares of 6.50% Convertible Preferred Stock are not accepted for exchange will continue to hold such 6.50% Convertible Preferred Stock and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto. See "The Exchange Offer--Listing and Trading of Trust Convertible Preferred Securities and 6.50% Convertible Preferred Stock." The Company may exercise its optional redemption rights on any shares of 6.50% Convertible Preferred Stock which are not tendered and exchanged in the Exchange Offer. The optional redemption price for a share of the 6.50% Convertible Preferred Stock immediately after the Expiration Date will be $51.95, plus accumulated and unpaid dividends, if any, up to but excluding the date fixed for redemption. To the extent that shares of 6.50% Convertible Preferred Stock are tendered and exchanged in the Exchange Offer, a Holder's ability to sell untendered shares of 6.50% Convertible Preferred Stock could be adversely affected. See "Risk Factors--Risks Relating to the Trust Convertible Preferred Securities--Reduced Trading Market for 6.50% Convertible Preferred Stock."

EXCHANGE AGENT AND INFORMATION AGENT

  The Bank of New York has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Morrow & Co., Inc., which has been retained by the Company to act as Information Agent for the Exchange Offer. The addresses and telephone numbers of the Exchange Agent and Information Agent are set forth in "The Exchange Offer--Exchange Agent and Information Agent."

DEALER MANAGERS; SOLICITING DEALERS

  Goldman, Sachs & Co. and Merrill Lynch & Co. have been retained to act as Dealer Managers to solicit exchanges of shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities. Exchanges of 6.50% Convertible Preferred Stock may also be solicited by Soliciting Dealers (as defined herein) from beneficial owners of fewer than 5,000 shares. Questions with respect to the Exchange Offer may be directed to Goldman, Sachs & Co. at
(800) 323-5678 and Merrill Lynch & Co. at (800) 436-1019. See "The Exchange Offer--Dealer Managers; Soliciting Dealers."

COMPARISON OF TRUST CONVERTIBLE PREFERRED SECURITIES AND 6.50% CONVERTIBLE PREFERRED STOCK

  The following is a brief summary of certain terms of the Trust Convertible Preferred Securities and the 6.50% Convertible Preferred Stock. For a more complete description of the Trust Convertible Preferred Securities, see "Description of the Trust Convertible Preferred Securities." For a more complete description of the Convertible Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Trust Convertible Preferred Securities, see "Description of the Convertible Debentures." For a more complete description of the 6.50% Convertible Preferred Stock, see "Description of the 6.50% Convertible Preferred Stock."

                                     TRUST CONVERTIBLE           6.50% CONVERTIBLE
                                   PREFERRED SECURITIES           PREFERRED STOCK
                        -------------------------------   -------------------------------
 Issuer................ The Trust. Payment of             The Company.
                        distributions and on
                        liquidation or redemption is
                        guaranteed by the Company on a
                        subordinated basis, to the
                        extent described herein.
 Distribution on
  Liquidation.......... $50.00 per Trust Convertible      $50.00 per share of 6.50%
                        Preferred Security, together      Convertible Preferred Stock,
                        with accrued and unpaid           together with accrued and
                        distributions.                    unpaid dividends.
 Distribution/Dividend
  Rate................. 6.75% per annum cash distribu-    6.50% per annum cash dividend
                        tion payable quarterly on the     payable quarterly on the last
                        last calendar day of March,       calendar day of March, June,
                        June, September and December of   September, and December of each
                        each year, commencing June 30,    year, out of funds legally
                        1997, but only if, and to the     available therefor, when, as
                        extent that, interest payments    and if declared by the Board.
                        are made by the Company in re-    Dividends are cumulative.
                        spect of the Convertible Deben-
                        tures held by the Trust. So
                        long as the Company is not in
                        default in the payment of in-
                        terest on the Convertible De-
                        bentures, the Company shall
                        have the right to defer pay-
                        ments of interest on the Con-
                        vertible Debentures for the du-
                        ration of an Extension Period.

                                     TRUST CONVERTIBLE           6.50% CONVERTIBLE
                                   PREFERRED SECURITIES           PREFERRED STOCK
                        -------------------------------   -------------------------------
                        During any Extension Period       In the event that the
                        (which will not exceed 20 con-    equivalent of six quarterly
                        secutive calendar quarters) on    dividends (whether consecutive
                        the Convertible Debentures,       or not) are accrued but not
                        distribution payments on the      paid, the holders of 6.50%
                        Trust Convertible Preferred Se-   Convertible Preferred Stock
                        curities will not be made but     will have certain voting
                        will continue to accumulate and   rights. See "Voting
                        will bear interest at the dis-    Rights/Enforcement" below.
                        tribution rate, compounded
                        quarterly, to the extent per-
                        mitted by applicable law. In
                        addition, during any Extension
                        Period the Company, subject to
                        limited exceptions, may not,
                        among other things, declare or
                        pay any dividends on or make
                        any distributions with respect
                        to any of its capital stock.

                        If a deferral of an interest      If a deferral of a dividend
                        payment occurs, the holders of    payment occurs, the holders of
                        the Trust Convertible Preferred   6.50% Convertible Preferred
                        Securities would accrue income    Stock would not be required to
                        as OID for United States fed-     include such amount in income
                        eral income tax purposes.         for United States federal
                                                          income tax purposes until the
                                                          dividend is actually declared
                                                          and paid.

 Conversion............ Convertible at the option of      Convertible at the option of
                        the holder, in whole or in        the holder, in whole or in
                        part, into whole shares of        part, into whole shares of
                        Steel Stock at a conversion       Steel Stock at a conversion
                        price of $46.25 per share of      price of $46.125 per share of
                        Steel Stock (equivalent to a      Steel Stock (equivalent to a
                        conversion ratio of 1.081         conversion ratio of 1.084
                        shares of Steel Stock for each    shares of Steel Stock for each
                        Trust Convertible Preferred       share of 6.50% Convertible
                        Security), subject to             Preferred Stock), subject to
                        adjustments upon certain          adjustments upon certain
                        events.                           events.

                        The right to convert Trust        The right to convert shares of
                        Convertible Preferred             6.50% Convertible Preferred
                        Securities will terminate prior   Stock called for redemption
                        to the close of business (i) on   will terminate at the close of
                        March 31, 2037 (unless the        business on the related
                        stated maturity of the            redemption date, subject to
                        Convertible Debentures is         certain exceptions.
                        shortened following a Tax
                        Event, in which case, on the
                        advanced maturity date) and
                        (ii) in the case of Trust
                        Convertible Preferred
                        Securities called for
                        redemption, on the related
                        redemption date, subject to
                        certain exceptions.

                                     TRUST CONVERTIBLE           6.50% CONVERTIBLE
                                   PREFERRED SECURITIES           PREFERRED STOCK
                        -------------------------------   -------------------------------
 Mandatory Redemption.. At March 31, 2037, subject to     Perpetual, subject to certain
                        certain exceptions stated         exceptions stated below.
                        below.

                        If a U.S. Steel Group Special     If a U.S. Steel Group Special
                        Event (as defined herein) or a    Event or a Marathon Group
                        Marathon Group Special Event      Special Event occurs, the
                        (as defined herein) occurs, the   Company must redeem all of the
                        Company must redeem the           shares of 6.50% Convertible
                        Convertible Debentures, in        Preferred Stock, provided that
                        whole, at 100% of the principal   funds are legally available
                        amount thereof, together with     therefor, in whole, for $50.00
                        interest accrued and unpaid to    per share, together with
                        the redemption date.              accrued and unpaid dividends to
                                                          the redemption date.
                        Upon any redemption or other
                        repayment of the Convertible
                        Debentures, the proceeds
                        thereof must immediately be
                        applied to redeem the Trust
                        Convertible Preferred
                        Securities and the Trust Common
                        Securities having an aggregate
                        liquidation amount equal to the
                        aggregate principal amount of
                        the Convertible Debentures so
                        repaid.

                        Holders of Trust Convertible      Holders of 6.50% Convertible
                        Preferred Securities have no      Preferred Stock have no right
                        right to require the Company to   to require the Company to
                        redeem the Convertible            redeem the 6.50% Convertible
                        Debentures or to require the      Preferred Stock.
                        Trust to redeem Trust
                        Convertible Preferred
                        Securities.

                             TRUST CONVERTIBLE                 6.50% CONVERTIBLE
                            PREFERRED SECURITIES                PREFERRED STOCK
                       ------------------------------- --------------------------------
Optional Redemption... The Convertible Debentures will The 6.50% Convertible Preferred be redeemable at the option of  Stock is redeemable at the
                       the Company, in whole or in     option of the Company, in whole
                       part, upon not less than 30     or in part, upon not less than
                       days' notice nor more than 60   30 days' notice nor more than
                       days' notice, initially at a    60 days' notice, at a
                       redemption price through March  redemption price per share
                       31, 1998 equal to 103.90% of    through March 31, 1998
                       the aggregate principal amount  equivalent to 103.90%
                       of the Convertible Debentures   (expressed as a percentage of
                       to be redeemed and declining    the $50.00 initial liquidation
                       annually on each April 1        preference thereof) and
                       thereafter at the same rate as  declining annually on each the 6.50% Convertible Preferred April 1 thereafter to par on
                       Stock to par on April 1, 2003,  April 1, 2003, together with
                       together with accrued and       accrued and unpaid dividends
                       unpaid interest thereon to the  thereon to the redemption date.
                       redemption date.

                       The Company will not exercise
                       its option to redeem the        The Company will not exercise
                       Convertible Debentures if the   its option to redeem the 6.50%
                       Company is advised in advance   Convertible Preferred Stock if
                       by either Moody's Investors     the Company is advised in
                       Service, Inc. ("Moody's") or    advance by either Moody's or
                       Standard & Poor's Corporation   S&P that to do so would result
                       ("S&P") that to do so would     in an immediate lowering of the
                       result in an immediate lowering Company's credit rating on its of the Company's credit rating  senior unsecured debt from its
                       on its senior unsecured debt    then existing level, unless the
                       from its then existing level,   Company shall have received
                       unless the Company shall have   from the issuance of its common
                       received from the issuance of   stock, since the date which is
                       its common stock, since the     two years prior to the
                       date which is two years prior   redemption date, net proceeds
                       to the redemption date, net     in an aggregate amount at least
                       proceeds in an aggregate amount equal to the aggregate initial at least equal to the aggregate liquidation preference of the
                       principal amount of the         6.50% Convertible Preferred
                       Convertible Debentures to be    Stock to be redeemed.
                       redeemed.

                       In addition, upon the
                       occurrence of a Trust Special
                       Event (as defined herein),
                       including a Tax Event, the
                       Trust could be dissolved (with
                       the consent of the Company)
                       except in the limited
                       circumstances described below,

                                TRUST CONVERTIBLE               6.50% CONVERTIBLE
                              PREFERRED SECURITIES               PREFERRED STOCK
                        -------------------------------   -------------------------------
                        with the result that the
                        Convertible Debentures would be
                        distributed
                        to the holders of the Trust
                        Securities in connection with
                        the liquidation of the Trust,
                        or the stated maturity of the
                        Convertible Debentures could be
                        shortened
                        at the option of the Company
                        to a date not less than five
                        years from the date of
                        issuance. In certain
                        circumstances, the Company
                        would have the right to redeem
                        the Convertible Debentures, in
                        whole or in part, at 100% of
                        the principal amount thereof,
                        together with interest accrued
                        and unpaid to the redemption
                        date, in lieu of a distribution
                        of the Convertible Debentures
                        by the Trust or a shortening of
                        the stated maturity of the
                        Convertible Debentures.

 Subordination......... Subordinated to all Senior        Subordinated to claims of
                        Indebtedness of the Company but   creditors, including holders of
                        senior to all capital stock,      the Company's outstanding debt
                        including the 6.50% Convertible   securities and the Convertible
                        Preferred Stock, now or           Debentures, and structurally
                        hereafter issued by the           subordinated to all existing
                        Company, and to any guarantee     and future obligations of the
                        now or hereafter entered into     Company's subsidiaries. The
                        by the Company in respect of      6.50% Convertible Preferred
                        capital stock of its              Stock ranks senior to all
                        affiliates, including the         classes of
                        Guarantee.                        Common Stock and any shares of
                                                          Junior Preferred Stock (as
                        The Convertible Debentures (and   defined herein) as to payment
                        the Company's obligations under   of dividends and upon
                        the Guarantee) also will be       liquidation.
                        subordinated to all existing
                        and future obligations of the
                        Company's subsidiaries, except
                        to the extent that the Company
                        is a creditor of the
                        subsidiaries and is recognized
                        as such. In addition, the
                        Guarantee will rank junior to
                        the Convertible Debentures.

                                     TRUST CONVERTIBLE           6.50% CONVERTIBLE
                                   PREFERRED SECURITIES           PREFERRED STOCK
                        -------------------------------   -------------------------------
                        As of December 31, 1996, Senior   As of December 31, 1996, Senior
                        Indebtedness included, among      Indebtedness included, among
                        other items, $4.3 billion of      other items, $4.3 billion of
                        indebtedness (including           indebtedness (including
                        indebtedness of consolidated      indebtedness of consolidated
                        subsidiaries guaranteed by the    subsidiaries guaranteed by the
                        Company).                         Company).

 Guarantee............. The Company will fully and        None.
                        unconditionally guarantee, on a
                        subordinated basis and to the
                        extent set forth herein, the
                        payment in full of (i)
                        distributions on the Trust
                        Convertible Preferred
                        Securities to the extent the
                        Trust has funds available
                        therefor, (ii) the amount
                        payable upon redemption of the
                        Trust Convertible Preferred
                        Securities to the extent the
                        Trust has funds available
                        therefor, and (iii) generally,
                        the liquidation amount of the
                        Trust Convertible Preferred
                        Securities to the extent the
                        Trust has assets available for
                        distribution to holders of
                        Trust Convertible Preferred
                        Securities.

                        The Company's obligations under
                        the Guarantee will be unsecured
                        and will rank (i) subordinate
                        and junior in right of payment
                        to all other liabilities of the
                        Company, (ii) on a parity with
                        the most senior preferred or
                        preference stock now or
                        hereafter issued by the Company
                        and with any guarantee now or
                        hereafter entered into by the
                        Company in respect of any
                        preferred or preference stock
                        of any affiliate of the
                        Company, and (iii) senior to
                        the Steel Stock and each of the
                        other classes of the Company's
                        Common Stock.

                                     TRUST CONVERTIBLE           6.50% CONVERTIBLE
                                   PREFERRED SECURITIES           PREFERRED STOCK
                        -------------------------------   -------------------------------
 Voting Rights/
  Enforcement.......... Generally, holders of the Trust   The 6.50% Convertible Preferred
                        Convertible Preferred             Stock is non-voting except that
                        Securities will not have any      (i) if, on the date used to
                        voting rights. However, if an     determine stockholders of
                        Indenture Event of Default (as    record for any meeting of
                        defined herein) occurs and is     stockholders for election of
                        continuing, the holders of 25%    directors, six full quarterly
                        of the aggregate liquidation      dividends (whether consecutive
                        amount of the Trust Convertible   or not) payable on the
                        Preferred Securities may direct   Preferred Stock (as defined
                        the Institutional Trustee (as     herein) of the Company of any
                        defined herein) to declare the    series (including the 6.50%
                        principal of and interest on      Convertible Preferred Stock)
                        the Convertible Debentures        are accrued and unpaid, the
                        immediately due and payable. If   holders of Preferred Stock of
                        (i) the Institutional Trustee     all series will have the right
                        fails to enforce its rights       at such meeting, voting as a
                        under the Convertible             single class without regard to
                        Debentures or (ii) the Company    series, to elect two additional
                        defaults under the Guarantee, a   directors, (ii) the approval of
                        record holder of the Trust        the holders of at least 66 2/3%
                        Convertible Preferred             of the outstanding shares of
                        Securities may institute a        6.50% Convertible Preferred
                        legal proceeding directly         Stock and all other Preferred
                        against the Company to enforce    Stock ranking on a parity with
                        the Institutional Trustee's       the 6.50% Convertible Preferred
                        rights without first              Stock, voting separately as a
                        instituting any legal             class, will be required to
                        proceeding against the            authorize the issuance of any
                        Institutional Trustee.            class or series of preferred
                                                          stock ranking senior to the
                        Furthermore, if a Declaration     6.50% Convertible Preferred
                        Event of Default (as defined      Stock as to dividends or
                        herein) has occurred and is       liquidation rights, and (iii)
                        continuing and such event is      the approval of at least 66
                        attributable to the failure of    2/3% of the outstanding shares
                        the Company to pay interest or    of 6.50% Convertible Preferred
                        principal on the Convertible      Stock, voting as a separate
                        Debentures, a record holder of    series or, in certain
                        Trust Convertible Preferred       circumstances, together with
                        Securities may institute a        all other series of Preferred
                        proceeding directly against the   Stock as a class, will be
                        Company for enforcement of        required for certain amendments
                        payment to such holder of the     to the Company's Certificate of
                        principal of or interest on the   Incorporation affecting
                        Convertible Debentures having a   adversely the powers,
                        principal amount equal to the     preferences or rights of
                        aggregate liquidation amount of   Holders of the 6.50%
                        the Trust Convertible Preferred   Convertible Preferred Stock.
                        Securities of such holder.

                                     TRUST CONVERTIBLE           6.50% CONVERTIBLE
                                   PREFERRED SECURITIES           PREFERRED STOCK
                        -------------------------------   -------------------------------
Listing and Trading...  Application has been made to      The 6.50% Convertible Preferred
                        list the Trust Convertible        Stock is listed on the NYSE
                        Preferred Securities on the       under the symbol X.PA. The
                        NYSE under the symbol X PrT.      Exchange Offer is for up to
                        In order to satisfy the NYSE      6,700,000 shares of 6.50%
                        listing requirements,             Convertible Preferred Stock
                        acceptance of shares of 6.50%     (97.1% of the 6,900,000 shares
                        Convertible Preferred Stock is    outstanding) rather than for
                        subject to the Minimum NYSE       all of the outstanding shares
                        Distribution                      of 6.50% Convertible Preferred
                        Condition, which condition may    Stock in order to avoid a
                        not be waived by the Company.     delisting of the 6.50%
                                                          Convertible Preferred Stock
                                                          from the NYSE following
                                                          consummation of the Exchange
                                                          Offer.

                        The Trust Convertible Preferred   To the extent shares of 6.50%
                        Securities constitute a new       Convertible Preferred Stock are
                        issue of securities of the        tendered and accepted in the
                        Trust with no established         Exchange Offer, the liquidity
                        trading market. The liquidity     and trading market for shares
                        of the Trust Convertible          of 6.50% Convertible Preferred
                        Preferred Securities will be      Stock outstanding following the
                        affected by the number of         Exchange Offer, and the terms
                        shares of 6.50% Convertible       upon which such shares could be
                        Preferred Stock tendered and      sold, could be adversely
                        accepted for exchange in the      affected.
                        Exchange Offer. Although the
                        Dealer Managers have indicated
                        to the Company and the Trust
                        that they intend to make a
                        market in the Trust Convertible
                        Preferred Securities, as
                        permitted by applicable laws
                        and regulations prior to the
                        commencement of trading on the
                        NYSE, they are not obligated to
                        do so and may discontinue any
                        such market-making at any time
                        without notice. There can be no
                        assurance that an active market
                        for the Trust Convertible
                        Preferred Securities will
                        develop or, if developed, will
                        be sustained in the future.

Dividends Received
  Deduction............ Distributions on the Trust        Dividends on the 6.50%
                        Convertible Preferred             Convertible Preferred Stock are
                        Securities will not be eligible   eligible for the dividends
                        for the dividends received        received deduction for
                        deduction for corporate           corporate holders.
                        holders.

                              ACCOUNTING TREATMENT

  The financial statements of the Trust will be reflected in the Company's consolidated financial statements and the financial statements of the U.S. Steel Group with the Trust Convertible Preferred Securities shown as "USX obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely convertible debentures", and appropriate disclosure about the Trust Convertible Preferred Securities, the Guarantee, and the Convertible Debentures will be included in the notes to the Company's consolidated financial statements. See "Capitalization." For financial reporting purposes, the Company will record distributions payable on the Trust Convertible Preferred Securities as "Interest and other financial costs" in the Company's consolidated statement of operations and the U.S. Steel Group's statement of operations.

                                 RISK FACTORS

  Prospective exchanging Holders of 6.50% Convertible Preferred Stock should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

RISKS RELATING TO THE TRUST CONVERTIBLE PREFERRED SECURITIES

 EXCHANGE OFFER AS TAXABLE EVENT

  The exchange of shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities pursuant to the Exchange Offer will be a taxable event. A holder who owns, directly or constructively, no other stock of the Company or otherwise satisfies one of the tests of section 302 of the Code, will recognize capital gain or loss in an amount equal to the difference between the fair market value of the Trust Convertible Preferred Securities received in the exchange and the exchanging holder's tax basis in the shares of 6.50% Convertible Preferred Stock surrendered. However, other holders could be subject to dividend treatment. See "Certain Federal Income Tax Considerations." All Holders of 6.50% Convertible Preferred Stock are advised to consult their own tax advisors regarding the federal, state, local, and foreign tax consequences of an exchange of shares of 6.50% Convertible Preferred Stock.

 CORPORATE HOLDERS OF TRUST CONVERTIBLE PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION

  While dividends with respect to the 6.50% Convertible Preferred Stock are eligible for the dividends received deduction for corporate holders, each corporate holder of the Trust Convertible Preferred Securities will be considered the owner of an undivided interest in the Convertible Debentures and will be required to include distributions on the Trust Convertible Preferred Securities in gross income without a deduction for dividends received.

 POSSIBLE ORIGINAL ISSUE DISCOUNT

  The Trust Convertible Preferred Securities represent an ownership interest in the Convertible Debentures held by the Trust. Therefore, certain tax attributes of the Convertible Debentures (such as OID, if any) are deemed to apply to the Trust Convertible Preferred Securities. If the fair market value of the Convertible Debentures (as measured by the fair market value of the Trust Convertible Preferred Securities) at the date of issuance does not exceed $45.125, the Convertible Debentures would be treated as having been issued with OID. If the Convertible Debentures are treated as having been issued with OID, a holder of Trust Convertible Preferred Securities would be required to include the amount of OID in gross income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount." Although the Company cannot assure that the Convertible Debentures will be issued without reportable OID, it is the intent of the Company to consummate the Exchange Offer only if, on the Expiration Date, the Company reasonably expects to issue the Convertible Debentures without reportable OID.

 TRUST SPECIAL EVENT DISTRIBUTION OR REDEMPTION; SHORTENING OF STATED MATURITY

  Upon the occurrence of a Trust Special Event (as defined herein) including a Tax Event, the Trust could be dissolved (with the consent of the Company) except in the limited circumstance described below, with the result that, after the satisfaction of liabilities to creditors, the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust, or the stated maturity of the Convertible Debentures could be shortened at the option of the Company. In certain circumstances, the Company would have the right to redeem the Convertible Debentures, in whole or in part, without premium, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust would redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by the Company. See "Description of the Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity" and "Certain Federal Income Tax Considerations--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

  There can be no assurance as to the market prices for the Trust Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Trust Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur or if the stated maturity of the Convertible Debentures is shortened. Accordingly, the Trust Convertible Preferred Securities that an investor may receive in the Exchange Offer or the Convertible Debentures that a holder of Trust Convertible Preferred Securities may receive on dissolution and liquidation of the Trust may trade at a discount to the value of the 6.50% Convertible Preferred Stock on the Expiration Date of the Exchange Offer. Because holders of Trust Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Trust Special Event, prospective purchasers of Trust Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity" and "Description of the Convertible Debentures--General."

 PROPOSED TAX LEGISLATION

  Legislation was proposed by the United States Department of the Treasury on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation") that contained a provision which generally would deny the interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and
(ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action on the Proposed Legislation. If this provision were to apply to the Convertible Debentures, the Company would not be able to deduct the interest on the Convertible Debentures. It is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures because they would be issued prior to the date of first Congressional committee action. However, there can be no assurance that the Proposed Legislation or future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the Convertible Debentures or otherwise affect the tax treatment of the transactions described herein. If enacted, such a change could give rise to a Tax Event pursuant to which there could be a distribution of the Convertible Debentures to holders of the Trust Convertible Preferred Securities, a maturity advancement (as defined herein) or, in certain circumstances, redemption of the Convertible Debentures (and thus the Trust Convertible Preferred Securities) by the Company. See "--Trust Special Event Distribution or Redemption--Shortening of Stated Maturity."

 OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as the Company shall not be in default in the payment of interest on the Convertible Debentures, the Company will have the right at any time, and from time to time, under the Indenture (as such term is defined in "Description of the Convertible Debentures" herein) to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, for a period not exceeding 20 consecutive quarters and not extending beyond the maturity of the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Trust Convertible Preferred Securities would be deferred (but despite such deferral would continue to accumulate with interest thereon at the rate specified by the Convertible Debentures, compounded quarterly) by the

Trust during any such extended interest payment period. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. If the Company exercises this right to defer interest payments, then, subject to limited exceptions, it may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock. See "Description of the Trust Convertible Preferred Securities--Distributions" and "Description of the Convertible Debentures-- Option to Extend Interest Payment Period."

  Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Trust Convertible Preferred Securities will be required to accrue income (OID) in respect of the deferred and compounded interest allocable to its Trust Convertible Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Trust Convertible Preferred Securities. As a result, each such holder of Trust Convertible Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Trust Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. However, should the Company determine to exercise such right in the future, the market price of the Trust Convertible Preferred Securities is likely to be affected. A holder that disposes of its Trust Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Convertible Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Trust Convertible Preferred Securities (which represent an undivided beneficial ownership interest in the Convertible Debentures) may be more volatile than other securities that do not grant the issuer such rights. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

 RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE DEBENTURES

  The Company's obligations under the Guarantee will be unsecured and will rank subordinate in right of payment to all other liabilities of the Company and on a parity with the most senior preferred or preference stock now or hereafter issued by the Company (including the 6.50% Convertible Preferred Stock) and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. The obligations of the Company under the Convertible Debentures will be unsecured and will rank on a parity with the indebtedness under the Loan Agreement, dated as of March 3, 1994, between the Company and USX Capital LLC, and subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. Senior Indebtedness includes (i) all indebtedness of the Company for money borrowed or in connection with the acquisition of properties or assets and (ii) any indebtedness of others of the kinds described in clause (i) for which the Company is liable as guarantor or otherwise. Both the Guarantee and the Convertible Debentures will be structurally subordinated to all obligations of the Company's subsidiaries. No payment of principal of (including redemption), premium, if any, or interest on the Convertible Debentures may be made (i) if any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default not having been cured or waived or ceasing to exist or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default.

  As of December 31, 1996, the Company's Senior Indebtedness included, among other items, $4.3 billion of indebtedness (including indebtedness of consolidated subsidiaries) guaranteed by the

Company. There are no terms in the Trust Convertible Preferred Securities, the Convertible Debentures, or the Guarantee that limit the Company's or its subsidiaries' ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Convertible Debentures--Subordination."

 RIGHTS UNDER THE GUARANTEE

  The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities.

  The Guarantee guarantees to the holders of the Trust Convertible Preferred Securities the payment of (i) any accumulated and unpaid distributions required to be paid on the Trust Convertible Preferred Securities, to the extent the Trust has funds available therefor, (ii) the redemption price and all accumulated and unpaid distributions with respect to Trust Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Trust Convertible Preferred Securities or a redemption of all the Trust Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Convertible Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Convertible Preferred Securities in liquidation of the Trust.

  The holders of a majority in liquidation amount of the Trust Convertible Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to exercise any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Convertible Preferred Securities or otherwise, and, in such event, holders of the Trust Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. See "Description of the Guarantee." However, a holder of the Trust Convertible Preferred Securities could instead rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Convertible Debentures against the Company pursuant to the terms of the Convertible Debentures or (ii) by such holder of its right of direct action against the Company to enforce payments on Convertible Debentures. See "Description of the Convertible Debentures-- Indenture Events of Default." The Declaration provides that each holder of Trust Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

 ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST CONVERTIBLE PREFERRED SECURITIES

  If (i) the Trust fails to pay distributions in full on the Trust Convertible Preferred Securities (other than pursuant to a deferral of interest during an Extension Period) or (ii) a Declaration Event of Default occurs and is continuing, then the holders of Trust Convertible Preferred Securities could rely upon, and under certain circumstances, could cause, the enforcement by the Institutional Trustee of its rights as a holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Trust Convertible Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of Trust Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company, as the holder of the Trust Common Securities, will be subrogated to the rights of such holder of Trust Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Convertible Preferred Securities in such Direct Action. The holders of Trust Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. See "Description of the Trust Convertible Preferred Securities--Declaration Events of Default" and "Description of the Convertible Debentures--Indenture Events of Default."

 LIMITED VOTING RIGHTS

  Holders of Trust Convertible Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. See "Description of the Trust Convertible Preferred Securities--Voting Rights."

 TRADING PRICE

  The Trust Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued and unpaid interest with respect to the underlying Convertible Debentures. Should the Company exercise its right to defer payments of interest, a holder who disposes of his Trust Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued and unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of. The OID from a holder's pro rata share is then added to his or her adjusted basis in the Trust Convertible Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sale or Redemption of Trust Convertible Preferred Securities."

 LACK OF ESTABLISHED TRADING MARKET FOR TRUST CONVERTIBLE PREFERRED SECURITIES

  The Trust Convertible Preferred Securities constitute a new issue of securities of the Trust with no established trading market. The liquidity of the Trust Convertible Preferred Securities will be affected by the number of shares of 6.50% Convertible Preferred Stock accepted on the Exchange Offer. While application will be made to list the Trust Convertible Preferred Securities on the NYSE and acceptance of validly tendered shares of 6.50% Convertible Preferred Stock is subject to the Minimum NYSE Distribution Condition (which may not be waived), there can be no assurance that an active market for the Trust Convertible Preferred Securities will develop or be sustained in the future. Although the Dealer Managers have indicated to the Company and the Trust that they intend to make a market in the Trust Convertible Preferred Securities, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Convertible Preferred Securities. See "The Exchange Offer--Listing and Trading of Trust Convertible Preferred Securities and 6.50% Convertible Preferred Stock."

 REDUCED TRADING MARKET FOR 6.50% CONVERTIBLE PREFERRED STOCK

  To the extent shares of 6.50% Convertible Preferred Stock are tendered and accepted in the Exchange Offer, and/or the number of Holders of 6.50% Convertible Preferred Stock is reduced to below certain levels, the liquidity and trading market for shares of 6.50% Convertible Preferred Stock outstanding following the Exchange Offer, and the terms upon which such shares could be sold, could be adversely affected. In addition, if the Exchange Offer is substantially subscribed, there would be a significant risk that round lot holdings of shares of 6.50% Convertible Preferred Stock outstanding following the Exchange Offer would be limited. Further, following the Expiration Date, and in accordance with and subject to applicable law, the Company may from time to time acquire shares of 6.50% Convertible Preferred Stock in the open market, by tender offer, subsequent exchange offer or otherwise. The Company's decision to make such acquisitions is dependent on many factors, including market conditions at the time of any contemplated acquisition. Accordingly, the Company cannot predict whether and to what extent it will acquire any additional shares of 6.50% Convertible Preferred Stock and the consideration to be paid therefor.

  The Exchange Offer is for up to 6,700,000 shares of 6.50% Convertible Preferred Stock (or 97.1% of the 6,900,000 shares outstanding) rather than for all of the outstanding shares of 6.50% Convertible Preferred Stock in order to avoid a delisting of the 6.50% Convertible Preferred Stock from the NYSE following consummation of the Exchange Offer. See "The Exchange Offer--Listing and Trading of Trust Convertible Preferred Securities and 6.50% Convertible Preferred Stock." Although the Company does not anticipate that the NYSE will delist the 6.50% Convertible Preferred Stock as a result of the Exchange Offer, acquisitions by the Company of 6.50% Convertible Preferred Stock after the Exchange Offer will make it more likely that the NYSE will delist the 6.50% Convertible Preferred Stock than if the Exchange Offer had not occurred.

RISKS RELATING TO THE COMMON STOCK OF THE COMPANY

 STOCKHOLDERS OF ONE COMPANY; FINANCIAL IMPACTS FROM ONE GROUP COULD AFFECT THE OTHER GROUPS

  Although the financial statements of the U.S. Steel Group, the Marathon Group and the Delhi Group separately report the assets, liabilities (including contingent liabilities) and stockholders' equity of the Company attributed to each such Group, such attribution of assets, liabilities (including contingent liabilities) and stockholders' equity among the U.S. Steel Group, the Marathon Group and the Delhi Group for the purpose of preparing their respective financial statements does not affect legal title to such assets or responsibility for such liabilities. Holders of Steel Stock, Marathon Stock and Delhi Stock are holders of common stock of the Company, and continue to be subject to all of the risks associated with an investment in the Company and all of its businesses and liabilities. Financial impacts arising from one Group that affect the overall cost of the Company's capital could affect the results of operations and financial condition of the other Groups. In addition, net losses of any Group, as well as dividends and distributions on any class of the Company's common stock or series of Preferred Stock and repurchases of any class of the Company's common stock or series of preferred stock, will reduce the funds of the Company legally available for payment of dividends on the Steel Stock. Accordingly, the USX consolidated financial information should be read in connection with the Group financial information. The Company prepares consolidated financial statements, as well as financial statements of each Group. Holders of the respective classes of Common Stock are provided consolidated financial statements and the financial statements of their respective group.

 NO RIGHTS OR ADDITIONAL DUTIES WITH RESPECT TO THE GROUPS;
 POTENTIAL CONFLICTS

  Holders of Steel Stock, Marathon Stock and Delhi Stock have only the rights of stockholders of the Company, and, except as described under "Description of Capital Stock and Amended and Restated Rights Plan--Steel Stock--Exchange and Redemption" and "--Voting," holders of Common Stock are not provided any rights specifically related to any Group. In addition, principles of Delaware law established in cases involving differing treatment of classes of capital stock or groups of holders of the same class of capital stock provide that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to any group of stockholders.

  The existence of separate classes of Common Stock may give rise to occasions when the interests of holders of Steel Stock, Marathon Stock and Delhi Stock may diverge or appear to diverge. Examples include the optional exchange of Steel Stock for Marathon Stock at the 10% premium or of Delhi Stock for Marathon Stock or Steel Stock at the 15% premium, as the case may be; the determination of the record date of any such exchange or for the redemption of any Steel Stock or Delhi Stock; the establishment of the date for public announcement of the liquidation of the Company; and the commitment of capital among the U.S. Steel Group, the Marathon Group and the Delhi Group.

  Because the Board owes an equal duty to all stockholders regardless of class, the Board is the appropriate body to deal with these matters. In order to assist the Board in this regard, the Company has formulated policies to serve as guidelines for the resolution of matters involving a conflict or a potential conflict, including policies dealing with the payment of dividends, limiting capital investment in the U.S. Steel Group over the long term to its internally generated cash flow, and allocating of corporate expenses and other matters. The Board has been advised concerning the applicable law relating to the discharge of its fiduciary duties to the common stockholders in the context of the separate classes of Common Stock and has delegated to the Audit Committee of the Board the responsibility to review matters which relate to this subject and report to the Board. While the classes of Common Stock may give rise to an increased potential for conflicts of interest, established rules of Delaware law would apply to the resolution of any such conflicts. Under Delaware law, a good faith determination made by a disinterested and adequately informed Board with respect to any such matter would be a defense to any claim of liability made on behalf of the holders of any class of Common Stock. The Company is aware of no precedent concerning the manner in which such rules of Delaware law would be applied in the context of its capital structure.

 LIMITED SEPARATE VOTING RIGHTS

  Holders of shares of Steel Stock, Marathon Stock and Delhi Stock vote together as a single class on all matters as to which all the Company's common stockholders are entitled to vote. Holders of Steel Stock, Marathon Stock or Delhi Stock will have no rights to vote on matters as a separate Group except as described under "Description of Capital Stock Amended and Restated Rights Plan--Steel Stock--Voting" and in certain limited circumstances as currently provided under Delaware law.

Separate meetings for the holders of each class of Common Stock will not be held. Accordingly, subject to such exceptions, holders of shares of Steel Stock, Marathon Stock or Delhi Stock, cannot bring a proposal to a vote of the holders of Steel Stock, Marathon Stock or Delhi Stock only, but are required to bring any proposal to a vote of all holders of capital stock of the Company entitled to vote generally voting together as a single class.

  The interests of the holders of the Steel Stock, Marathon Stock and Delhi Stock may diverge or appear to diverge with respect to certain matters as to which such holders are entitled to vote. If, when a stockholder vote is taken on any matter as to which a separate vote by any class would not be required under the Certificate of Incorporation or Delaware law, the holders of one or more classes of Common Stock would have more than the number of votes required to approve any such matter, the holders of that class or classes would be in a position to control the outcome of the vote on such matter. The Certificate of Incorporation provides that neither the increase nor the decrease of the authorized number of shares of any class of Common Stock requires a separate vote of any such class. Thus, it is possible that the holders of a majority of any class or two classes of Common Stock could constitute a majority of the voting power of all classes of Common Stock and approve the increase or decrease of the authorized amount of another class or classes of Common Stock without the approval of the holders of such other class or classes of Common Stock.

  On all matters where the holders of Common Stock vote together as a single class, a share of Marathon Stock will have one vote and each share of Steel Stock and Delhi Stock will have a fluctuating vote per share based on relative time-weighted average ratios of their Market Values. For purposes of the USX Annual Stockholders meeting to be held on April 29, 1997, the per share voting rights of Marathon Stock, Steel Stock and Delhi Stock are one vote, 1.181 votes and .589 vote per share, respectively. Accordingly, the holders of Marathon Stock, Steel Stock and Delhi Stock have approximately 73.1%, 25.5% and 1.4%, respectively, of the total voting power of the Company for that meeting.

 MANAGEMENT AND ACCOUNTING POLICIES SUBJECT TO CHANGE

  Since 1991 the Company has applied certain management and accounting policies adopted by the Board and described herein, which policies may be modified or rescinded in the sole discretion of the Board without approval of stockholders, although the Board has no present intention to do so. The Board may also adopt additional policies depending upon the circumstances. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of Steel Stock, or Marathon Stock or Delhi Stock, would be made by the Board in good faith and in the honest belief that such decision is in the best interests of all stockholders of the Company. In addition, generally accepted accounting principles require that any change in accounting policy be preferable (in accordance with such principles) to the policy previously established.

 LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS

  If the U.S. Steel Group, the Marathon Group and the Delhi Group were separate companies, any person interested in acquiring one of them without negotiation with management could seek to obtain control of it by means of a tender offer or proxy contest. Because each Group is not a separate company, any person interested in acquiring only one Group without negotiation with the Company management would be required to seek control of the voting power representing all of the outstanding capital stock of the Company entitled to vote on such acquisition. See "Limited Separate Voting Rights" above.

  Because of fluctuations in the relative Market Values of shares of the three classes of Common Stock, the voting power of a particular stockholder may be increased or decreased from that held at the time the stockholder acquired the stock or from that held at the time of the previous vote. The fluctuating voting powers of the three classes of Common Stock may influence a purchaser interested in acquiring and maintaining control of the Company to acquire equivalent holdings in all classes of Common Stock.

 DIVIDENDS AND EARNINGS PER SHARE

  The Board intends to declare and pay dividends on the Steel Stock, Marathon Stock and Delhi Stock based on the financial condition and results of operations of the respective Group, although it has no obligation under Delaware law to do so. Subject to any prior rights of the holders of Preferred
Stock: (a) dividends on Steel Stock will be payable out of the lesser of (i) the Available Steel Dividend Amount and (ii) legally available funds; (b) dividends on Marathon Stock will be payable out of legally available funds of the Company (as defined under Delaware law); and (c) dividends on Delhi Stock will be payable when, as and if declared by the Board out of the lesser of (i) the Available Delhi Dividend Amount and (ii) legally available funds. In making its dividend decisions, the Board will rely on the financial statements of each Group. In determining its dividend policy, the Board will consider, among other things, the long-term earnings and cash flow capabilities of each Group, as well as the dividend policies of similar publicly traded companies.

  The method of calculating earnings per share for the Steel Stock, the Marathon Stock and the Delhi Stock reflects the Board's intent that the separately reported earnings and surplus of the Steel Group, the Marathon Group and the Delhi Group, as determined consistent with the Certificate of Incorporation, are available for payment of dividends to the respective classes of stock, although legally available funds and liquidation preferences of these classes of stock do not necessarily correspond with these amounts. Dividends on all classes of Preferred Stock and the Company common stock are limited to legally available funds of the Company, which are determined on the basis of the entire Corporation. Distributions on the Steel Stock, the Marathon Stock and the Delhi Stock would be precluded by a failure to pay dividends on any series of Preferred Stock. Net losses of any Group as well as dividends and distributions on any class of common stock or series of Preferred Stock and repurchases of any class of common stock or series of Preferred Stock, will reduce the funds of the Company legally available for payment of dividends on all classes of common stock.

  Under Delaware law, a corporation may declare and pay dividends on its capital stock either (1) out of its surplus or (2) in case there is no surplus, out of its net profits for the year in which the dividend is declared and/or the proceeding fiscal year. "Surplus" is the amount by which the total assets of the corporation exceed total liabilities and capital. Capital for the Company is the sum of (a) the aggregate par value of the outstanding shares of Common Stock (equal to $1 per share), and (b) the aggregate stated capital of the outstanding shares of 6.50% Convertible Preferred Stock ($1 per share). If the capital of a corporation is diminished by depreciation in the value of its properties, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be paid out of net profits (that is pursuant to clause (2) above) until the deficiency in capital shall have been repaired. For purposes of determining surplus, the assets and liabilities of a corporation are to be valued on the basis of market value.

 POTENTIAL EFFECTS OF EXCHANGE AND REDEMPTION OF COMMON STOCK

  Under various conditions, the Steel Stock may be exchanged, at the Company's option, for shares of Marathon Stock, or if there are no shares of Marathon Stock outstanding, Delhi Stock at a 10% premium. Any exchange of Steel Stock for Marathon Stock or Delhi Stock would preclude holders of Steel Stock from retaining their investment in a security reflecting the Company's steel and other businesses that constitute the U.S. Steel Group. See "Description of Capital Stock and Amended and

Restated Rights Plan--Steel Stock--Exchange and Redemption." The Company cannot predict the impact on the market price of the Steel Stock or its ability to effect any such exchange.

  Under various conditions, the Delhi Stock may be exchanged, at the Company's option, for shares of Marathon Stock, or if there are no shares of Marathon Stock outstanding, Steel Stock at a 10% premium. In addition, the Board may at any time exchange each outstanding share of Delhi Stock for a number of shares of Marathon Stock or, if there are no shares of Marathon Stock outstanding and shares of Steel Stock are outstanding, of Steel Stock at a 15% premium. See "Description of Capital Stock and Amended and Restated Rights Plan--Delhi Stock--Exchange and Redemption." Any exchange of Delhi Stock for Steel Stock would dilute the interests of holders of Steel Stock. The Company cannot predict the impact on the market price of the Delhi Stock or its ability to effect any such exchange.

           PRICE RANGE OF STEEL STOCK, DIVIDENDS AND DIVIDEND POLICY

  The Steel Stock is listed on the NYSE and the Chicago and Pacific Stock Exchanges. The following table sets forth the range of high and low sales prices of the Steel Stock on the Composite Tape for the stated periods.

                                                                  HIGH    LOW
                                                                 ------- ------
1995
  First Quarter................................................. $39 1/8 $30
  Second Quarter................................................  34 3/4  29 1/4
  Third Quarter.................................................  39      30 5/8
  Fourth Quarter................................................  33 5/8  29 1/8
1996
  First Quarter.................................................  37 7/8  30
  Second Quarter................................................  35 7/8  27 3/4
  Third Quarter.................................................  29 5/8  24 1/8
  Fourth Quarter................................................  32      26 1/2
1997
  First Quarter (through March 25)............................... 33 3/8  27 3/8
                                                                  ------- ------

  On March 25, 1997, the reported last sale price of the Steel Stock on the Composite Tape was $27 3/4 per share.

  Since May 6, 1991, the Board has declared a dividend each quarter on the Steel Stock of $.25 per share. The Board reserves the right to change the dividend rate at any time and from time to time. The Board intends to declare and pay dividends on the Steel Stock based on the financial condition and results of operations of the U.S. Steel Group, although it has no obligation under Delaware law to do so. Dividends on the Steel Stock will be payable when, as and if declared by the Board out of the lesser of (i) the Available Steel Dividend Amount (as defined herein) and (ii) legally available funds of USX (as defined under Delaware law). In making its dividend decisions, the Board will rely on the financial statements of the U.S. Steel Group. In determining its dividend policy, the Board will consider, among other things, the long-term earnings and cash flow capabilities of the U.S. Steel Group, as well as the dividend policies of publicly traded steel companies. See "U.S. Steel Group--Selected Financial Information-footnote (a)," "Risk Factors-- Risks Relating to the Common Stock of the Company--Dividends and Earnings Per Share" and "Description of Capital Stock and Amended and Restated Rights Plan--Steel Stock--Dividends."

               PRICE RANGE OF 6.50% CONVERTIBLE PREFERRED STOCK

  The 6.50% Convertible Preferred Stock is listed on the NYSE. The following table sets forth the range of high and low sales prices of the 6.50% Convertible Preferred Stock on the Composite Tape for the stated periods.

                                                                  HIGH     LOW
                                                                 ------- -------
1995
  First Quarter................................................. $49 7/8 $43 1/4
  Second Quarter................................................  48 1/2  43 7/8
  Third Quarter.................................................  50 1/8  46 1/8
  Fourth Quarter................................................  49 3/4  45 3/4
1996
  First Quarter.................................................  51 1/4  47 1/8
  Second Quarter................................................  49      43 5/8
  Third Quarter.................................................  45 1/8  41 3/8
  Fourth Quarter................................................  45 3/4  41 1/2
1997
  First Quarter (through March 25)..............................  47 1/2  44 1/8
                                                                 ------- -------

  On March 25, 1997, the reported last sale price of the 6.50% Convertible Preferred Stock on the Composite Tape was $44 1/2 per share.

                                CAPITALIZATION

  The following table sets forth the capitalization of the U.S. Steel Group and the consolidated capitalization of the Company (i) at December 31, 1996, and (ii) as adjusted to give effect to the issuance of Trust Convertible Preferred Securities in the Exchange Offer on the assumption that 6,700,000 of the outstanding shares of the 6.50% Convertible Preferred Stock are validly tendered and accepted for exchange.

                                                    DECEMBER 31, 1996
                                          -------------------------------------
                                           U.S. STEEL GROUP   USX CONSOLIDATED
                                          ------------------ ------------------
                                          ACTUAL AS ADJUSTED ACTUAL AS ADJUSTED
                                          ------ ----------- ------ -----------
                                                  (DOLLARS IN MILLIONS)
Short-term obligations (including notes
 payable and current maturities of long-
 term debt).............................  $   91   $   91    $  434   $  434
Long-term debt due after one year.......   1,014    1,014     3,859    3,859
Preferred stock of subsidiary...........      64       64       250      250
USX obligated mandatorily redeemable
 convertible preferred securities of a
 subsidiary trust holding solely
 convertible debentures ("Trust
 Convertible Preferred
 Securities")(a)(b).....................     --       335       --       335
Stockholders' equity....................   1,566    1,231     5,022    4,687
                                          ------   ------    ------   ------
Total capitalization....................  $2,735   $2,735    $9,565   $9,565
                                          ======   ======    ======   ======

--------
(a) To the extent that 6,700,000 shares of the 6.50% Convertible Preferred Stock are not validly tendered and accepted for exchange in the Exchange Offer, the amount attributed to Trust Convertible Preferred Securities would decrease and the amounts under the "As Adjusted" column attributed to the 6.50% Convertible Preferred Stock included in "Stockholders' equity" would increase.

(b) The amounts shown assume issuance of the Trust Convertible Preferred Securities at an aggregate fair value equivalent to the aggregate initial liquidation amount of $335 million. The difference between the aggregate fair value of the Trust Convertible Preferred Securities and the carrying value of the 6.50% Convertible Preferred Stock is charged to Additional paid-in capital included in "Stockholders' equity." To the extent that the actual aggregate fair value of the Trust Convertible Preferred Securities differs from the aggregate initial liquidation amount, the balance of the carrying value of the Trust Convertible Preferred Securities and Additional paid-in capital will change accordingly.

                               U.S. STEEL GROUP

                        SELECTED FINANCIAL INFORMATION

  The following selected financial information has been derived from the financial statements of the U.S. Steel Group for each of the five years in the period ended December 31, 1996. The information set forth below should be read in connection with the U.S. Steel Group financial statements and notes thereto and accompanying "Management's Discussion and Analysis" contained in the USX Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference. Specific reference is made to footnotes (a) and (b) regarding basis of presentation and corporate activities. The financial information of the U.S. Steel Group supplements the consolidated financial information of USX and, taken together with the financial information of the Marathon Group and the Delhi Group, includes all accounts which comprise the corresponding consolidated financial information of USX.

                                        YEAR ENDED DECEMBER 31,
                             -------------------------------------------------
                                1996      1995      1994      1993      1992
                             --------  --------  --------  --------  ---------
                              (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
 Revenues................... $  6,547  $  6,475  $  6,077  $  5,797  $   4,939
 Operating income (loss)....      360       500       324        36       (221)
  Operating costs include:
  Depreciation, depletion
   and amortization.........      292       318       314       314        288
  Pension credits...........     (159)     (132)     (120)     (202)      (231)
  Restructuring charges.....       --        --        --        42         10
 Other income (loss)........      123        82        64        25        (15)
  Other income (loss)
   includes:
  Gain on affiliate stock
   offering.................       53        --        --        --         --
  Gain on disposal of
   investments..............        1         2         1        31          3
  Income (loss) from
   affiliates--equity method
   .........................       66        80        59       (11)       (27)
 Income (loss) before
  extraordinary loss and
  cumulative effect of
  changes in accounting
  principles................      275       303       201      (169)      (271)
 Net income (loss) before
  preferred dividends....... $    273  $    301  $    201  $   (238) $  (1,606)
 Dividends on preferred
  stock.....................      (22)      (24)      (25)      (21)        (3)
                             --------  --------  --------  --------  ---------
 Net income (loss)
  applicable to Steel Stock. $    251  $    277  $    176  $   (259) $  (1,609)
                             ========  ========  ========  ========  =========
BALANCE SHEET DATA (AT
 PERIOD END):
 Working capital............ $    129  $    (75) $    513  $    (61) $      58
 Capital expenditures--for
  year......................      337       324       248       198        298
 Total assets...............    6,580     6,521     6,480     6,629      6,251
 Capitalization:
  Notes payable............. $     18  $      8  $     --  $     --  $      15
  Total long-term debt......    1,087     1,016     1,453     1,562      2,259
  Preferred stock of
   subsidiary and other
   minority interest........       64        64        64         5         16
  Preferred stock...........        7         7        32        32         25
  Common stockholders'
   equity...................    1,559     1,337       913       585        222
                             --------  --------  --------  --------  ---------
  Total capitalization...... $  2,735  $  2,432  $  2,462  $  2,184  $   2,537
                             ========  ========  ========  ========  =========
PER SHARE DATA--STEEL STOCK:
 Income (loss) before
  extraordinary loss and
  cumulative effect of
  changes in accounting
  principles:
  primary................... $   3.00  $   3.53  $   2.35  $  (2.96) $   (4.92)
  fully diluted.............     2.97      3.43      2.33     (2.96)     (4.92)
 Net income (loss):
  primary...................     2.98      3.51      2.35     (4.04)    (28.85)
  fully diluted.............     2.95      3.41      2.33     (4.04)    (28.85)
 Dividends paid per share...     1.00      1.00      1.00      1.00       1.00
 Book value per share (at
  period end)...............    18.37     16.10     12.01      8.32       3.72

  The footnotes appearing on the following two pages are an integral part of this information.

--------
(a) BASIS OF PRESENTATION--The financial statements of the U.S. Steel Group include the financial position, results of operations and cash flows for all businesses of USX other than the businesses, assets and liabilities included in the Marathon Group or the Delhi Group, and a portion of the corporate assets and liabilities and related transactions which are not separately identified with ongoing operating units of USX. The U.S. Steel Group financial statements are prepared using the amounts included in the USX consolidated financial statements.

    Although the financial statements of the U.S. Steel Group, the Marathon Group and the Delhi Group separately report the assets, liabilities (including contingent liabilities) and stockholders' equity of USX attributed to each such group, such attribution of assets, liabilities (including contingent liabilities) and stockholders' equity among the U.S. Steel Group, the Marathon Group and the Delhi Group for the purpose of preparing their respective financial statements does not affect legal title to such assets or responsibility for such liabilities. Holders of Steel Stock, Marathon Stock and Delhi Stock are holders of common stock of USX, and continue to be subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts arising from one Group that affect the overall cost of USX's capital could affect the results of operations and financial condition of other groups. In addition, net losses of any Group, as well as dividends and distributions on any class of USX Common Stock or series of preferred stock and repurchases of any class of USX Common Stock or series of preferred stock at prices in excess of par or stated value, will reduce the funds of USX legally available for payment of dividends on all classes of Common Stock. Accordingly, the USX consolidated financial information should be read in connection with the U.S. Steel Group financial information.

(b) FINANCIAL ACTIVITIES--As a matter of policy, USX manages most financial activities on a centralized, consolidated basis. Such financial activities include the investment of surplus cash; the issuance, repayment and repurchase of short-term and long-term debt; the issuance, repurchase and redemption of preferred stock; and the issuance and repurchase of common stock. Transactions related primarily to invested cash, short-term and long-term debt (including convertible debt), related net interest and other financial costs, and preferred stock and related dividends are attributed to the U.S. Steel Group, the Marathon Group and the Delhi Group based upon the cash flows of each group for the periods presented and the initial capital structure of each group. Most financing transactions are attributed to and reflected in the financial statements of all three groups. However, transactions such as leases, certain collateralized financings, certain indexed debt instruments, financial activities of consolidated entities which are less than wholly owned by USX and transactions related to securities convertible solely into any one class of common stock are or will be specifically attributed to and reflected in their entirety in the financial statements of the group to which they relate.

    CORPORATE GENERAL AND ADMINISTRATIVE COSTS--Corporate general and administrative costs are allocated to the U.S. Steel Group, the Marathon Group and the Delhi Group based upon utilization or other methods management believes to be reasonable and which consider certain measures of business activities, such as employment, investments and sales. The costs allocated to the U.S. Steel Group primarily consist of employment costs including pension effects, professional services, facilities and other related costs associated with corporate activities.

    INCOME TAXES--All members of the USX affiliated group are included in the consolidated United States federal income tax return filed by USX. Accordingly, the provision for federal income taxes and the related payments or refunds of tax are determined on a consolidated basis. The consolidated provision and the related tax payments or refunds have been reflected in the U.S. Steel Group, the Marathon Group and the Delhi Group financial statements in accordance with USX's tax allocation policy. In general, such policy provides that the consolidated tax provision and related tax payments or refunds are allocated among the U.S. Steel Group, the Marathon Group and the Delhi Group, for group financial statement purposes, based principally upon the financial income, taxable income, credits, preferences and other amounts directly related to the respective groups.

   For tax provision and settlement purposes, tax benefits resulting from attributes (principally net operating losses and various tax credits), which cannot be utilized by one of the three groups on a separate return basis but which can be utilized on a consolidated basis in that year or in a carryback year, are allocated to the group that generated the attributes. To the extent that one of the three groups is allocated a consolidated tax attribute which, as a result of expiration or otherwise, is not ultimately utilized on the consolidated tax return, the prior years' allocation of such attribute is adjusted such that the effect of the expiration is borne by the group that generated the attribute. Also, if a tax attribute cannot be utilized on a consolidated basis in the year generated or in a carryback year, the prior years' allocation of such consolidated tax effects is adjusted in a subsequent year to the extent necessary to allocate the tax benefits to the group that would have realized the tax benefits on a separate return basis. As a result, the allocated group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the groups had filed separate tax returns.

                                USX CORPORATION

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

  The following selected consolidated financial information has been derived from the consolidated financial statements of USX for each of the five years in the period ended December 31, 1996. The information set forth below should be read in connection with the USX consolidated financial statements and notes thereto and accompanying "Management's Discussion and Analysis" contained in the USX Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference.

                                            YEAR ENDED DECEMBER 31,
                                    -------------------------------------------
                                     1996     1995     1994     1993     1992
                                    -------  -------  -------  -------  -------
                                             (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
 Revenues.........................  $23,844  $20,964  $19,530  $18,290  $17,849
 Operating income ................    1,625      631    1,044      273       91
  Operating costs include:
  Depreciation, depletion and
   amortization...................    1,012    1,160    1,065    1,077    1,091
  Inventory market valuation
   charges (credits)..............     (209)     (70)    (160)     241      (62)
  Pension credits.................     (160)    (142)    (116)    (211)    (260)
  Restructuring charges (credits).       --       (6)      37       42      125
  Impairment of long-lived assets.       --      675       --       --       --
 Other income (loss)..............      164      101       78       40      (23)
  Other income (loss) includes:
  Gain on affiliate stock
   offering.......................       53       --       --       --       --
  Gain on disposal of investments.       21        3        5       36        3
  Income (loss) from affiliates--
   equity method..................       85       89       64       (1)     (14)
 Income (loss) before income
  taxes, extraordinary loss and
  cumulative effect of changes in
  accounting principles...........    1,368      269      685     (239)    (189)
 Income (loss) before
  extraordinary loss and
  cumulative effect of changes in
  accounting principles...........      952      221      501     (167)    (160)
 Net income (loss) before
  preferred dividends.............  $   943  $   214  $   501  $  (259) $(1,826)
 Dividends on preferred stock.....      (22)     (28)     (31)     (27)      (9)
                                    -------  -------  -------  -------  -------
 Net income (loss) applicable to
  common stocks...................  $   921  $   186  $   470  $  (286) $(1,835)
                                    =======  =======  =======  =======  =======
BALANCE SHEET DATA (AT PERIOD
 END):
 Working capital..................  $  (117) $  (280) $   470  $  (172) $  (370)
 Capital expenditures--for year...    1,168    1,016    1,033    1,151    1,505
 Total assets.....................   16,980   16,743   17,517   17,414   17,252
 Capitalization:
  Notes payable...................  $    81  $    40  $     1  $     1  $    47
  Total long-term debt............    4,212    4,937    5,599    5,970    6,302
  Preferred stock of subsidiary
   and other minority interest....      250      250      250        5       16
  Preferred stock.................        7        7      112      112      105
  Common stockholders' equity.....    5,015    4,321    4,190    3,752    3,604
                                    -------  -------  -------  -------  -------
   Total capitalization...........  $ 9,565  $ 9,555  $10,152  $ 9,840  $10,074
                                    =======  =======  =======  =======  =======

                                          YEAR ENDED DECEMBER 31,
                          ----------------------------------------------------------
                              1996       1995        1994        1993        1992
                          ---------- ----------  ----------  ----------  -----------
                          (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA AND RATIOS)
COMMON SHARE DATA--STEEL
 STOCK:
 Income (loss) before
  extraordinary loss and
  cumulative effect of
  changes in accounting
  principles applicable
  to Steel Stock........  $      253 $      279  $      176  $     (190) $      (274)
  Per share--primary....        3.00       3.53        2.35       (2.96)       (4.92)
     --fully diluted....        2.97       3.43        2.33       (2.96)       (4.92)
 Net income (loss)
  applicable to Steel
  Stock.................         251        277         176        (259)      (1,609)
  Per share--primary....        2.98       3.51        2.35       (4.04)      (28.85)
     --fully diluted....        2.95       3.41        2.33       (4.04)      (28.85)
 Dividends paid per
  share.................        1.00       1.00        1.00        1.00         1.00
 Book value per share
  (at period end).......       18.37      16.10       12.01        8.32         3.72
COMMON SHARE DATA--MARA-
 THON STOCK:
 Income (loss) before
  extraordinary loss and
  cumulative effect of
  changes in accounting
  principles applicable
  to Marathon Stock.....  $      671 $      (87) $      315  $      (12) $       103
  Per share--primary....        2.33       (.31)       1.10        (.04)         .37
     --fully diluted....        2.31       (.31)       1.10        (.04)         .37
 Net income (loss)
  applicable to Marathon
  Stock.................         664        (92)        315         (35)        (228)
  Per share--primary....        2.31       (.33)       1.10        (.12)        (.80)
     --fully diluted....        2.29       (.33)       1.10        (.12)        (.80)
 Dividends paid per
  share.................         .70        .68         .68         .68         1.22
 Book value per share
  (at period end).......       11.62       9.99       11.01       10.58        11.37
COMMON SHARE DATA--DELHI
 STOCK OUTSTANDING SINCE
 OCTOBER 2, 1992:
 Net income (loss)
  applicable to
  outstanding Delhi
  Stock.................  $      5.9 $      1.1  $    (20.9) $      7.8  $       2.0
  Per share--primary and
   fully diluted........         .62        .12       (2.22)        .86          .22
 Dividends paid per
  share.................         .20        .20         .20         .20          .05
 Book value per share
  (at period end).......       12.30      11.88       12.09       14.50        13.83
RATIOS (UNAUDITED):
 Ratio of earnings to
  fixed charges.........        3.81       1.63        2.08          (a)          (a)
 Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends.............        3.55       1.50        1.92          (b)          (b)

--------
(a) Earnings did not cover fixed charges by $281 million for 1993 and by $197 million for 1992.
(b) Earnings did not cover fixed charges and preferred stock dividends by $325 million for 1993 and by $211 million for 1992.

                              THE EXCHANGE OFFER

GENERAL

  Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. None of the Board, the Company, the Trustees nor the Trust make any recommendation to Holders as to whether to tender or refrain from tendering in the Exchange Offer. Holders of 6.50% Convertible Preferred Stock are urged to consult their financial and tax advisors in making their own decisions on what action to take in light of their own particular circumstances.

  Unless the context requires otherwise, the term "Holder" with respect to this Exchange Offer Section means (i) any person in whose name any shares of 6.50% Convertible Preferred Stock are registered on the books of the Company,
(ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose shares of 6.50% Convertible Preferred Stock are held of record by The Depository Trust Company ("DTC") who desires to deliver such shares by book-entry transfer at DTC.

PURPOSE OF THE EXCHANGE OFFER

  The purpose of the Exchange Offer is to refinance the 6.50% Convertible Preferred Stock with the Trust Convertible Preferred Securities. This refinancing will benefit the Company by permitting the Company to deduct interest payable on the Convertible Debentures for United States federal income tax purposes, while dividends payable on the 6.50% Convertible Preferred Stock are not deductible. The extent of this benefit, however, cannot be predicted because it depends upon the number of shares of 6.50% Convertible Preferred Stock exchanged pursuant to the Exchange Offer, the Company's federal income tax position in any year and the period of time the Trust Convertible Preferred Securities remain outstanding. Neither the Trust's ability to defer distribution payments on the Trust Convertible Preferred Securities nor the more limited voting rights on the part of holders of the Trust Convertible Preferred Securities is a purpose of the Company in making the Exchange Offer.

  The Company may exercise its optional redemption rights on any shares of 6.50% Convertible Preferred Stock that remain outstanding after the consummation of the Exchange Offer. The optional redemption price for a share of the 6.50% Convertible Preferred Stock immediately after the Expiration Date of the Exchange Offer will be $51.950, plus accrued and unpaid dividends, if any, up to but excluding the redemption date.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange Trust Convertible Preferred Securities representing undivided beneficial ownership interests in the assets of the Trust for up to 6,700,000 of the outstanding shares of 6.50% Convertible Preferred Stock (97.1% of the 6,900,000 outstanding shares of 6.50% Convertible Preferred Stock) of the Company. The Exchange Offer will be effected on the basis of one Trust Convertible Security for each share of 6.50% Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. Consummation of the Exchange Offer is conditioned on, without limitation, (i) the satisfaction of the Minimum NYSE Distribution Condition, which requires that, immediately after the acceptance for exchange of shares of 6.50% Convertible Preferred Stock in the Exchange Offer, there will be at least 400 record or beneficial holders with an aggregate of at least 1,000,000 Trust Convertible Preferred Securities; (ii) receipt of at least 3,450,000 validly tendered shares of 6.50% Convertible Preferred Stock (which condition may be waived by the Company); and (iii) the satisfaction of the OID Condition. The OID Condition requires that the Company reasonably expect, on the Expiration Date, based upon the terms of the Trust Convertible Preferred Securities and the recent trading values of the 6.50% Convertible Preferred Stock, that the Convertible Debentures will not be issued with reportable OID. The Minimum NYSE Distribution Condition and the OID Condition may not be waived by the Company. See "--Expiration Date; Extensions; Amendments; Termination."

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange up to 6,700,000 shares of 6.50% Convertible Preferred Stock validly tendered and not withdrawn as promptly as practicable after the Expiration Date unless the Exchange Offer has been withdrawn or terminated. The Company will not accept shares of 6.50% Convertible Preferred Stock for exchange prior to the Expiration Date. The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of shares of 6.50% Convertible Preferred Stock tendered under the Exchange Offer or the exchange of Trust Convertible Preferred Securities for the shares of 6.50% Convertible Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company consummate the Exchange Offer or return the shares of 6.50% Convertible Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer), or to withdraw or terminate the Exchange Offer and not accept any shares of 6.50% Convertible Preferred Stock at any time for any reason. In all cases, except to the extent waived by the Company, delivery of the Trust Convertible Preferred Securities in exchange for the shares of 6.50% Convertible Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal, and any other documents required thereby.

  As of March 25, 1997, there were 6,900,000 shares of 6.50% Convertible Preferred Stock outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders as of such date.

  The Company shall be deemed to have accepted validly tendered shares of 6.50% Convertible Preferred Stock (or defectively tendered shares of 6.50% Convertible Preferred Stock with respect to which the Company has waived such defect) when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Trust Convertible Preferred Securities from the Company and remitting such Trust Convertible Preferred Securities to tendering Holders. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Trust Convertible Preferred Securities in exchange for shares of 6.50% Convertible Preferred Stock will be made as promptly as practicable after the Expiration Date.

  If proration of tendered shares of 6.50% Convertible Preferred Stock is required, because of the difficulty in determining the number of shares of 6.50% Convertible Preferred Stock validly tendered (including shares tendered by the guaranteed delivery procedures described in "--Procedures for Tendering"), the Company does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of 6.50% Convertible Preferred Stock pursuant to the Exchange Offer until approximately seven business days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of 6.50% Convertible Preferred Stock may obtain such preliminary information from the Dealer Managers, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers.

  Until the final proration factors are known, the Company will not issue any Trust Convertible Preferred Securities in exchange for any shares of 6.50% Convertible Preferred Stock accepted for exchange pursuant to the Exchange Offer or return shares of 6.50% Convertible Preferred Stock tendered but not accepted for exchange because of proration.

  If any tendered shares of 6.50% Convertible Preferred Stock are not accepted for exchange because of an invalid tender, proration, the occurrence of certain other events set forth herein, or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such shares will be returned, without expense, to the tendering Holder thereof (or in the case of shares of 6.50% Convertible Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares will be credited to an account maintained at DTC designated by the participant therein who so delivered such shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

  Holders of 6.50% Convertible Preferred Stock will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  Holders who tender shares of 6.50% Convertible Preferred Stock in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of shares of 6.50% Convertible Preferred Stock pursuant to the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

  The Exchange Offer will expire on the Expiration Date. The Company reserves the right to extend the Exchange Offer in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by issuing a press release. During any extension of the Exchange Offer, all shares of 6.50% Convertible Preferred Stock previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer.

  The Company expressly reserves the right to (i) amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any shares of 6.50% Convertible Preferred Stock, at any time for any reason, including (without limitation) if fewer than 3,450,000 shares of 6.50% Convertible Preferred Stock are tendered (which condition may be waived by the Company), if the Minimum Distribution Condition is not satisfied or if the OID Condition is not satisfied. The Minimum Distribution Condition and the OID Condition may not be waived by the Company. If the Company makes a material change in the terms of the Exchange Offer or if it waives a material condition of the Exchange Offer, the Company will extend the Exchange Offer. The minimum period for which the Exchange Offer will be extended following a material change or waiver, other than a change in the percentage of the 6.50% Convertible Preferred Stock being sought for exchange or in the consideration offered, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. With respect to a change in the percentage of the 6.50% Convertible Preferred Stock being sought or in the consideration offered, the Exchange Offer will be extended for a minimum of ten business days following public announcement of such change. Any withdrawal or termination of the Exchange Offer will be followed as promptly as practicable by public announcement thereof. In the event the Trust withdraws or terminates the Exchange Offer, it will give immediate notice to the Exchange Agent, and all shares of 6.50% Convertible Preferred Stock theretofore tendered pursuant to the Exchange Offer will be returned promptly to the tendering Holders thereof. See "--Withdrawal of Tenders."

ACCUMULATED DISTRIBUTIONS ON TRUST CONVERTIBLE PREFERRED SECURITIES AND ACCRUED DIVIDENDS ON 6.50% CONVERTIBLE PREFERRED STOCK

  The Trust Convertible Preferred Securities will accumulate distributions at an annual rate of 6.75% from and including March 31, 1997. Dividends accrued on the 6.50% Convertible Preferred Stock after March 31, 1997 will not be paid in cash on shares of 6.50% Convertible Preferred Stock accepted for exchange in the Exchange Offer or accounted for in determining the number of shares of Trust Convertible Preferred Securities to be exchanged for each share of 6.50% Convertible Preferred Stock.

PROCEDURES FOR TENDERING

  The tender of shares of 6.50% Convertible Preferred Stock by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  Each Holder of 6.50% Convertible Preferred Stock wishing to accept the Exchange Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and therein, together with any required signature guarantees, and deliver the same to the Exchange Agent, at either of its addresses set forth in "--Exchange Agent and Information Agent" and certificates for the shares of 6.50% Convertible Preferred Stock held by such Holder must be received by the Exchange Agent at either of such addresses prior to the Expiration Date, (ii) transfer such shares of 6.50% Convertible Preferred Stock pursuant to the procedures for book-entry transfer described below, with a confirmation of such book-entry transfer received by the Exchange Agent prior to the Expiration Date, or (iii) comply with the guaranteed delivery procedures described below.

  LETTERS OF TRANSMITTAL, 6.50% CONVERTIBLE PREFERRED STOCK AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT AND NOT TO THE COMPANY, THE TRUST, THE DEALER MANAGERS OR THE INFORMATION AGENT.

  Signature Guarantees. If tendered shares of 6.50% Convertible Preferred Stock are registered in the name of the signer of the Letter of Transmittal and the Trust Convertible Preferred Securities to be issued in exchange therefor are to be issued (and any untendered shares of 6.50% Convertible Preferred Stock are to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of the 6.50% Convertible Preferred Stock), the signature of such signer need not be guaranteed. If the tendered shares of 6.50% Convertible Preferred Stock are registered in the name of someone other than the signer of the Letter of Transmittal, such tendered shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loan associations, and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or The New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Trust Convertible Preferred Securities and/or 6.50% Convertible Preferred Stock not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the 6.50% Convertible Preferred Stock, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution. Any beneficial owner whose shares of 6.50% Convertible Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its shares of 6.50% Convertible Preferred Stock, either make appropriate arrangements to register the ownership of such shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

  THE METHOD OF DELIVERY OF 6.50% CONVERTIBLE PREFERRED STOCK AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED,

PRIOR INSURANCE OBTAINED AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

  Book-Entry Transfer. The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the 6.50% Convertible Preferred Stock at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of 6.50% Convertible Preferred Stock by causing DTC to transfer such 6.50% Convertible Preferred Stock into the Exchange Agent's account with respect to the 6.50% Convertible Preferred Stock in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for such bookentry transfers. However, the exchange for shares of 6.50% Convertible Preferred Stock so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of shares of 6.50% Convertible Preferred Stock into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from a participant tendering shares of 6.50% Convertible Preferred Stock that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant. See "Book-Entry System--The Depository Trust Company."

  Guaranteed Delivery. If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or shares of 6.50% Convertible Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, prior to the Expiration Date, a letter, a telegram, or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the 6.50% Convertible Preferred Stock is registered and, if the 6.50% Convertible Preferred Stock is held in certificated form, the certificate number of the 6.50% Convertible Preferred Stock to be tendered, and stating that the tender is being made thereby and guaranteeing that within three trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the 6.50% Convertible Preferred Stock, in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such 6.50% Convertible Preferred Stock into the Exchange Agent's account at DTC, will be delivered by such Eligible Institution. Unless the shares of 6.50% Convertible Preferred Stock being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such 6.50% Convertible Preferred Stock into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures is received, the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

  Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of 6.50% Convertible Preferred Stock will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any shares of 6.50% Convertible Preferred Stock, and the Company's interpretation of the terms and conditions of the Exchange Offer

(including the instructions in the Letter of Transmittal) will be final and binding. None of the Company, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

  Tenders of shares of 6.50% Convertible Preferred Stock involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Shares of 6.50% Convertible Preferred Stock received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of shares of 6.50% Convertible Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares will be credited to an account maintained at DTC designated by the participant therein who so delivered such shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering shares of 6.50% Convertible Preferred Stock for exchange (the "Transferor") exchanges, assigns and transfers such shares to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause such shares to be assigned, transferred, and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the shares of 6.50% Convertible Preferred Stock and to acquire Trust Convertible Preferred Securities issuable upon the exchange of such tendered shares, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered shares of 6.50% Convertible Preferred Stock, free and clear of all liens, restrictions, charges, and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered shares of 6.50% Convertible Preferred Stock or transfer ownership of such shares on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy, or incapacity of the Transferor, and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors, and administrators of such Transferor.

WITHDRAWAL OF TENDERS

  Tenders of shares of 6.50% Convertible Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after 40 business days after the date of this Prospectus.

  To be effective, a written notice of withdrawal delivered by mail, hand delivery, or facsimile transmission must be timely received by the Exchange Agent at the address set forth in the Letter of Transmittal. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered shares of 6.50% Convertible Preferred Stock to be withdrawn,
(ii) if shares of 6.50% Convertible Preferred Stock are held in certificated form, the certificate numbers of such shares to be withdrawn, (iii) that such Holder is withdrawing his election to have such shares exchanged, and (iv) the name of the registered Holder of such shares, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the shares of 6.50% Convertible Preferred Stock being withdrawn. The Exchange Agent will return the properly withdrawn shares of 6.50% Convertible Preferred Stock promptly following receipt of notice of withdrawal. If shares of 6.50% Convertible Preferred Stock have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of 6.50% Convertible Preferred Stock and otherwise comply with DTC's procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties. Withdrawals of tenders of shares of 6.50% Convertible Preferred Stock may not be rescinded and any shares of 6.50% Convertible Preferred Stock withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn shares of 6.50% Convertible Preferred Stock, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering."

ACCEPTANCE OF SHARES AND PRORATION

  Upon the terms and subject to the conditions of the Exchange Offer, if 6,700,000 or fewer shares of 6.50% Convertible Preferred Stock (or, if increased as provided herein, such higher number as the Company may elect to purchase pursuant to the Exchange Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Company may accept for exchange all such shares of 6.50% Convertible Preferred Stock. Upon the terms and subject to the conditions of the Exchange Offer, if more than 6,700,000 shares of 6.50% Convertible Preferred Stock (or, if decreased as provided herein, such lesser number as the Company may elect to purchase pursuant to the Exchange Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Company may accept for exchange shares of 6.50% Convertible Preferred Stock from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

  For purposes of prorating tendered Securities, the Company will accept all securities tendered by persons who own, beneficially or of record, an aggregate of not more than a specified number which is fewer than 100 shares of such security (an "Odd-Lot Owner") and who tender all their securities, before prorating securities tendered by others. To qualify for this preference, an Odd-Lot Owner must properly exchange all shares of 6.50% Convertible Preferred Stock beneficially owned by such owner. The preference is not available to holders of 100 or more shares, even if those holders have separate stock certificates for fewer than 100 shares. Any Odd-Lot Owner wishing to exchange, free from proration, all shares of 6.50% Convertible Preferred Stock beneficially owned must complete the section entitled "Odd - Lots" in the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery.

  If the Company decides, in its sole discretion, to increase or decrease the number of shares of 6.50% Convertible Preferred Stock sought in the Exchange Offer or to increase or decrease the consideration offered to holders of shares of 6.50% Convertible Preferred Stock, and if the Exchange Offer is scheduled to expire less than ten business days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "--Expiration Date; Extensions; Amendments; Termination," then the Exchange Offer will be extended for a minimum of ten business days from and including the date of such notice.

  All shares of 6.50% Convertible Preferred Stock not accepted pursuant to the Exchange Offer, including shares not accepted because of proration, will be returned to the tendering Holders at the Company's expense as promptly as practicable following the Expiration Date.

EXCHANGE AGENT AND INFORMATION AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Deliveries to the Exchange Agent should be as follows:

                              THE EXCHANGE AGENT:

                             THE BANK OF NEW YORK

                         By Hand or Overnight Courier:

                             The Bank of New York
                              101 Barclay Street
                         Tender & Exchange Department
                          Receive and Delivery Window
                           New York, New York 10286

                                   By Mail:
                  (Registered or Certified Mail Recommended)

                             The Bank of New York
                         Tender & Exchange Department
                                P.O. Box 11248
                             Church Street Station
                         New York, New York 10286-1248

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                              (212) 815-6213

               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

                              (800) 507-9357

  Morrow & Co., Inc. has been retained to act as Information Agent. Questions and requests for assistance regarding the Exchange Offer, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and location listed below.

                              INFORMATION AGENT:

                              MORROW & CO., INC.
                               909 Third Avenue
                                  20th Floor
                              New York, NY 10022
                                (212) 754-8000
                           Toll Free (800) 566-9061

                           Banks and Brokerage Firms
                                 Please call:
                                (800) 662-5200

  The Company will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGERS; SOLICITING DEALERS

  Goldman, Sachs & Co. and Merrill Lynch & Co., as Dealer Managers, have agreed to solicit exchanges of shares of 6.50% Convertible Preferred Stock. The Company will pay the Dealer Managers a fee of $.3125 per share of 6.50% Convertible Preferred Stock validly tendered and accepted for exchange pursuant to the Exchange Offer. The Company has agreed to reimburse the Dealer Managers for their reasonable out-of-pocket expenses in connection with the Exchange Offer (including the reasonable legal fees and expenses of their counsel). The Dealer Managers engage in transactions with, and from time to time have performed services for, the Company.

  Subject to certain conditions, the Company will pay to a Soliciting Dealer (including a Dealer Manager) a solicitation fee of $1.00 per share of 6.50% Convertible Preferred Stock validly tendered and accepted for exchange pursuant to the Exchange Offer, to the extent that the tender of such share was solicited by such Soliciting Dealer from a beneficial owner of 5,000 or fewer shares of 6.50% Convertible Preferred Stock. As used in this Prospectus, "Soliciting Dealer" includes (i) any broker or dealer in securities, including a Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Exchange Offer. No solicitation fee shall be payable to a Soliciting Dealer with respect to an exchange of shares of 6.50% Convertible Preferred Stock by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders."

  If tendered shares of 6.50% Convertible Preferred Stock are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with DTC, the Soliciting Dealer must return a Notice of Solicited Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer in respect of shares of 6.50% Convertible Preferred Stock (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such shares of 6.50% Convertible Preferred Stock are held by such Soliciting Dealer as nominee and such shares of 6.50% Convertible Preferred Stock are being exchanged for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of shares of 6.50% Convertible Preferred Stock by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer. No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself).

  Other than as described above, the Company will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any shares of 6.50% Convertible Preferred Stock exchanged in connection with the Exchange Offer. The Company will reimburse such persons for customary handling and mailing expenses incurred in connection with the Exchange Offer. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Exchange Offer.

  Additional solicitation may be made by telecopier, by telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

LISTING AND TRADING OF TRUST CONVERTIBLE PREFERRED SECURITIES AND 6.50% CONVERTIBLE PREFERRED STOCK

  The Trust Convertible Preferred Securities constitute a new issue of securities of the Trust with no established trading market. The liquidity of the Trust Convertible Preferred Securities will be affected by the number of shares of 6.50% Convertible Preferred Stock accepted for exchange in the Exchange Offer. While application will be made to list the Trust Convertible Preferred Securities on the NYSE, there can be no assurance that an active market for the Trust Convertible Preferred Securities will develop or be sustained in the future on the NYSE. Although the Dealer Managers have indicated to the Trust that they intend to make a market in the Trust Convertible Preferred Securities following the Expiration Date as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Convertible Preferred Securities.

  To the extent that a certain number of shares of 6.50% Convertible Preferred Stock are tendered and accepted in the Exchange Offer and/or the number of holders of 6.50% Convertible Preferred Stock is reduced to below certain levels, the liquidity and trading market for untendered 6.50% Convertible Preferred Stock could be adversely affected. In addition, if the Exchange Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of 6.50% Convertible Preferred Stock outstanding following the Exchange Offer would be limited.

  Under the rules of the NYSE, preferred securities such as the 6.50% Convertible Preferred Stock are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. Because at least 200,000 shares of 6.50% Convertible Preferred Stock will remain outstanding after the consummation of the Exchange Offer, the number of outstanding shares of 6.50% Convertible Preferred Stock will exceed the delisting criteria set forth in clause (ii) above. In addition, based on the market price of 6.50% Convertible Preferred Stock on the Composite Tape, ($44.625 on March 13, 1997, the last reported sales price of the 6.50% Convertible Preferred Stock on the last full trading day immediately prior to the Company's first public announcement of the Exchange Offer), the aggregate value of the minimum number of shares of 6.50% Convertible Preferred Stock which will be outstanding after the consummation of the Exchange Offer should exceed the delisting criteria set forth in clause (i) above. See "Risk Factors--Risks Relating to the Trust Convertible Preferred Securities--Lack of Established Trading Market for Trust Convertible Preferred Securities" and "--Reduced Trading Market for 6.50% Convertible Preferred Stock."

TRANSACTIONS AND ARRANGEMENTS CONCERNING THE 6.50% CONVERTIBLE PREFERRED STOCK IN CONNECTION WITH THE EXCHANGE OFFER

  Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Exchange Offer between the Company or any of its directors or executive officers, the Trust or any of the Trustees, and any person with respect to any securities of the Company or the Trust, including the Trust Convertible Preferred Securities, the Convertible Debentures, the 6.50% Convertible Preferred Stock and the Steel Stock issuable upon conversion thereof.

FEES AND EXPENSES; TRANSFER TAXES

  The expenses of soliciting tenders of shares of 6.50% Convertible Preferred Stock will be borne by the Company. For compensation to be paid to the Dealer Managers and the Soliciting Dealers, see "--Dealer Managers; Soliciting Dealers." The total cash expenditures to be incurred by the Company in connection with the Exchange Offer, other than fees payable to the Dealer Managers and Soliciting

Dealers, but including the expenses of the Dealer Managers and the Trust, printing, accounting, and legal fees and the fees and expenses of the Exchange Agent, the Information Agent, the trustees under the Indenture, the Guarantee and the Trust, are estimated to be approximately $600,000.

  The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of shares of 6.50% Convertible Preferred Stock accepted in the Exchange Offer. Holders are responsible for any transfer taxes arising because certificates representing the Trust Convertible Preferred Securities, or shares of the 6.50% Convertible Preferred Stock not tendered or accepted for exchange, are to be delivered to, or registered in the name of, any person other than the registered Holder of such tendered shares, or if a transfer tax is to be imposed for any reason other than exchange of shares of 6.50% Convertible Preferred Stock pursuant to the Exchange Offer. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                              USX CAPITAL TRUST I

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of March 13, 1997, executed by the Company, as sponsor, and the trustees of the Trust (the "Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of Delaware on March 13, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Company will initially acquire all of the Trust Securities and will offer the Trust Convertible Preferred Securities to the Holders of 6.50% Convertible Preferred Stock in the Exchange Offer. Immediately after consummation of the Exchange Offer, former holders of 6.50% Convertible Preferred Stock will own all of the issued and outstanding Trust Convertible Preferred Securities and the Company will own all of the issued and outstanding Trust Common Securities. The Trust Common Securities will have an aggregate initial liquidation amount equal to no less than 3% of the total capital of the Trust. The Trust exists for the sole purposes and functions of
(a) issuing its Trust Securities in exchange for Convertible Debentures having an aggregate initial principal amount equal to the aggregate initial liquidation amount of the Trust Securities and (b) engaging in only those other activities as are necessary or incidental thereto. The Company, as borrower, will pay all costs and expenses related to the Trust and the offering of the Trust Securities.

  Pursuant to the Declaration, the number of Trustees will initially be five. Three of the Trustees (the "Regular Trustees") must be persons who are employees or officers of the Company. The fourth Trustee must be an entity permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, unaffiliated with the Company and with a combined capital and surplus of at least $50 million, which will serve as indenture trustee under the Declaration for the purpose of compliance with the Trust Indenture Act (the "Institutional Trustee"). Initially, The Bank of New York, a banking corporation, will be the Institutional Trustee until it resigns or is removed by the Company. The fifth Trustee must be a resident of Delaware or an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Initially, The Bank of New York (Delaware), an affiliate of the Institutional Trustee, will be the Delaware Trustee until it resigns or is removed by the Company. The Company, as the holder of the Trust Common Securities, will have the right to appoint or remove any Trustee and to increase or decrease the number of Trustees (but not below two Trustees).

  The Institutional Trustee will hold title to the Convertible Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers, and privileges as the holder of the Convertible Debentures under the Indenture. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing trust account (the "Institutional Trustee

Account") into which it will deposit all payments of funds received in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. Funds in the Institutional Trustee Account will be held uninvested until distributed in accordance with the terms of the Declaration. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Institutional Trustee Account. Trust and Trustee expenses are not paid from funds in the Institutional Trustee Account, but are paid by the Company pursuant to the Indenture. See "Description of the Convertible Debentures--Miscellaneous."

  For the purpose of compliance with the Trust Indenture Act, The Bank of New York will also act as the Guarantee Trustee and as Debenture Trustee (as defined herein) under the Indenture (as defined herein). The Bank of New York is currently the trustee under an indenture under which debt securities issued by the Company in an aggregate principal amount of approximately $42 million are currently outstanding. It is also a participating lender under the Company's $2.35 billion revolving credit agreement, under which no amounts were outstanding as of December 31, 1996, and under seven other loans to the Company and affiliates under which an aggregate of $57 million was outstanding as of that date. The debt securities and the guarantee by the Company under the indentures and the loans described above are Senior Indebtedness. The Bank of New York also performs certain miscellaneous banking functions and may enter into other banking and financial service relationships with the Company in the future.

  The foregoing summary of the material terms and provisions of the Declaration is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Delaware Trust Act and the Trust Indenture Act.

  The business address of the Trust is c/o The Bank of New York, 101 Barclay Street, New York, NY 10286, and its telephone number at that address is (212) 815-5192.

           DESCRIPTION OF THE TRUST CONVERTIBLE PREFERRED SECURITIES

  The Trust Convertible Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Bank of New York, will act as indenture trustee for the Trust Convertible Preferred Securities under the Declaration for purposes of compliance with the Trust Indenture Act. The terms of the Trust Convertible Preferred Securities and the rights of the holders thereof, will include those stated in the Declaration, those made part of the Declaration by the Trust Indenture Act, and those set forth in the Delaware Trust Act. The following summary of the material terms and provisions of the Trust Convertible Preferred Securities and the rights of the holders thereof, is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, the Trust Indenture Act and the Delaware Trust Act.

GENERAL

  The Declaration authorizes the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Trust Common Securities will be owned, directly or indirectly, by the Company. The Trust Common Securities will rank on a parity, and payments will be made thereon on a pro rata basis, with the Trust Convertible Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Trust Common

Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Convertible Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities, or other interests in the assets of the Trust, other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will hold the Convertible Debentures for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Convertible Preferred Securities or liquidation of the Trust, will be guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee will be held by The Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Trust Convertible Preferred Securities. The Guarantee will not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Convertible Preferred Securities would be to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Convertible Debentures except in the limited circumstances in which the holder may take Direct Action (as defined herein). See "-- Declaration Events of Default" and "--Voting Rights."

DISTRIBUTIONS

  Distributions on the Trust Convertible Preferred Securities will be fixed at a rate per annum of 6.75% of the initial liquidation amount of the securities. Distributions not paid on the regularly scheduled payment date therefor will, to the extent permitted by law, accumulate interest thereon at the distribution rate, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any full quarterly distribution period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly distribution period for which distributions are computed, will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month.

  Distributions on the Trust Convertible Preferred Securities will be cumulative, will accumulate from and including March 31, 1997, and will be payable quarterly in arrears on the last calendar day of March, June, September and December of each year, commencing June 30, 1997, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

  So long as the Company is not in default in the payment of interest on the Convertible Debentures, the Company will have the right under the Indenture at any time, and from time to time, to defer payments of interest by extending the interest payment period on the Convertible Debentures, during which Extension Period no interest will be due and payable on the Convertible Debentures. As a consequence of such deferral, quarterly distributions on the Trust Convertible Preferred Securities will also be deferred, although such deferred distributions would accumulate with interest thereon, to the extent permitted by law, at the distribution rate, compounded quarterly, during any such Extension Period. If the Company exercises this right, then during such Extension Period (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase or other similar plans available to stockholders of the Company, or any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Expiration Date,
(ii) as a result of a reclassification of the Company's capital stock pursuant to the exchange or conversion provisions of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to, any debt securities issued by the Company that rank on a parity with or junior to the Convertible Debentures. Prior to the termination of any such Extension Period, the Company may further extend the Extension Period; provided that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all interest accrued and unpaid on the Convertible Debentures, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Debentures--Additional Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the accumulated distributions (including accrued interest thereon) will be paid to holders of the Trust Convertible Preferred Securities as they appear on the books and records of the Trust on the first record date following the termination of the Extension Period. The Company has no present intention of exercising its rights to defer payments by extending the interest payment period on the Convertible Debentures.

  Distributions on the Trust Convertible Preferred Securities must be paid on the dates on which they are payable only to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Convertible Preferred Securities will be limited to payments received from the Company on the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of moneys held by the Trust will be guaranteed by the Company to the extent set forth under "Description of the Guarantee."

  Distributions on the Trust Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Convertible Preferred Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant distribution payment dates, unless otherwise provided in the Declaration or unless a different regular record date is established or provided for the corresponding interest payment date on the Convertible Debentures. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration and the Indenture, distributions will be paid by check mailed to the address of the person entitled thereto as it appears in the register; provided, however, that payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee. See "Book-Entry System--The Depository Trust Company." If the Trust Convertible Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees shall have the right to select record dates, which shall conform to the rules of any securities exchange or other organization on which the Trust Convertible Preferred Securities are listed or quoted and shall be at least one Business Day prior to the relevant payment dates. If any date on which distributions are payable on the Trust Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day", except with respect to the 6.50% Convertible Preferred Stock, means any day other than a Saturday, Sunday, or any other day on which banking institutions in New York City or Pittsburgh, Pennsylvania are permitted or required by any applicable law to close.

CONVERSION RIGHTS

 GENERAL

  Trust Convertible Preferred Securities will be convertible, in whole or in part (but only for whole Trust Convertible Preferred Securities), at any time, at the option of the holders thereof, into shares of Steel Stock at an initial conversion price equal to $46.25 per share of Steel Stock (equivalent to a conversion ratio of 1.081 shares of Steel Stock for each Trust Preferred Convertible Security), subject to adjustment as described below (the "Conversion Price").

  The right to convert Trust Convertible Preferred Securities will terminate prior to the close of business (i) on March 31, 2037, (unless the stated maturity of the Convertible Debentures is shortened as described under "-- Trust Special Event Distribution or Redemption; Shortening of Maturity," in which case on the advanced maturity date) or (ii) in the case of Trust Preferred Convertible Securities called for redemption, on the related redemption date, unless the Company gives a notice of redemption of the Trust Convertible Preferred Securities in connection with a dividend on or a redemption of Steel Stock resulting from the Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, as set forth under "Mandatory Redemption--U.S. Steel Group Special Events; Marathon Group Special Events", in which case, such right will terminate on the 31st day prior to the date selected by the Board for the payment of such dividend or such redemption. For information as to notices of redemption, see "-- Redemption Procedures for Redemption by the Trust."

  The terms of the Trust Convertible Preferred Securities provide that a holder of Trust Convertible Preferred Securities wishing to exercise its conversion right shall deliver an irrevocable conversion request (and, if such Trust Convertible Preferred Securities are certificated, the Trust Convertible Preferred Securities certificate(s), duly endorsed or assigned to the Trust in blank) to the Institutional Trustee, as conversion agent (the "Conversion Agent"), directing the Conversion Agent, on behalf of such holder, to exchange such Trust Convertible Preferred Securities for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Steel Stock at the Conversion Price. Holders may obtain copies of the required form of the conversion request from the Conversion Agent. So long as a book-entry system for the Trust Convertible Preferred Securities is in effect, however, procedures for converting the Trust Convertible Preferred Securities into shares of Steel Stock will differ, as described under "Book-Entry System--The Depository Trust Company." Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the conversion request is received by the Trust and the conversion shall be at the Conversion Price in effect at such time and on such date.

  Fractional shares of Steel Stock or other common stock of the Company are not to be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the current market price thereof on the trading day prior to the conversion date.

 RIGHT TO RECEIVE DISTRIBUTIONS; DIVIDENDS ON STEEL STOCK

  Except as provided below, accumulated but unpaid distributions will not be paid in cash on the Trust Convertible Preferred Securities that are converted nor will such accumulated distributions be converted into additional shares of Steel Stock, but such accumulated distributions will be deemed to be paid in full and then returned by the holder to the Company as partial consideration for the Steel Stock received upon conversion. Holders of Trust Convertible Preferred Securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such Trust Convertible Preferred Securities (except that holders of Trust Convertible Preferred Securities called for redemption on a redemption date between such record date and the distribution payment date shall not be entitled to receive such distribution on such distribution payment date) on the corresponding distribution payment date notwithstanding the conversion of such Trust Convertible Preferred

Securities following such distribution record date and prior to such distribution payment date. However, Trust Convertible Preferred Securities surrendered for conversion during the period between the close of business on any distribution record date and the opening of business on the corresponding distribution payment date (except Trust Convertible Preferred Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the distribution payable on such Trust Convertible Preferred Securities on such distribution payment date. A holder of Trust Convertible Preferred Securities on a distribution record date who (or whose transferee) tenders any such Trust Convertible Preferred Securities for conversion into shares of Steel Stock on the corresponding distribution payment date will receive the distribution payable by the Company on such Trust Convertible Preferred Securities on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of Trust Convertible Preferred Securities for conversion. The Company will make no payment or allowance for dividends on the shares of Steel Stock issued on conversion.

  The Company will not redeem any Trust Convertible Preferred Securities unless all accumulated and unpaid distributions have been paid on all outstanding Trust Convertible Preferred Securities for all quarterly distribution payment periods terminating on or prior to the date of redemption. Since the Company is required to pay all accumulated and unpaid distributions, other than for the current quarter, prior to redeeming the Trust Convertible Preferred Securities, holders choosing to convert their Trust Convertible Preferred Securities in order to avoid such redemption will, at most, forego actual receipt of a cash distribution payment only for the current quarter.

 CONVERSION PRICE ADJUSTMENTS

  The Conversion Price for the Convertible Debentures (and thus the Conversion Price of the Trust Convertible Preferred Securities) will be subject to adjustment upon certain events, including:

    (i) dividends, and other distributions, payable in Steel Stock on any class of capital stock of the Company and combinations and subdivisions of Steel Stock;

    (ii) the issuance of certain rights or warrants entitling the holder thereof to subscribe for or purchase Steel Stock at less than the Current Market Price per share of Steel Stock (calculated as set forth in the Indenture); provided that if such rights or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price of the Convertible Debentures (and thus the Conversion Price of the Trust Convertible Preferred Securities) will not be adjusted until such triggering events occur;

    (iii) distributions to all holders of Steel Stock of any shares of capital stock (other than any common stock of the Company), evidences of indebtedness or cash or other assets of the Company (including securities, but excluding, among other things, those dividends, distributions, rights and warrants referred to above; dividends consisting exclusively of cash and securities received pursuant to a merger or consolidation described below);

    (iv) distributions consisting exclusively of cash (excluding any regular quarterly cash dividends, any cash distributions referred to in (iii) above and any cash distributed in a merger or consolidation referred to below) to all holders of Steel Stock, if the aggregate amount of all such cash distributions, together with (A) all other all-cash distributions (to which such Conversion Price adjustment would otherwise apply) made within the preceding 12 months not triggering a Conversion Price adjustment and (B) all Excess Purchase Payments (as defined below) in respect of each tender offer or exchange offer for, or other negotiated purchase of, Steel Stock concluded by the Company or any of its subsidiaries within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 12 1/2% of the product of the Current Market Price per share of Steel Stock (calculated as set forth in the Indenture) times the number of shares of Steel Stock outstanding on the date fixed for determination of holders of Steel Stock entitled to receive such distribution; and

    (v) payment of an Excess Purchase Payment, if the aggregate amount of such Excess Purchase Payment, together with (A) the aggregate amount of any all-cash distributions (excluding any regular quarterly cash dividends, any cash distributions referred to in (iii) above and any cash distributed in a merger or consolidation referred to below) made within the preceding 12 months not triggering a Conversion Price adjustment and (B) all Excess Purchase Payments in respect of each tender or exchange offer or other negotiated purchase for Steel Stock concluded by the Company or any of its subsidiaries within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 12 1/2% of the product of the Current Market Price per share of Steel Stock (calculated as set forth in the Declaration) times the number of shares of Steel Stock outstanding on the expiration date of such tender offer or exchange offer or other negotiated purchase. For purposes of these Conversion Price adjustments, the term "Excess Purchase Payment" means the excess, if any, of (A) the aggregate of the cash and the value of all other consideration paid by the Company or any of its subsidiaries with respect to the shares of Steel Stock acquired in a tender or exchange offer or such other purchase by the Company over (B) the Current Market Price per share of Steel Stock times the number of shares of Steel Stock acquired in the tender or exchange offer or such other purchase (calculated as set forth in the Indenture).

  The Company from time to time may reduce the Conversion Price of the Convertible Debentures (and thus the Conversion Price of the Trust Convertible Preferred Securities) by any amount for any period of at least 20 Business Days (or such other period as may then be required by applicable law), in which case the Company shall give at least 15 days' notice of such reduction to each holder of Trust Convertible Preferred Securities and each holder of Convertible Debentures, if the Board has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Board determines to be necessary in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to recipients thereof. The Company will comply with applicable law, including Rule 13e-4 under the Exchange Act, in connection with any such adjustment to the conversion price. See "Certain Federal Income Tax Consequences--Conversion Price Adjustment."

  No adjustments will be made in the Conversion Price of the Convertible Debentures (and thus the Conversion Price of the Trust Convertible Preferred Securities) if distributions on or other transactions occur with respect to the Marathon Stock or the Delhi Stock, except as provided in the next paragraph.

  After any date on which all outstanding shares of Steel Stock are exchanged for shares of Marathon Stock or Delhi Stock as set forth under "Description of Capital Stock and Amended and Restated Rights Plan--Steel Stock--Exchange and Redemption," each Trust Convertible Preferred Security will thereafter be convertible into the number of shares of Marathon Stock or Delhi Stock, as the case may be, receivable upon such exchange by a holder of that number of shares or fraction thereof of Steel Stock into which one Trust Convertible Preferred Security was convertible immediately prior to such exchange. From and after any such adjustment to the Trust Convertible Preferred Securities, Conversion Price adjustments as nearly equivalent as may be practicable to the adjustments upon certain events in respect of Steel Stock described above for Steel Stock shall be made upon such events in respect of shares of Marathon Stock or Delhi Stock, as the case may be.

  In case the Company shall be a party to any transaction (including, without limitation, a merger or consolidation of the Company, but excluding transactions described in the prior paragraph), in each case as a result of which shares of Steel Stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Convertible Debenture (and thus each Trust Convertible Preferred Security), if outstanding after the consummation of the transaction, will be convertible thereafter into the kind and amount of shares of stock and other securities and property (including cash) (or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of shares of Steel Stock or fraction thereof into which one Trust Convertible Preferred Security was convertible immediately prior to such transaction (assuming such holder of Steel Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

  If the Company, by dividend or otherwise, distributes to all holders of Steel Stock or other class of common stock into which the Convertible Debentures (and thus the Trust Convertible Preferred Securities) are then convertible shares of common stock other than Steel Stock or any class of common stock into which Convertible Debentures (and thus the Trust Convertible Preferred Securities) are then convertible (other than pursuant to the second preceding paragraph), each Convertible Debenture (and thus each Trust Convertible Preferred Security) will be convertible, in addition to the number of shares of Steel Stock and/or such other common stock into which such share is then convertible, into the number of shares of such other common stock receivable upon payment of such distribution by a holder of that number of shares or fraction thereof of Steel Stock or such other common stock into which one Convertible Debenture (and thus one Trust Convertible Preferred Security) was convertible immediately prior to the record date fixed for the determination of stockholders entitled to receive such distribution. On the payment date of such distribution, a Conversion Price in respect of such common stock will be established in accordance with the Indenture and, thereafter, Conversion Price adjustments as nearly as equivalent in type as may be practicable to the adjustments described above which are to be made in respect of Steel Stock shall be made in respect of shares of such common stock.

  No adjustment of the Conversion Price in respect of the Steel Stock or any other conversion price in respect of any other common stock of the Company will be required to be made in any case until cumulative adjustments amount to 1% or more thereof. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

  Notice to Holders

  In order to give holders of Trust Convertible Preferred Securities an opportunity to determine whether to convert Trust Convertible Preferred Securities into shares of Steel Stock, the Company is required to give notice of its intention (A) to pay a dividend on, redeem shares of, or make a tender or exchange offer for, Steel Stock that would constitute a U.S. Steel Group Special Event, or exchange shares of Steel Stock for Marathon Stock or Delhi Stock following a Disposition of all or substantially all of the properties and assets of the U.S. Steel Group or (B) to exchange Steel Stock for shares of the U.S. Steel Group Subsidiary, not less than 45 days prior to the date selected by the Board for the payment of such dividend on or such redemption of Steel Stock resulting from the Disposition of all or substantially all of the properties and assets of the U.S. Steel Group and not less than 30 days prior to the exchange date for such exchange, the consummation of such tender or exchange offer or the payment date of any other such dividend. In addition, from and after any exchange of Steel Stock for Marathon Stock, as described above, the Company is required to give a comparable notice of its intention to take similar actions with respect to Marathon Stock that would constitute a Marathon Group Special Event.

MANDATORY REDEMPTION

  Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment must be applied substantially simultaneously to redeem Trust Securities having an aggregate initial liquidation amount equal to the aggregate principal amount of the

Convertible Debentures so repaid. The Convertible Debentures will mature on March 31, 2037 (unless the stated maturity of the Convertible Debentures is shortened following a Tax Event, in which case on the advanced maturity date). The Convertible Debentures may be redeemed at any time, including in certain circumstances upon the occurrence of a Trust Special Event, and must be redeemed, in whole, by the Company upon the occurrence of a U.S. Steel Group Special Event or a Marathon Group Special Event. The Company will issue a press release announcing any such redemption. See "--U.S. Steel Group Special Events; Marathon Group Special Events", "--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity" and "Description of the Convertible Debentures--Redemption at the Option of the Company."

  In the event the Company redeems fewer than all of the Convertible Debentures and, therefore, fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Convertible Preferred Securities and Trust Common Securities will be redeemed pro rata, which means that so long as the Trust Convertible Preferred Securities are in book-entry form the redemption proceeds will be distributed in accordance with the procedures of the Depository (as defined herein). See "Book-Entry System--The Depository Trust Company." The Company may not redeem any Convertible Debentures (and therefore cause a mandatory redemption of Trust Convertible Preferred Securities) unless all accumulated and unpaid distributions have been paid on all outstanding Trust Convertible Preferred Securities for all quarterly distribution payment periods terminating on or prior to the last distribution payment date before the date of redemption. Any redemption of Trust Convertible Preferred Securities, other than as described below under "--U.S. Steel Group Special Events; Marathon Group Special Events" or under "--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity," will be made at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (each, a "Redemption Price") together with accrued and unpaid interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning April 1 of the following years:

                               REDEMPTION PRICE
                          (AS A PERCENTAGE OF INITIAL DOLLAR EQUIVALENT
     YEAR                     LIQUIDATION AMOUNT)       PER SECURITY
     ----                 --------------------------- -----------------
     1997                           103.90%                $51.950
     1998                           103.25                  51.625
     1999                           102.60                  51.300
     2000                           101.95                  50.975
     2001                           101.30                  50.650
     2002                           100.65                  50.325
     2003 and thereafter            100.00                  50.000

  The Company will not exercise its option to redeem the Convertible Debentures (and thus the Trust Convertible Preferred Securities), if the Company is advised in advance by either Moody's or S&P that to do so would result in an immediate lowering of the Company's credit rating on its senior unsecured debt from its then existing level, unless the Company shall have received from the issuance of common stock, since the date which is two years prior to the redemption date, net proceeds in an aggregate amount at least equal to the aggregate principal amount of the Convertible Debentures proposed to be redeemed.

 U.S. STEEL GROUP SPECIAL EVENTS; MARATHON GROUP SPECIAL EVENTS

  If (i) (A) the Company exchanges all of the outstanding shares of Steel Stock for all of the outstanding shares of common stock of a wholly owned subsidiary of the Company to which all of the assets and liabilities of the U.S. Steel Group have been transferred or (B) in the event of a Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, the Company either pays a dividend on the Steel Stock in, or redeems a number of shares of Steel Stock for, an amount equal to the Net Proceeds of such Disposition, as described in "Description of Capital Stock and Amended and Restated Rights Plan--Steel Stock--Exchange and Redemption" or (ii) the Company pays a dividend on, or the Company or any of its subsidiaries consummates a tender or exchange offer for, shares of Steel Stock, and the aggregate amount of such dividend or the consideration paid in such tender offer or exchange offer is an amount equal to all or substantially all of the properties and assets of the U.S. Steel Group (as such term is defined under such caption, except that the calculation thereof shall be made without giving effect to any borrowing made by the Company or any of its subsidiaries in connection with such dividend, tender offer or exchange offer) (the events described in (i) and (ii) collectively the "U.S. Steel Group Special Events"), the Company must redeem the Convertible Debentures, in whole, at a price equal to 100% of the aggregate principal amount thereof, together with an amount equal to accrued and unpaid interest to the redemption date. Following such redemption, Trust Convertible Preferred Securities with an aggregate initial liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by the Trust, on a pro rata basis, at a redemption price equal to 100% of the initial liquidation amount to be redeemed, together with accumulated but unpaid distributions thereon to but excluding such redemption date. The redemption date with respect to a redemption of the Trust Convertible Preferred Securities resulting from any U.S. Steel Group Special Event will be the applicable exchange date, dividend payment date or redemption date for the Steel Stock or the consummation date of such tender offer or exchange offer, and such redemption of Convertible Debentures (and thus the Trust Convertible Preferred Securities) will be conditioned upon the actual exchange of Steel Stock, payment with respect to the Steel Stock of such dividend or redemption amount or the consummation of such tender offer or exchange offer, as the case may be.

  In addition, if, following a Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, the Company exchanges all of the outstanding shares of Steel Stock for Marathon Stock and, subsequent to such exchange, any event similar to any of the events described in clauses (i)
(A) and (ii) of the preceding paragraph occurs in respect of the Marathon Stock, at which time there is another class of the Company's common stock outstanding other than Marathon Stock (each, a "Marathon Group Special Event"), the Company must redeem the Convertible Debentures, in whole, at a price equal to 100% of the aggregate principal amount thereof, together with an amount equal to accrued and unpaid interest to the redemption date. Following such redemption, Trust Convertible Preferred Securities with an aggregate initial liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by the Trust, on a pro rata basis, at a redemption price equal to 100% of the liquidation amount to be redeemed, together with accumulated but unpaid distributions thereon to but excluding such redemption date. The date on which such redemption of Trust Convertible Preferred Securities will occur, and the conditions in respect thereof, will be determined in the manner described in the preceding paragraph with respect to any redemption resulting from any similar U.S. Steel Group Special Event.

TRUST SPECIAL EVENT DISTRIBUTION OR REDEMPTION; SHORTENING OF STATED MATURITY

  If, at any time, a Tax Event or an Investment Company Event (each, a "Trust Special Event") shall occur and be continuing, the Trust may, with the consent of the Company, except in the limited circumstances described below, be dissolved with the result that, after the satisfaction of liabilities to creditors (if any), Convertible Debentures with an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the Trust Securities, would, subject to the rights of creditors under applicable law, be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of the Trust Special Event; provided, however, that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of an independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service ("IRS"), to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures, (ii) the Company or the Trust being unable to avoid such Trust Special Event within such 90-day period by taking some ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities or does not subject any of them to more than de minimis regulatory requirements and (iii) the Company's prior written consent to such dissolution and distribution. Assuming that (i) and (ii) of the above proviso are satisfied, if the Company declines to consent to the dissolution and distribution, the Company may incur an obligation to pay Additional Interest (as defined herein). See "Description of the Convertible Debentures--Additional Interest."

  "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the Expiration Date, as a result of
(a) any amendment to, clarification of or change (including any announced proposed change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein,
(b) any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or any judicial decision or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, there is more than an insubstantial risk that (i) the Trust is or, within 90 days of the date thereof, will be subject to United States federal income tax with respect to interest accrued or received on the Convertible Debentures, (ii) the Trust is or, within 90 days of the date thereof, will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable in cash by the Company to the Trust on the Convertible Debentures (other than interest attributable to the Trust Common Securities) is not, or, within 90 days of the date thereof, will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes; provided, however, that such an opinion shall not be deemed to be a "Dissolution Tax Opinion" if the occurrence of any of the events described in (a), (b) or (c) above requires the Company, for United States federal income tax purposes, to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in cash, provided, the occurrence of any of the events described in (a), (b) or (c) above does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in cash.

  "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in such matters (a "Change in 1940 Act Opinion") to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the Expiration Date, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

  Furthermore, if in the event of a Trust Special Event (i) after receipt of a Dissolution Tax Opinion by the Regular Trustees, the Company has received an opinion (a "Redemption Tax Opinion") of an independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more that an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes even after the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) after receipt by the Regular Trustees of a Dissolution Tax

Opinion or a Change in 1940 Act Opinion, the Regular Trustees shall have been informed by independent tax counsel experienced in such matters that it cannot, for substantive reasons, deliver a No Recognition Opinion to the Trust, (a) the Company shall have the right to shorten the stated maturity of the Convertible Debentures to the minimum extent required, but in any event to a date not less than five years from the date of issuance (the action referred to in this clause (a) being referred to herein as a "maturity advancement"), such that, in the opinion of counsel to Company experienced in such matters, after advancing the stated maturity, interest paid on the Convertible Debentures will be deductible for federal income tax purposes, or (b) if in the opinion of counsel to the Company who rendered the Redemption Tax Opinion, there would in all cases, after effecting a maturity advancement, be more than an insubstantial risk that the Company would continue to be precluded from deducting interest on the Convertible Debentures, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Debentures, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, for cash within 90 days following the occurrence of such Trust Special Event. Following such redemption, Trust Securities with an aggregate initial liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by the Trust, on a pro rata basis, at a redemption price equal to 100% of the liquidation amount thereof, together with accumulated and unpaid distributions thereon to, but excluding, such redemption date; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, which elimination shall be complete within the 90-day period, such Trust Special Event by taking some ministerial action that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, or does not subject any of them to more than de minimis regulatory requirements, the Company or the Trust will pursue such measure in lieu of redemption.

  On and after the date fixed by the Regular Trustees for any distribution of Convertible Debentures upon dissolution of the Trust, (i) the Trust Convertible Preferred Securities will no longer be deemed to be outstanding,
(ii) the Depository (as defined herein) or its nominee, as the record holder of the Trust Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Debentures to be delivered upon such distribution, and (iii) any certificate representing Trust Convertible Preferred Securities not held by the Depository or its nominee will be deemed to represent beneficial interests in Convertible Debentures having an aggregate principal amount equal to the aggregate initial liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including Compound Interest (as defined herein)) equal to accumulated and unpaid distributions on such Trust Convertible Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

  The Trust may not redeem any of the outstanding Trust Convertible Preferred Securities unless all accumulated and unpaid distributions have been paid on all outstanding Trust Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption. If the Trust gives a notice of redemption in respect of Trust Convertible Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid the Institutional Trustee, the Institutional Trustee will irrevocably deposit with the Depository or its nominee funds sufficient to pay the applicable redemption price, plus accumulated but unpaid distributions thereon, and will give the Depository irrevocable instructions and authority to pay such amounts to the holders of the Trust Convertible Preferred Securities. See "Book-Entry System--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Convertible Preferred Securities to receive the redemption price, plus accumulated but unpaid distributions thereon but without further accrued interest on such redemption price. The distributions payable upon redemption (unless the date of redemption is a distribution payment date) will be payable to the person to whom the redemption price is payable. In the event that any date fixed for redemption of Trust Convertible Preferred Securities is not a Business Day, then payment of the redemption price, plus accumulated but unpaid distributions thereon, payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payments in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the redemption price, plus accumulated but unpaid distributions thereon, in respect of Trust Convertible Preferred Securities is improperly withheld or refused and not paid either by the Institutional Trustee, or, if paid to the Institutional Trustee, by the Company pursuant to the Guarantee, distributions on such Trust Convertible Preferred Securities will continue to accumulate at the distribution rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price and the accumulated but unpaid distributions thereon.

  In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata. So long as the Trust Convertible Securities are in book-entry form, the distribution of proceeds will be made in accordance with the procedures applied by the Depository. See "Book-Entry System--The Depository Trust Company."

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time, and from time to time, purchase outstanding Trust Convertible Preferred Securities by tender, in the open market or otherwise.

  Notice of redemption will be given not less than 30 nor more than 60 days prior to the redemption date, other than notice of any redemption of the Trust Convertible Preferred Securities as a result of any dividend on or redemption of Steel Stock resulting from a Disposition of all or substantially all of the properties and assets of the U.S. Steel Group or any tender offer or exchange offer for the Steel Stock that would constitute a U.S. Steel Group Special Event. Notice of redemption in connection with a dividend on, or a redemption of, the Steel Stock resulting from such Disposition will be given not less than 45 days prior to the date selected by the Board for the payment of such dividend or such redemption and notice of redemption as a result of any such tender offer or exchange offer will be given on the date of public announcement thereof (but in any event not less than 30 days prior to such redemption) by the Company. Similar notice will be given with respect to any redemption occurring after a Marathon Group Special Event. Prior to giving a notice of redemption resulting from a U.S. Steel Group Special Event or a Marathon Group Special Event, the Company is required to pay all accrued and unpaid interest (including Compound Interest, if any) on the Convertible Debentures through the Interest Payment Date (as defined herein) next preceding the date of such notice. Substantially simultaneously, the Trust will pay all accumulated and unpaid distributions on the outstanding Trust Convertible Preferred Securities through the distribution payment date next preceding the date of such notice. Any such notice will be given to each holder of record of the Trust Convertible Preferred Securities. If the Trust Convertible Preferred Securities are not in book-entry form, notice of redemption shall be given by mail.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Trust (a "Liquidation"), the then holders of the Trust Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, if any, an amount equal to the aggregate initial liquidation amount of the Trust Convertible Preferred Securities, plus accumulated and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the Trust Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Trust Securities in exchange for such Trust Securities.

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution for all Trust Securities, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Trust Convertible Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions.

  Pursuant to the Declaration, the Trust shall dissolve (i) on March 31, 2037, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company as the holder of the Trust Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company as the holder of the Trust Common Securities, upon the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the Trust, or the revocation of the charter of the Company as the holder of the Trust Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Convertible Debentures upon the occurrence and continuation of a Trust Special Event, (v) upon the entry of a decree of a judicial dissolution of the Company as holder of the Trust Common Securities or the Trust, (vi) upon the redemption of all the Trust Securities and the payment to the holders of the Trust Securities in accordance with their terms and (vii) upon the distribution of the Steel Stock or any other class of common stock of the Company to all holders of Trust Convertible Preferred Securities upon conversion of all outstanding Trust Convertible Preferred Securities.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"). See "Description of Convertible Debentures--Indenture Events of Default."

  Upon the occurrence and continuance of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal amount of the Convertible Debentures due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

  If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, any holder of Trust Convertible Preferred Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then the registered holder of Trust Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the rights of the Company, as holders of the Trust Common Securities, will be subrogated to the rights of such holder of Trust Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Convertible Preferred Securities in such Direct Action. Except as provided in the preceding sentences, the holders of Trust Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

  Pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Trust Common Securities until all Declaration Events of Default with respect to the Trust Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Trust Convertible Preferred Securities and only the holders of the Trust Convertible Preferred Securities will have the right to direct the Institutional Trustee in accordance with the terms of the Trust Convertible Preferred Securities.

VOTING RIGHTS

  Except as described herein, under the Delaware Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Modification of the Guarantee; Assignment", and as otherwise required by law and the Declaration, the holders of the Trust Convertible Preferred Securities will have no voting rights.

  Subject to the requirement of the Institutional Trustee obtaining a tax opinion as set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Trust Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable; provided, however, that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the Trust Convertible Preferred Securities may direct the Institutional Trustee to declare the principal of and interest on the Convertible Debentures immediately due and payable; provided, further, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in aggregate principal amount of the Convertible Debentures (a "Super Majority"), only the holders of at least such Super Majority in aggregate liquidation amount of the Trust Convertible Preferred Securities may direct the Institutional Trustee to give such consent or take such action.

  The Institutional Trustee shall notify all holders of the Trust Convertible Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to the directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  In the event the consent of the Institutional Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Convertible Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of a Super Majority in aggregate principal amount of the Convertible Debentures, the Institutional Trustee may only give such consent at the direction of the holders of at least the same Super Majority percentage in liquidation amount of the Trust Securities as is required under the Indenture of aggregate principal amount of the Convertible Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income taxes the Trust will not be classified as other than a grantor trust on account of such action.

  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any approval or direction of holders of Trust Convertible Preferred Securities may be given at a separate meeting of holders of Trust Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Convertible Preferred Securities will be required for the Trust to redeem, participate in the exchange and/or cancel Trust Convertible Preferred Securities or to distribute Convertible Debentures, each in accordance with the Declaration and the terms of the Trust Convertible Preferred Securities.

  Notwithstanding that holders of Trust Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Convertible Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Convertible Preferred Securities were not outstanding.

  The procedures by which holders of Trust Convertible Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuances" and "Book-Entry System--The Depository Trust Company."

  Holders of the Trust Convertible Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Trust Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or
(ii) the dissolution, winding up or termination of the Trust, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Convertible Preferred Securities or only the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Delaware Trustee or the Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Convertible Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Convertible Preferred Securities rank with respect to distributions and payments upon liquidation, redemption, and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Convertible Debentures, (iii) the Company uses its reasonable efforts to cause the Trust Convertible Preferred Securities or any Successor Securities to be listed or quoted on any national securities exchange or with another organization on which the Trust Convertible Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the legal rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, and (C) following such merger, consolidation, amalgamation or replacement, the Trust or such successor entity will continue to be, or will be, classified as a grantor trust for United States federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Trust Common Securities Guarantee (as defined below). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCES

  DTC will act as securities depositary for the Trust Convertible Preferred Securities. The Trust Convertible Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee ("Cede"). One or more fully registered global Trust Convertible Preferred Securities certificates, representing the total aggregate number of Trust Convertible Preferred Securities, will be issued and will be deposited with DTC. Although voting with respect to the Trust Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Trust Convertible Preferred Securities. Under its usual procedures, DTC would solicit votes on behalf of the Trust through an Omnibus Proxy. Except as provided herein, a Beneficial Owner in a global Trust Convertible Preferred Security certificate will not be entitled to receive physical delivery of Trust Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Convertible Preferred Securities. A more detailed description of the DTC book-entry system is set forth in "Book-Entry System--The Depository Trust Company."

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

  The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration. In case a default has occurred (that has not been cured or waived pursuant to the Declaration) of which the Institutional Trustee has actual knowledge, the Institutional Trustee shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Convertible Preferred Securities, unless such holder provides security and indemnity, reasonably satisfactory to the Institutional Trustee, against the costs, expenses and liabilities which might be incurred hereby. The holders of Trust Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

  See "USX Capital Trust I" regarding The Bank of New York's service as trustee under indentures under which securities have been issued or guaranteed by the Company.

CONVERSION AGENT AND PAYING AGENT

  The Institutional Trustee is appointed under the terms of the Trust Securities to act as the initial Conversion Agent. In addition, in the event that the Trust Convertible Preferred Securities do not remain in book-entry only form, the following provisions would apply:

  The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of Trust Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Trust Convertible Preferred Securities after such Trust Convertible Preferred Securities have been called for redemption.

GOVERNING LAW

  The Declaration and the Trust Convertible Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to take any action so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes, and to cooperate with the Company so that the Convertible Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with the Declaration and applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Convertible Preferred Securities.

  Holders of the Trust Convertible Preferred Securities have no preemptive rights.

                         DESCRIPTION OF THE GUARANTEE

  Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders of Trust Convertible Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the Guarantee Trustee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Securities.

GENERAL

  Pursuant to the Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Trust Convertible Preferred Securities the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of setoff, or counterclaim which the Trust may have or assert. The following payments with respect to Trust Convertible Preferred Securities issued by the Trust to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accumulated and unpaid distributions which are required to be paid on such Trust Convertible Preferred Securities to the extent the Trust shall have funds available therefor; (ii) the redemption price and all accumulated and unpaid distributions to the date of redemption to the extent the Trust has funds available therefor with respect to any Trust Convertible Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up, or termination of the Trust (other than in connection with the conversion of all of the Trust Securities into Steel Stock, or any other class of common stock of the Company, or the distribution of the Convertible Debentures to the holders of Trust Convertible Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on such Trust Convertible Preferred Securities to the date of payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of such Trust Convertible Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee will not apply to any payment of distributions on the Trust Convertible Preferred Securities except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Convertible Preferred Securities issued by the Trust and will not have funds available therefor. See "Description of the Convertible Debentures--Certain Covenants of the Company." The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Convertible Preferred Securities.

  The Company has also agreed to guarantee fully and unconditionally the obligations of the Trust with respect to the Trust Common Securities (the "Trust Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, rights of holders of Trust Common Securities to receive payment of periodic distributions and payments on liquidation, redemption, or otherwise will be subordinated to the rights of the holders of Trust Convertible Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

  In the Guarantee, the Company will covenant that, so long as any Trust Convertible Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or, make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase or other similar plans available to stockholders of the Company, or any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Expiration Date, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged) and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem any debt securities (including guarantees) issued by the Company that rank on a parity with or junior to the Convertible Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Trust Convertible Preferred Securities (in which case no consent of holders of Trust Convertible Preferred Securities will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding Trust Convertible Preferred Securities. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Convertible Preferred Securities then outstanding.

TERMINATION

  The Guarantee will terminate upon (a) full payment of the redemption price of all Trust Convertible Preferred Securities, (b) the distribution of Steel Stock, or any other class of common stock of the Company, or upon distribution of the Convertible Debentures held by the Trust to the holders of the Trust Convertible Preferred Securities or (c) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Convertible Preferred Securities must restore payment of any sums paid under Trust Convertible

Preferred Securities or the Guarantee. The subordination provisions of the Convertible Debentures provide that in the event payment is made on the Convertible Debentures or the Guarantee in contravention of such provisions, such payments shall be paid over the holders of Senior Indebtedness.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Trust Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a payment required under the Guarantee, a holder of the Trust Convertible Preferred Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company under the circumstances described in the two preceding sentences.

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) on a parity with the most senior preferred or preference stock now or hereafter issued by the Company, including the 6.50% Convertible Preferred Stock, and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Steel Stock or any other class of common stock of the Company. The terms of the Trust Convertible Preferred Securities provide that each holder of Trust Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

  The Guarantee creates a guarantee of payment and not of collection (that is, the holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, before the occurrence of any event of default with respect to the Guarantee and after curing all events of default with respect to the Guarantee that may have occurred, shall undertake to perform only such duties as are specifically set forth in the Guarantee. After an event of default with respect to the Guarantee has occurred, the Guarantee Trustee shall exercise the rights and powers vested in it by the Guarantee, and shall use the same degree of care and skill in its exercise thereof as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Convertible Preferred Securities, unless such holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee, against the costs, expenses, and liabilities that might be incurred thereby.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

  Set forth below is a description of the terms of the Convertible Debentures. The following description is subject to, and is qualified in its entirety by reference to, the Supplemental Indenture (the "Supplemental Indenture") and the Multiple Series Indenture (the "Base Indenture" and, together with the Supplemental Indenture, the "Indenture"), each to be entered into by and between the Company and The Bank of New York, as Trustee (the "Debenture Trustee"), the forms of which are filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Certain capitalized terms used herein are defined in the Indenture.

  Under certain circumstances involving the dissolution of the Trust, including following the occurrence of a Trust Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity."

  If the Convertible Debentures are distributed to the holders of the Trust Convertible Preferred Securities, the Company will use its reasonable efforts to have the Convertible Debentures listed or quoted on such national securities exchange or similar organization on which the Trust Convertible Preferred Securities are then listed or quoted, if any.

GENERAL

  The Convertible Debentures will be issued as an unsecured series of debt under the Indenture. The Convertible Debentures will be limited in aggregate principal amount to the initial liquidation preference of all shares of 6.50% Convertible Preferred Stock tendered and accepted for exchange in the Exchange Offer. Additional series of debt may be issued under the Indenture.

  The Convertible Debentures are not subject to a sinking fund provision. The Convertible Debentures are convertible into shares of Steel Stock at the option of the holders of the Convertible Debentures at an initial conversion price of $46.25 per share of Steel Stock (equivalent to a conversion ratio of 1.081 shares of Steel Stock for each Convertible Debenture) subject to the conversion price adjustments described under "Description of the Trust Convertible Preferred Securities--Conversion Rights--Conversion Price Adjustments." The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compound Interest and Additional Interest, if any, on March 31, 2037 (unless the stated maturity of the Convertible Debentures is shortened as described under "Description of Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity," in which case on the advanced maturity date). The right to convert the Convertible Debentures will terminate as set forth under "-- Conversion of the Convertible Debentures."

  If Convertible Debentures are distributed to holders of Trust Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued as a Global Security (as defined herein). See "--Book-Entry and Settlement." As described herein, under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry System-- The Depository Trust Company." In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50.00 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of the Convertible Debentures is the Institutional Trustee, the payment of principal, premium, if any, and interest on the Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SUBORDINATION

  The Convertible Debentures are on a parity with indebtedness under the Loan Agreement dated as of March 3, 1994 between the Company and USX Capital LLC (the "LLC Loan Agreement") and subordinated and junior in right of payment to all Senior Indebtedness of the Company but senior to all capital stock of the Company now outstanding or hereafter issued by the Company, to the extent set forth in the Indenture.


  In the event that (i) the Company shall default in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice describing such event of default and requesting commencement of payment blockage on transactions as hereinafter described is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment and event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the Convertible Debentures or any interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Convertible Debentures.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of its creditors, or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of the Convertible Debentures. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Indenture with respect to the indebtedness evidenced by the Convertible Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Convertible Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the Convertible Debentures by any act or failure to act on the part of the Company.

  Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the rights of the holders of the Convertible Debentures shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the Convertible Debentures shall have been paid in full, and such payments or distributions received by the holders of the Convertible Debentures, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors (other than the holders of Senior Indebtedness), on the one hand, and the holders of the Convertible Debentures, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of the Convertible Debentures.

  The term "Senior Indebtedness" means, with respect to the Company, the principal, premium, if any, and interest on (i) all indebtedness of the Company, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which the Company is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the Convertible Debentures; provided, however, that Senior Indebtedness shall not include indebtedness under the LLC Loan Agreement, which shall rank on a parity with the Convertible Debentures. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued or incurred by the Company and does not limit obligations at subsidiaries of the Company which obligations are structurally senior to the Convertible Debentures.

CERTAIN COVENANTS OF THE COMPANY

  Except as otherwise provided in the Indenture, for so long as the Convertible Debentures are issued to the Trust or the Institutional Trustee and the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of the Convertible Debentures, the redemption of all Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial ownership interest in the Convertible Debentures.

REDEMPTION AT THE OPTION OF THE COMPANY

  Except as described below with respect to accrued and unpaid interest, the Company will have the right to redeem the Convertible Debentures, in whole or in part, for cash, from time to time, upon not less than 30 nor more than 60 days notice, at the following Redemption Prices (expressed as percentages of the principal amount of the Convertible Debentures), together with accrued and unpaid interest thereon, including Compound Interest (as defined herein) to, but excluding, the redemption date, if redeemed during the 12-month period beginning April 1 of the following years:

      YEAR                REDEMPTION PRICE
      ----                ----------------
      1997                     103.90%
      1998                     103.25
      1999                     102.60
      2000                     101.95
      2001                     101.30
      2002                     100.65
      2003 and thereafter      100.00

  The Company will not exercise its option to redeem the Convertible Debentures if the Company is advised in advance by either Moody's or S&P that to do so would result in an immediate lowering of the Company's credit rating on its senior unsecured debt from its then existing level, unless the Company shall have received from the issuance of its common stock, since the date which is two years prior to the redemption date, net proceeds in an aggregate amount at least equal to the aggregate principal amount of the Convertible Debentures to be redeemed.

  Notwithstanding the foregoing, the Company may not redeem any Convertible Debentures unless all accrued and unpaid interest has been paid on all outstanding Convertible Debentures for all quarterly interest payment periods terminating on or prior to the last interest payment date before the date of redemption. If Convertible Debentures are redeemed on the last calendar day of any March, June, September or December, accrued and unpaid interest shall be payable to holders of record on the record date for such interest payment.

  The Company shall also have the right to redeem the Convertible Debentures at any time in certain circumstances upon the occurrence of a Trust Special Event as described under "Description of the Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity" at 100% of the principal amount thereof, together with any accrued and unpaid interest thereon (including Compound Interest), to, but excluding, the redemption date.

  The Company is required to redeem Convertible Debentures upon the occurrence of a U.S. Steel Group Special Event or a Marathon Group Special Event at 100% of the principal amount thereof, together with any accrued and unpaid interest thereon, including Compound Interest, to, but excluding, the redemption date. See "Description of the Trust Convertible Preferred Securities--Mandatory Redemption--U.S. Steel Group Special Events; Marathon Group Special Events." The Company will give holders of the Convertible Debentures notice thereof prior to such redemption on the dates specified under "Description of the Trust Convertible Preferred Securities--Redemption Procedures for Redemption by the Trust."

  So long as the Trust Convertible Preferred Securities are outstanding, the Declaration requires that the proceeds from the redemption of any of the Convertible Debentures be used to redeem Trust Convertible Preferred Securities.

INTEREST

  Each Convertible Debenture shall bear interest at the rate of 6.75% per annum from and including March 31, 1997. Interest is payable quarterly in arrears on the last calendar day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing on June 30, 1997, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding such Interest Payment Date. In the event the Trust Convertible Preferred Securities shall not continue to remain in book-entry only form and the Convertible Debentures are not in the form of a Global Security, the Company shall have the right to select record dates, which shall be at least one Business Day before an Interest Payment Date.

  The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as the Company is not in default in the payment of interest on the Convertible Debentures, the Company will have the right, at any time, and from time to time, during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, during which Extension Period no interest will be due and payable. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest), together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures.

  During any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase or other similar plans available to stockholders of the Company, or any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Expiration Date, (ii) as a result of a reclassification of the Company's capital stock pursuant to the exchange or conversion provisions of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to any debt securities issued by the Company that rank on a parity with or junior to the Convertible Debentures.

  If the Institutional Trustee shall be the only holder of the Convertible Debentures, the Company shall give the Regular Trustees, the Institutional Trustee and the Debenture Trustee notice of its election of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Convertible Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to any national stock exchange or other organization on which the Trust Convertible Preferred Stock is listed or quoted, if any, or to holders of the Trust Convertible Preferred Securities as of the record date or the date such distribution is payable. Any one of the Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Trust Convertible Preferred Securities. If the Institutional Trustee shall not be the holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures notice of its election of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date for the first quarter of such Extension Period or (ii) the date upon which the Company is required to give notice of the record or payment date of such related interest payment to any national stock exchange or other organization on which the Convertible Debentures are listed or quoted, if any, or to holders of the Convertible Debentures.

CONVERSION OF THE CONVERTIBLE DEBENTURES

  The Convertible Debentures will be convertible into the Steel Stock at the option of the holders of the Convertible Debentures at the initial conversion price of $46.25 per share of Steel Stock, subject to the conversion price adjustments described under "Description of the Trust Convertible Preferred Securities--Conversion Rights--Conversion Price Adjustments." The right to convert Convertible Debentures will terminate prior to the close of business
(i) on March 31, 2037 (unless the stated maturity of the Convertible Debentures is shortened following a Tax Event, as described under "Description of Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity", in which case on the advanced maturity date) or (ii) in the case of Convertible Debentures called for redemption, on the redemption date, unless the Company gives notice of redemption of the Convertible Debentures in connection with a dividend on or a redemption of Steel Stock resulting from the Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, as set forth under "Description of the Trust Convertible Preferred Securities-- Mandatory Redemption--U.S. Steel Group Special Events; Marathon Group Special Events", in which case the right to convert Convertible Debentures will terminate on the 31st day prior to the date selected by the Board for such dividend or redemption.

  In order to give holders of Convertible Debentures an opportunity to determine whether to convert such Convertible Debentures into shares of Steel Stock, the Company is required to give holders of the Convertible Debentures notice of its intention to effect a U.S. Steel Group Special Event or a Marathon Group Special Event, or to exchange shares of Steel Stock for Marathon Stock of Delhi Stock following a Disposition of all or substantially all of the assets of the U.S. Steel Group, at the times specified under "Description of the Trust Convertible Preferred Securities--Conversion Rights--Notice to Holders."

  Except as provided below, accrued but unpaid interest will not be paid in cash on Convertible Debentures that are converted nor will such accrued interest be converted into additional shares of Steel Stock, but such accrued interest will be deemed to be paid in full and then returned by the holder to the Company as partial consideration for the Steel Stock received upon conversion. Holders of Convertible Debentures at the close of business on an interest record date will be entitled to receive the interest payable on such Convertible Debentures (except that holders of Convertible Debentures called for redemption on a redemption date between such record date and the Interest Payment Date shall not be entitled to receive such interest on such Interest Payment Date) on the corresponding Interest Payment Date notwithstanding the conversion of such Convertible Debentures following such interest record date and prior to such Interest Payment Date. However, Convertible Debentures surrendered for conversion during the period between the close of business on any interest record date and the opening of business on the corresponding Interest Payment Date (except Convertible Debentures called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest payable on such Convertible Debentures on such Interest Payment Date. A holder of Convertible Debentures on an interest record date who (or whose transferee) tenders any such Convertible Debentures for conversion into shares of Steel Stock on the corresponding Interest Payment Date will receive the interest payable by the Company on such Convertible Debentures on such date, and the converting holder need not include payment of the amount of such interest upon surrender of Convertible Debentures for conversion. The Company will make no payment or allowance for dividends on the shares of Steel Stock issued upon conversion.

  The Convertible Debentures held by the Trust will not be converted except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Trust Convertible Preferred Securities. Upon surrender of a Trust Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Debentures to the Conversion Agent on behalf of the holder of the Trust Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to the Steel Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Steel Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for. Interest may, at the Company's option, be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the register or (ii) by transfer to an account maintained by such person located in the United States; provided, however, that payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

ADDITIONAL INTEREST

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Convertible Debentures any and all taxes, duties, assessments or governmental charges of whatever nature directly imposed on the Trust, in its capacity as a legal entity or as a holder of the Convertible Debentures, by the United States, or any other taxing authority, so that the net amounts received and retained by such Trust and the Institutional Trustee after paying such taxes, duties, assessments or governmental charges will be equal to the amounts such Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or governmental charges been incurred by or imposed on such Trust.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Except as otherwise provided in the Indenture, the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than the Company) is a domestic corporation and assumes the Company's obligations under the Convertible Debentures and the Indenture.

INDENTURE EVENTS OF DEFAULT

  Any one of the following events will constitute an Indenture Event of Default with respect to the Convertible Debentures:

    (a) default in the payment of any interest on the Convertible Debentures when due and payable, if continued for 30 days after written notice has been given as provided in the Indenture, whether or not such payment is prohibited by the subordination provisions of the Indenture and the Convertible Debentures, provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest;

    (b) default in the payment of principal of (or premium, if any, on) the Convertible Debentures when due and payable whether or not such payment is prohibited by the subordination provisions of the Indenture and the Convertible Debentures;

    (c) failure to perform any other covenant of the Company in the Indenture or the Convertible Debentures (other than a covenant included in the Indenture solely for the benefit of any series of debt securities other than the Convertible Debentures), if continued for 90 days after written notice has been given as provided in the Indenture;

    (d) failure of the Company to deliver the Steel Stock or shares of another class of common stock of the Company upon a valid conversion election by the holder or holders of the Convertible Debentures to convert such Convertible Debentures into shares of Steel Stock or shares of such other class of common stock;

    (e) certain events in bankruptcy, insolvency or reorganization involving the Company; or

    (f) the voluntary or involuntary dissolution, winding-up, or termination of the Trust, except in connection with (i) the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust or in their interest in the Trust, (ii) the redemption of the Trust Convertible Preferred Securities and (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

  If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Convertible Debentures, will have the right under the Indenture to declare the principal of the Convertible Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Debentures. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Convertible Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Convertible Debentures. In addition, if the Institutional Trustee fails to enforce its rights under the Convertible Debentures any holder of Trust Convertible Preferred Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures. See "Description of the Trust Convertible Preferred Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), the Company acknowledges that then a holder of Trust Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. Notwithstanding any payments made to such holder of Trust Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Institutional Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such Trust Convertible Preferred Securities with respect to payments on the Trust Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Trust Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

  If any Indenture Event of Default shall occur and be continuing and the Convertible Debentures have been distributed to the holders of the Trust Securities upon a liquidation of the Trust, the holders of not less than 25% in aggregate liquidation amount of the Convertible Debentures will have the right to declare the principal of the Convertible Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce their other rights as a creditor with respect to the Convertible Debentures.

DEFEASANCE

  The obligations of the Company with respect to the payment of the principal, premium, if any, and interest on, the Convertible Debentures will terminate if the Company irrevocably deposits or causes to be deposited with the Debenture Trustee, under the terms of an escrow trust agreement satisfactory to the Debenture Trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Convertible Debentures,
(i) money, (ii) U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable on the Convertible Debentures, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal, premium, if any, and interest on the Convertible Debentures. The discharge of the Convertible Debentures is subject to certain other conditions, including, without limitation, (a) no Indenture Event of Default or event (including such deposit) which with notice or lapse of time would become an Indenture Event of Default shall have occurred and be continuing on the date of such deposit, (b) such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement or other instrument binding upon the Company or its subsidiaries or any of their properties and (c) the Company shall have delivered to the Debenture Trustee an opinion of counsel or a ruling by the IRS satisfactory to the Trustee to the effect that holders of the Convertible Debentures will not recognize income, gain or loss for federal income tax purposes if the Company makes such deposit. The conversion rights under the Indenture will survive until the Convertible Debentures are no longer outstanding.

MODIFICATION, WAIVER, MEETINGS AND VOTING

 MODIFICATION OF INDENTURE

  The Indenture will provide that the Company and the Debenture Trustee may, without the consent of any holders of Convertible Debentures, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Indenture Events of Default, or curing ambiguities or inconsistencies in such Indenture, or making other changes to the Indenture or form or terms of the Convertible Debentures, provided such action does not have a material adverse effect on the interests of the holders of the Convertible Debentures. In addition, modifications and amendments of the Indenture may be made by the Company and the Debenture Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Convertible Debentures and all other series of debt securities issued under the Indenture then outstanding affected, acting as one class, by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of each holder of Convertible Debentures outstanding that is affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or rate of interest on the Convertible Debentures, (b) reduce the principal, premium, if any, or interest on any Convertible Debentures, (c) change any obligation to pay additional amounts, (d) change the place of payment or the currency or currency unit in which the Convertible Debentures or interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to the Convertible Debentures, (f) reduce the percentage in principal amount of the Convertible Debentures then outstanding required for modification or amendment of the Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,
(g) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (h) make any change that would materially adversely affect the right to convert the Convertible Indentures or (i) modify any of the above provisions.

 WAIVER OF DEFAULT

  The holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding may, on behalf of the holders of all Convertible Debentures, waive any past default under the Indenture with respect to the Convertible Debentures except a default (a) in the payment of principal, premium, if any, or any interest on the Convertible Debentures and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Convertible Debentures then outstanding.

 MEETINGS AND VOTING

  A meeting may be called at any time by the Debenture Trustee, and upon request, by the Company pursuant to a resolution of the Board or the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding. Except as described above under "--Modifications of Indenture" and "--Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of Convertible Debentures then outstanding is present may be adopted by the affirmative vote of the lesser of (i) the holders of a majority in principal amount of the Convertible Debentures then outstanding, or (ii) the holders of 66 2/3% in principal amount of the Convertible Debentures then outstanding represented and voting at the meeting; provided, however, that if any consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the Convertible Debentures then outstanding, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of (a) the holders of such specified percentage in principal amount of the Convertible Debentures then outstanding or (b) a majority in principal amount of Convertible Debentures then outstanding of such series represented and voting at the meeting. Any resolution passed or decision taken at any meeting of holders of Convertible Debentures duly held in accordance with the Indenture will be binding on all holders of Convertible Debentures whether or not present or represented at the meeting.

  Except with respect to certain reconvened meetings, the quorum at a meeting of the holders of Convertible Debentures will be persons holding or representing a majority in principal amount of the Convertible Debentures then outstanding.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Trust Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up, or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the form of one or more global certificates registered in the name of the depository or its nominee. For further detail, see "Book-Entry System--The Depository Trust Company."

THE DEPOSITORY

  If the Convertible Debentures are distributed to holders of Trust Convertible Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depository for the Convertible Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Trust Convertible Preferred Securities-- Book-Entry Only Issuances."

  None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

  A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depository and no successor depository shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

  The Indenture and the Convertible Debentures will be governed by, and construed in accordance with, the laws of the State of New York, unless otherwise required by mandatory provisions of law.

MISCELLANEOUS

  The Indenture will provide that the Company, as borrower, will pay all fees and expenses related to (i) the issuance and exchange of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Convertible Preferred Securities.

  The Company will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                      EFFECT OF OBLIGATIONS UNDER THE
                 CONVERTIBLE DEBENTURES AND THE GUARANTEE

  As set forth in the Declaration, the sole purposes of the Trust are (a) issuing its Trust Securities in exchange for Convertible Debentures having an aggregate principal amount equal to the aggregate initial liquidation amount of such Trust Securities and (b) engaging in such other activities as are necessary or incidental thereto.

  As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Trust Convertible Preferred Securities; (iii) the Company, as borrower, shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Convertible Debentures held by the Trust, the Trust will not have sufficient funds to pay distributions on the Trust Convertible Preferred Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Trust Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Trust Convertible Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Trust Convertible Preferred Securities.

  If the Company fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Trust Convertible Preferred Securities, using the procedures described in "Description of the Trust Convertible Preferred Securities--Book-Entry Only Issuances" and "--Voting Rights" and "Book Entry System--The Depository Trust Company" may direct the Institutional Trustee to enforce its rights under the Convertible Debentures. Notwithstanding the foregoing, in such circumstances a holder of Trust Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Convertible Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Convertible Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

       DESCRIPTION OF CAPITAL STOCK AND AMENDED AND RESTATED RIGHTS PLAN

  The following is a description of the terms of the capital stock of the Company included in the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"). This description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and the Amended and Restated Rights Agreement, dated as of October 1, 1992 (the "Restated Rights Agreement") between the Company and Mellon Bank, N.A., as Rights Agent (the "Rights Agent"), which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

GENERAL

  The authorized capital stock of the Company consists of (i) 40 million shares of preferred stock (the "Preferred Stock"), without par value, of which 6,900,000 are designated as 6.50% Convertible Preferred Stock and eight million shares are designated as Series A Junior Preferred Stock (the "Junior Preferred Stock"), (ii) 550 million shares of a class of common stock designated as USX-Marathon Group Common Stock, par value $1.00 per share,
(iii) 200 million shares of a class of common stock designated as USX-U.S. Steel Group Common Stock, par value $1.00 per share and (iv) 50 million shares of a class of common stock designated as USX-Delhi Group Common Stock, par value $1.00 per share. As of December 31, 1996, there were 6,900,000 shares of 6.50% Convertible Preferred Stock, 287,525,213 shares of Marathon Stock, 84,885,473 shares of Steel Stock and 9,448,269 shares of Delhi Stock issued and outstanding. No shares of Junior Preferred Stock are outstanding. The Marathon Stock, the Steel Stock and the Delhi Stock are together referred to as "Common Stock."

  As used herein:

    "U.S. Steel Group" means, at any time, all of the businesses in which the Company is or has been engaged, directly or indirectly, and all assets and liabilities of the Company, other than any businesses, assets or liabilities of the Marathon Group or the Delhi Group if any shares of Marathon Stock or Delhi Stock are outstanding.

    "Marathon Group" means, at any time, (w) all businesses in which any of Marathon Oil Company, Texas Oil & Gas Corp. and Carnegie Natural Gas Company (or any of their predecessors or successors) is or has been engaged, directly or indirectly, other than the businesses of the Delhi Group after October 2, 1992 (the date of first issuance of Delhi Stock),
  (x) all assets and liabilities of the Company to the extent attributed to any of such businesses, whether or not such assets or liabilities are or were assets or liabilities of such companies, (y) a proportionate interest in the business, assets and liabilities of the Delhi Group equal to one less the Delhi Fraction and (z) such businesses, assets and liabilities acquired by the Company for the Marathon Group after May 6, 1991, as determined by the Board to be included in the Marathon Group; provided that after any dividend or distribution with respect to any shares of Delhi Stock, or any repurchase of shares of Delhi Stock from holders of Delhi Stock generally, the Marathon Group shall include an amount of assets or properties of the Delhi Group equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Delhi Stock multiplied by a fraction, the numerator of which is equal to one less the Delhi Fraction and the denominator of which is equal to the Delhi Fraction.

    "Delhi Group" shall mean, (i) all of the businesses in which any of Delhi Gas Pipeline Corporation ("DGPC"), The Nueces Company, Delhi Gasmark, Inc. (previously Texas Gasmark, Inc.), Tonkawa Gas Processing Company, Delhi Gas Marketing Corp. (previously TXO Gas Marketing Corp.), Delhi Gas Ventures Corp. (previously TXO Gas Ventures Corp.), Red River Gas Pipeline Corporation, Ozark Gas Pipeline Corporation, Sweetwater Pipeline Corporation, Western Gas Transmission, Inc., and Western Gas Corporation (or any of their predecessors or successors) is or has been engaged, directly or indirectly, (ii) all assets and liabilities of the Company to the extent attributed to any of such businesses, whether or not such assets or liabilities are or were assets and liabilities of such companies and
  (iii) such businesses, assets and liabilities acquired by the Company for the Delhi Group as determined by the Board to be included in the Delhi Group; provided that, from and after any dividend or distribution with respect to any shares of Delhi Stock, or any repurchase of shares of Delhi Stock from holders of Delhi Stock generally, the Delhi Group shall no longer include an amount of assets or properties of the Delhi Group equal to the aggregate amount of such kind of properties or assets so paid in respect of shares of Delhi Stock multiplied by a fraction, the numerator of which is equal to one less the Delhi Fraction and the denominator of which is equal to the Delhi Fraction. If all of the outstanding shares of Steel Stock are exchanged for shares of Delhi Stock as set forth under "--Steel Stock Exchange and Redemption," all of the businesses, assets and liabilities of the U.S. Steel Group shall be included in the Delhi Group.

    "Delhi Fraction" means, on any date, a fraction the numerator of which shall be the number of shares of Delhi Stock outstanding on such date and the denominator of which shall be initially 14,000,000 shares; provided that such fraction shall not be greater than one. The denominator of the Delhi Fraction shall be adjusted to reflect subdivisions, combinations and other reclassifications of Delhi Stock, stock dividends payable in shares of Delhi Stock to holders thereof, the issuance of shares of Delhi Stock the proceeds of which are attributed to the Delhi Group and repurchases by the Company of shares of Delhi Stock. As of the date of this Prospectus, the Delhi Fraction is 1/1.

    "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

    "Market Value" of any class of Common Stock on any Business Day means the average of the high and low reported sales prices regular way of a share of such class on such Business Day or, in case no such reported sale takes place on such Business Day, the average of the reported closing bid and asked prices regular way of a share on such class on such Business Day, in either case on the NYSE Composite Tape, or if the shares of such class are not listed or admitted to trading on the NYSE on such Business Day, on specified alternative markets, or, if not listed or admitted to trading on such markets, the market value as determined by the Board, subject to adjustments necessary to reflect any dividends (other than regular cash dividends) or distributions on, or subdivisions or combinations of, outstanding shares of such class. "Business Day," as used in "Description of Capital Stock and Amended and Restated Rights Plan," means each weekday other than any day on which any relevant class of Common Stock is not traded on any national securities exchange or the NASDAQ Stock Market or in the over-the-counter market.

    "Net Proceeds," as of any date, from any Disposition of any of the properties and assets of the U.S. Steel Group or the Delhi Group, as the case may be, shall mean an amount, if any, equal to the gross proceeds of such Disposition after payment of, or reasonable provision for, (i) any taxes payable by the Company in respect of such Disposition, (ii) any taxes payable by the Company in respect of any dividend or redemption pursuant to a dividend or redemption paid to holders of Steel Stock or Delhi Stock, as the case may be, in connection with such Disposition, (iii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iv) any liabilities (contingent or otherwise) of, or allocated to, the U.S. Steel Group or the Delhi Group, as the case may be, including, without limitation any indemnity obligations incurred in connection with the Disposition. For purposes of this definition, any properties and assets of the U.S. Steel Group or the Delhi Group, as the case may be, remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property.

PREFERRED STOCK

  The authorized Preferred Stock may be issued without the approval of the holders of Common Stock in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in a resolution providing for the issue of any such series adopted by the Board.

STEEL STOCK

  DIVIDENDS--DIVIDENDS ON THE STEEL STOCK ARE INTENDED TO BE PAID BASED UPON THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE U.S. STEEL GROUP.

  Subject to any prior rights of the holders of the Preferred Stock, dividends may be paid on the Steel Stock as determined by the Board out of the lesser of
(i) the Available Steel Dividend Amount and (ii) funds of the Company legally available therefor.

  The "Available Steel Dividend Amount," on any date, means either:

  (a) the greater of:

    (i) an amount equal to (x) $2.244 billion, increased or decreased, as appropriate, to reflect: (A) Steel Net Income from the close of business on December 31, 1990, (B) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of common stock of the Company after December 31, 1990 and prior to the close of business on May 6, 1991 attributed to the U.S. Steel Group, (C) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of Steel Stock or any shares of Preferred Stock attributed to the U.S. Steel Group and (D) any other adjustments to stockholders' equity of the U.S. Steel Group made in accordance with generally accepted accounting principles, less (y) the sum of the aggregate par value of all outstanding Steel Stock and the aggregate stated capital of all outstanding Preferred Stock attributed to the U.S. Steel Group; and

    (ii) the excess of the fair market value of the net assets of the U.S. Steel Group over the sum of the aggregate par value of all outstanding Steel Stock and the aggregate stated capital of all outstanding Preferred Stock attributed to the U.S. Steel Group, in the case of each of clauses (i) and (ii), increased by an amount equal to any effects of the recognition of the transition obligation upon the adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (including any amendments thereto) and any cumulative effects of the adoption of SFAS No. 109, "Accounting For Income Taxes" (including any amendments thereto) in the year of adoption; or

  (b) in case there shall be no such amount, an amount equal to Steel Net Income (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

  The amount of $2.244 billion in clause (a)(i) above represents the amount of total stockholders' equity of USX as of December 31, 1990 assigned to the U.S. Steel Group by the Board after giving consideration to the historical debt and equity structure of the Company.

  The Available Steel Dividend Amount as of December 31, 1996 was at least $2.808 billion, as calculated under the preceding clause (a)(i).

  Although net income and stockholders' equity of the U.S. Steel Group was reduced when the Company adopted the accounting changes required by SFAS No. 106 and SFAS No. 109, such changes did not affect cash flows of the U.S. Steel Group. As a result, in order to preclude dividends on the Steel Stock from being limited by such noncash accounting changes, the amounts in each of clause (a)(i) and clause (a)(ii) of the definition of "Available Steel Dividend Amount" were adjusted to eliminate the effects of such changes, as set forth above.

  Clause (b) in the definition of "Available Steel Dividend Amount" will permit the payment of dividends on the Steel Stock in any fiscal year to the extent there is positive Steel Net Income in such fiscal year or in the preceding fiscal year or to the extent of the sum of positive Steel Net Income, if any, in both such years. Any loss in either such year would not reduce positive Steel Net Income, if any, in the other year for purposes of determining the applicable limitation on dividends. Such provision is comparable to Section 170 of the Delaware General Corporation Law, which allows the payment of dividends on common stock of any Delaware corporation in any fiscal year to the extent of consolidated net income of the corporation for such fiscal year and/or the preceding fiscal year.

  As used herein, "Steel Net Income" means the net income or loss of the U.S. Steel Group determined in accordance with generally accepted accounting principles, including income and expenses of the Company attributed to the U.S. Steel Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes. For information concerning the policies governing the attribution of corporate activities to the U.S Steel Group which are being followed by the Company in determining Steel Net Income, see "Risk Factors-- Risks Relating to the Common Stock of the Company--Management and Accounting Policies Subject to Change."

  The Board may, in its sole discretion, declare and pay dividends exclusively on the Steel Stock, exclusively on the Marathon Stock, exclusively on the Delhi Stock or on such classes in equal or unequal amounts, notwithstanding the respective amount of funds available for dividends on each class, the respective voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor.

  EXCHANGE AND REDEMPTION--IN THE EVENT OF A DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE U.S. STEEL GROUP, USX IS REQUIRED TO
(1) PAY A DIVIDEND, (2) REDEEM STEEL STOCK OR (3) EXCHANGE STEEL STOCK FOR MARATHON STOCK OR, IF THERE ARE NO SHARES OF MARATHON STOCK OUTSTANDING, DELHI STOCK, SUBJECT TO CERTAIN LIMITATIONS.

  If USX transfers all the assets and liabilities of the U.S. Steel Group to a wholly owned subsidiary of the Company (the "U.S. Steel Group Subsidiary"), the Board may, in its sole discretion and by a majority vote of the directors then in office, provided that there are funds of the Company legally available therefor, exchange all of the outstanding shares of the Steel Stock for all of the outstanding stock of the U.S. Steel Group Subsidiary, on a pro rata basis.

  In addition, upon the Disposition, in one transaction or a series of related transactions, of all or substantially all of the properties and assets of the U.S. Steel Group (other than in connection with the Disposition by the Company of all of its properties and assets in one transaction) to any person, entity or group (other than to the holders of all outstanding shares of Steel Stock on a pro rata basis or to a person, entity or group in which the Company directly or indirectly, owns a majority equity interest), the Company shall, within 60 days following the consummation of such Disposition, either (i) subject to the limitations on dividends on Steel Stock set forth above, declare and pay a dividend in cash and/or in securities or other property received as proceeds of such Disposition to the holders of the Steel Stock in an amount equal to the Net Proceeds of such Disposition, (ii) to the extent that there are funds of the Company legally available therefor, redeem the number of whole shares of Steel Stock having an aggregate average Market Value during the ten-Business Day period following consummation of such Dispositions closest to the value of the Net Proceeds of such Disposition, for cash and/or securities or other property received as proceeds of such Disposition in an amount equal to the Net Proceeds or (iii) exchange each outstanding share of Steel Stock for a number of shares of Marathon Stock or, if there are no shares of Marathon Stock outstanding and shares of Delhi Stock are outstanding, of Delhi Stock, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Steel Stock to the Market Value of one share of Marathon Stock or one share of Delhi Stock, as the case may be, during such period.

  If, immediately after any event, the Company directly or indirectly, owns less than a majority equity interest in any person, entity or group in which the Company directly, or indirectly, owned a majority equity interest immediately prior to the occurrence of such event, a Disposition of all of the properties and assets of the U.S. Steel Group owned by such person, entity or group shall be deemed to have occurred. In the case of a Disposition of properties or assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions.

  "Substantially all of the properties and assets of the U.S. Steel Group," as of any date, means a portion of such properties and assets that represents at least 80% of either of the then-current market value of, or the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Company derived from, the properties and assets of the U.S. Steel Group as of such date (excluding the assets and properties of any person, entity or group in which the Company, directly or indirectly, owns less than a majority equity interest).

  After any such special dividend or redemption pursuant to clause (i) or (ii) in the third preceding paragraph, the Board may, by a majority vote of the directors then in office, exchange each outstanding share of Steel Stock for a number of shares of Marathon Stock or, if there are no shares of Marathon Stock outstanding and shares of Delhi Stock are outstanding, of Delhi Stock, equal to 110% of the Market Value Ratio as of the fifth Business Day prior to the date notice of such exchange is mailed to the holders of Steel Stock. "Market Value Ratio", as of any date, means the highest of the following (calculated to the nearest five decimal places): (A) the average ratio of S/X for the five-Business Day period ending on such date,
(B) the quotient of (1) the sum of (w) four times the average ratio of S/X for the five-Business Day period ending on such date, (x) three times the average ratio of S/X for the next preceding five-Business Day period, (y) two times the average ratio of S/X for the next preceding five-Business Day period and
(z) the average ratio of S/X for the next preceding five-Business Day period, divided by (2) ten and (C) if the special dividend pursuant to clause (i) of the third preceding paragraph was declared and paid or the redemption pursuant to clause (ii) thereof was made prior to the commencement of the most recently completed fiscal quarter of the Company, the average ratio of S /X for such fiscal quarter, where S is the Market Value of one share of the Steel Stock and X is the Market Value of one share of the Marathon Stock or one share of Delhi Stock, as the case may be. In determining whether to effect such an exchange, the Board, in addition to other matters, would likely consider whether the remaining properties and assets of the U.S. Steel Group constitute a viable business. Other considerations could include the number of shares of Steel Stock remaining outstanding following any such redemption, the per share market price of the Steel Stock following the payment of such a dividend or such a redemption and the cost of maintaining stockholder accounts.

  General Redemption Provisions. In the event of any exchange or redemption of a class of Common Stock, the Company shall cause to be given to each holder of Steel Stock a notice stating (A) that shares of Steel Stock shall be exchanged or redeemed, as the case may be, (B) the date of the exchange or redemption,
(C) in the event of a partial redemption, the number of shares of Steel Stock or Delhi Stock, as the case may be, to be redeemed, (D) the kind and amount of shares of capital stock or cash and/or securities or other property to be received by such holder with respect to each share of such class of Common Stock held by such holder, including details as to the calculation thereof,
(E) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock or cash and/or securities or other property and
(F) that, except as provided in the second following paragraph, dividends on such class of Common Stock will cease to be paid as of such exchange date or redemption date. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the exchange date or redemption date, as the case may be, and in any case to each holder of such class of Common Stock to be exchanged or redeemed, at such holder's address as the same appears on the stock transfer books of the Company. Neither the failure to mail such notice to any particular holder of such class of Common Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of such class of Common Stock.

  If less than all of the outstanding shares of Steel Stock or Delhi Stock, as the case may be, are to be redeemed as described above, such shares shall be redeemed by the Company pro rata among the holders of such class of Common Stock or by such other method as may be determined by the Board to be equitable.

  No adjustments in respect of dividends shall be made upon the exchange or redemption of any shares of any class of Common Stock; provided, however, that if such shares are exchanged or redeemed by the Company after the record date for determining holders of such class of Common Stock entitled to any dividend or distribution thereon, such dividend or distribution shall be payable to the holders of such shares at the close of business on such record date notwithstanding such exchange or redemption of such shares or the Company's default in payment of the dividend or distribution due on such date.

  Before any holder of shares of any class of Common Stock shall be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any exchange or redemption of such class of Common Stock, such holder shall surrender at such office as the Company shall specify certificates for such shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Company shall waive such requirement). As soon as practicable after surrender of certificates for shares of such class of Common Stock, the Company will deliver to the holder of such shares so surrendered the certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such holder is entitled, together with any fractional payment referred to below. If less than all of the shares of such class of Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of Steel Stock not redeemed.

  The Company shall not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of any class of Common Stock upon any exchange, redemption, dividend or other distribution. If more than one share of such class of Common Stock shall be held at the same time by the same holder, the Company may aggregate the number of shares of any class of capital stock that shall be issuable or the amount of securities that shall be deliverable to such holder upon any exchange, redemption, dividend or other distribution (including any fractions of shares or securities). If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of any class of Common Stock is a fraction, the Company shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Business Day prior to the date such payment is to be made. For purposes of the preceding sentence, "fair market value" of any fraction shall be (i) in the case of any fraction of a share of capital stock of the Company, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board.

  VOTING--SHARES OF STEEL STOCK WILL, WHEN VOTING TOGETHER WITH ALL OTHER CLASSES OF COMMON STOCK, HAVE A NUMBER OF VOTES PER SHARE BASED UPON TIME-WEIGHTED AVERAGE RATIOS OF THE MARKET VALUE OF A SHARE OF STEEL STOCK TO THE MARKET VALUE OF A SHARE OF MARATHON STOCK.

  Except as set forth below and under "--Marathon Stock--Voting" and "--Delhi Stock--Voting," holders of all classes of Common Stock vote together as a single class on all matters as to which all holders of Common Stock are entitled to vote. On all matters to be voted on by the holders of all classes of Common Stock together as a single class, (i) each share of outstanding Marathon Stock has one vote and (ii) each share of Steel Stock and Delhi Stock has a number of votes equal to the quotient (calculated to the nearest three decimal places), as of the fifth Business Day prior to the applicable record date, of (A) the sum of (1) four times the average ratio of X/Y for the five-Business Day period ending on such fifth Business Day, (2) three times the average ratio of X/Y for the next preceding five-Business Day period, (3) two times the average ratio of X/Y for the next preceding five-Business Day period and (4) the average ratio of X/Y for the next preceding five Business Day period, divided by (B) ten, where X is the Market Value of the Steel Stock or the Delhi Stock, as the case may be, and Y is the Market Value of the Marathon Stock, or if there are no shares of Marathon Stock outstanding on such record date or other applicable date or on any of the 25 Business Days prior thereto, the sum of the Market Values of the Steel Stock and of the Delhi Stock. If shares of only one class of Common Stock are outstanding, each share of that class shall have one vote.

  For purposes of the Company's 1997 Annual Stockholders' Meeting to be held on April 29, 1997, the per share voting rights of Marathon Stock, Steel Stock and Delhi Stock are one vote, 1.181 votes and .589 vote per share, respectively. Accordingly, the holders of Marathon Stock, Steel Stock and Delhi Stock have approximately 73.1%, 25.5% and 1.4%, respectively, of the total voting power of the Company for that meeting.

  In addition, as is the case with the use of the proceeds from the Disposition of any properties or assets of the Marathon Group or the Delhi Group, unless the vote or consent of a greater number of shares shall then be required by law, the approval of the holders of at least 66 2/3% of the outstanding Steel Stock, voting as a separate class, shall be necessary for:

    (i) the declaration or payment of any dividend on, or the making of any other payment or distribution on or with respect to, any shares of any other class of Common Stock, if such dividend, payment or distribution is to be made with (A) proceeds from the Disposition of any of the properties and assets of the U.S. Steel Group or (B) any portion of an equity interest in a person, entity or group that owns any of the properties and assets of the U.S. Steel Group; or

    (ii) the use, or reservation for use, of any proceeds from the Disposition of any of the properties and assets of the U.S. Steel Group, or any of the properties and assets acquired with such proceeds, in any business of the Company other than a business of the U.S. Steel Group.

Notwithstanding the foregoing, however, such vote shall not be required if such proceeds are loaned at a rate or rates representative of actual borrowings and short-term investments by the Company.

  The vote or consent of the holders of a majority of all of the outstanding shares of any class of Common Stock, voting as a separate class, is currently required under Delaware law for any amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of such class or alter or change the powers or special rights of the shares of such class so as to affect them adversely. The Certificate of Incorporation provides that neither the increase nor decrease of the authorized number of shares of any class of Common Stock shall require a separate vote of any class. Thus, it is possible that the holders of a majority of one or more classes of Common Stock could constitute a majority of the voting power of all classes and approve the increase or decrease of the authorized amount of any other class of Common Stock without the approval of the holders of such other class of Common Stock.

  The Certificate of Incorporation also provides that unless the vote or consent of a greater number of shares shall then be required by law, the approval of the holders of a majority of the outstanding shares of any class of Common Stock, voting as a separate class, shall be necessary for authorizing, effecting or validating the merger or consolidation of the Company into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of such class of Common Stock, either directly or indirectly.

  LIQUIDATION--IN THE EVENT OF THE LIQUIDATION OF THE COMPANY, HOLDERS OF EACH CLASS OF COMMON STOCK WILL BE ENTITLED TO RECEIVE A PORTION OF THE FUNDS DISTRIBUTABLE TO HOLDERS OF COMMON STOCK BASED ON THE RELATIVE TIME-WEIGHTED AVERAGE AGGREGATE MARKET CAPITALIZATION OF EACH SUCH CLASS OF COMMON STOCK TO THE AGGREGATE MARKET CAPITALIZATION OF ALL CLASSES OF COMMON STOCK.

  The Certificate of Incorporation provides that, in the event of a dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, after payment of creditors and after the holders of Preferred Stock receive the full preferential amounts to which they are entitled, the holders of outstanding shares of each class of Common Stock will share the funds remaining for distribution to the holders of Common Stock. The holders of the outstanding Common Stock will each be entitled to receive a fraction of such funds equal to the quotient of (i) the sum of (A) four times the average ratio of x/y for the five-Business Day period ending on the Business Day prior to the date of the public announcement of (1) a voluntary dissolution, liquidation or winding-up by the Company or (2) the institution of any proceeding for the involuntary dissolution, liquidation or winding-up of the Company (B) three times the average ratio of x/y for the next preceding five-Business Day period, (C) two times the average ratio of x/y for the next preceding five-Business Day period and (D) the average ratio of x/y for the next preceding five-Business Day period, divided by (ii) ten, where x is the Market

Capitalization of such class of Common Stock and y is the aggregate Market Capitalization of all classes of Common Stock. For purposes of the preceding sentence, "Market Capitalization" of any class of Common Stock on any day shall mean the product of (i) the Market Value of such class of Common Stock on such day and (ii) the number of shares of such class of Common Stock outstanding on such day.

MARATHON STOCK

  DIVIDENDS--DIVIDENDS ON THE MARATHON STOCK ARE INTENDED TO BE PAID BASED ON THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE MARATHON GROUP.

  Subject to any prior rights of the holders of the Preferred Stock, dividends may be paid on the Marathon Stock as determined by the Board out of funds of the Company legally available therefor.

  The Board may, in its sole discretion, declare and pay dividends exclusively on the Marathon Stock, exclusively on the Steel Stock, exclusively on the Delhi Stock or on such classes in equal or unequal amounts, notwithstanding the respective amount of funds available for dividends on each class, the respective voting and liquidation rights of each class, the amount or prior dividends declared on each class or any other factor.

  EXCHANGE AND REDEMPTION--MARATHON STOCK MAY BE EXCHANGED FOR SHARES OF A SUBSIDIARY OF THE COMPANY TO WHICH THE COMPANY WOULD HAVE TRANSFERRED ALL OF THE ASSETS AND LIABILITIES OF THE MARATHON GROUP.

  If the Company transfers all of the assets and liabilities of the Marathon Group to a wholly owned subsidiary of the Company (the "Marathon Group Subsidiary"), the Board may, in its sole discretion and by a majority vote of the directors then in office, provided that there are funds of the Company legally available therefor, exchange all of the outstanding shares of Marathon Stock for all of the outstanding stock of the Marathon Group Subsidiary, on a pro rata basis on the same terms and conditions as on the Steel Stock.

  VOTING--SHARES OF MARATHON STOCK SHALL HAVE ONE VOTE PER SHARE. SHARES OF STEEL STOCK AND DELHI STOCK WILL, WHEN VOTING TOGETHER WITH ALL OTHER CLASSES OF COMMON STOCK, HAVE A NUMBER OF VOTES PER SHARE BASED UPON THE TIME WEIGHTED AVERAGE RATIOS OF THE MARKET VALUE OF A SHARE OF STEEL STOCK OR DELHI STOCK, AS THE CASE MAY BE, TO THE MARKET VALUE OF A SHARE OF MARATHON STOCK.

  The holders of shares of the Marathon Stock have the voting rights described above under "--Steel Stock--Voting."

  In addition, as is the case with the use of the proceeds from the Disposition of any properties or assets of the U.S. Steel Group and the Delhi Group, unless the vote or consent of a greater number of shares shall then be required by law, the approval of the holders of at least 66 2/3% of the outstanding shares of Marathon Stock, voting as a separate class, is necessary for:

    (i) the declaration or payment of any dividend on, or the making of any other payment or distribution with respect to, any shares of any other class of Common Stock, if such dividend, payment or distribution is to be made with (A) proceeds from the Disposition of any of the properties and assets of the Marathon Group or (B) any portion of an equity interest in a person, entity or group that owns any of the properties and assets of the Marathon Group; or

    (ii) the use, or reservation for use, of any proceeds from the Disposition of any of the properties and assets of the Marathon Group, or any of the properties and assets acquired with such proceeds, in any business of the Company other than a business of the Marathon Group.

  Notwithstanding the foregoing, however, such vote shall not be required if such proceeds are loaned at a rate or rates representative of actual borrowings and short-term investments by the Company.

  LIQUIDATION--IN THE EVENT OF THE LIQUIDATION OF USX, HOLDERS OF EACH CLASS OF COMMON STOCK WILL BE ENTITLED TO RECEIVE A PORTION OF THE FUNDS DISTRIBUTABLE TO HOLDERS OF ALL CLASSES OF COMMON STOCK BASED UPON THE TIME-WEIGHTED AVERAGE AGGREGATE MARKET CAPITALIZATION OF EACH SUCH CLASS OF COMMON STOCK TO THE AGGREGATE MARKET CAPITALIZATION OF ALL CLASSES OF COMMON STOCK.

  In the event of a dissolution, liquidation or winding-up of the Company, the holders of shares of the Marathon Stock are entitled to receive funds in the amounts described above under "--Steel Stock--Liquidation."

DELHI STOCK

  DIVIDENDS--DIVIDENDS ON THE DELHI STOCK ARE INTENDED TO BE PAID BASED UPON THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE DELHI GROUP.

  Subject to any prior rights of the holders of the Preferred Stock, dividends may be paid on the Delhi Stock as determined by the Board out of the lesser of
(i) the Available Delhi Dividend Amount and (ii) funds of the Company legally available therefor. The "Available Delhi Dividend Amount," on any date, means the product of the Delhi Fraction and either:

  (a) the greater of:

  (i) an amount equal to (X) $172.9 million, increased or decreased, as appropriate, to reflect, from June 30, 1992, (A) Delhi Net Income, (B) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of Marathon Stock prior to the close of business on the date Delhi Stock is first issued attributed to the Delhi Group, (C ) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of Delhi Stock or any shares of Preferred Stock attributed to the Delhi Group, (D) assets or properties of the Delhi Group that are no longer included as part of the Delhi Group as a result of any such dividend, distribution or repurchase pursuant to the proviso to the definition of "Delhi Group" set forth above and (E) any other adjustments to stockholders' equity of the Delhi Group made in accordance with generally accepted accounting principles less (Y) the sum of the aggregate stated capital of all outstanding Preferred Stock attributed to the Delhi Group and the quotient of the aggregate par value of all outstanding Delhi Stock divided by the Delhi Fraction; and

  (ii) the excess of the fair market value of the net assets of the Delhi Group over the sum of the aggregate stated capital of all outstanding Preferred Stock attributed to the Delhi Group, and the quotient of the aggregate par value of all outstanding Delhi Stock divided by the Delhi Fraction; or

  (b) in case there shall be no such amount, an amount equal to Delhi Net Income (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

  The amount of $172.9 million in clause (a) (i) above represents the amount of the stockholders' equity of USX as of June 30, 1992 attributable to the Delhi Group based upon a capital structure determined by the Board pursuant to the Certificate of Incorporation.

  The Available Delhi Dividend Amount as of December 31, 1996 was at least $106.7 million as calculated under the preceding clause (a)(i).

  "Delhi Net Income" means the net income or loss of the Delhi Group determined in accordance with generally accepted accounting principles, including income and expenses of USX attributed to the

Delhi Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes. The policies governing the attribution of corporate activities to the Delhi Group which are being followed by USX in determining Delhi Net Income are comparable to those that will be used by USX in determining Steel Net Income. See "Management and Accounting Policies."

  Clause (b) in the definition of "Available Delhi Dividend Amount" will permit the payment of dividends on the Delhi Stock in any fiscal year to the extent there is positive Delhi Net Income in such fiscal year or in the preceding fiscal year or to the extent of the sum of positive Delhi Net Income, if any, in both such years. Any loss in either such year would not reduce positive Delhi Net Income, if any, in the other year for purposes of determining the applicable limitation on dividends. Such provision is comparable to Section 170 of the Delaware General Corporation Law, which is applicable to the Delhi Stock, and which allows the payment of dividends on common stock of any Delaware corporation in any fiscal year to the extent of consolidated net income of the corporation for such fiscal year and/or the preceding fiscal year.

  The Board may, in its sole discretion, declare and pay dividends exclusively on the Marathon Stock, exclusively on the Steel Stock, exclusively on the Delhi Stock or on such classes in equal or unequal amounts, notwithstanding the respective amount of funds available for dividends on each class, the respective voting and liquidation rights of each class, the amount or prior dividends declared on each class or any other factor.

  EXCHANGE AND REDEMPTION--IN THE EVENT OF A DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE DELHI GROUP, USX IS REQUIRED TO (1) PAY A DIVIDEND, (2) REDEEM DELHI STOCK OR (3) EXCHANGE DELHI STOCK FOR MARATHON STOCK OR, IF THERE ARE NO SHARES OF MARATHON STOCK OUTSTANDING, STEEL STOCK, SUBJECT TO CERTAIN LIMITATIONS. ALSO, THE BOARD MAY REQUIRE THAT THE DELHI STOCK BE EXCHANGED FOR MARATHON STOCK, OR IF THERE ARE NO SHARES OF MARATHON STOCK OUTSTANDING, STEEL STOCK, IN CERTAIN CIRCUMSTANCES.

  If USX transfers all of the assets and liabilities of the Delhi Group to a wholly owned subsidiary of USX (the "Delhi Group Subsidiary"), the Delhi Stock may be exchanged, at the sole discretion of the Board, by a majority vote of the directors then in office, provided that there are funds of the Company legally available therefor, for a number of shares of common stock of the Delhi Group Subsidiary equal to the product of the Delhi Fraction and the number of all outstanding shares of the Delhi Group Subsidiary, on a pro rata basis. The Company would retain the balance of the outstanding shares of common stock of the Delhi Group Subsidiary if the Delhi Fraction were less than one, which balance would be attributed to the Marathon Group.

  In addition, upon the Disposition, in one transaction or a series of related transactions, of all or substantially all of the properties and assets of the Delhi Group (other than in connection with the Disposition by the Company of all of its properties or assets in one transaction) to any person, entity or group (other than to the holders of all outstanding shares of Delhi Stock on a pro rata basis or to any person, entity or group in which the Company directly or indirectly, owns a majority equity interest), the Company shall, within 60 days following the consummation of such Disposition, either (i) subject to the limitations of dividends on Delhi Stock set forth under "Dividends" above, declare and pay a dividend in cash and/or in securities or other property received as proceeds of such Disposition to the holders of Delhi Stock in an amount equal to the product of the Delhi Fraction and the Net Proceeds of such Disposition, (ii) to the extent that there are funds of the Company legally available therefor, redeem the number of whole shares of Delhi Stock having an aggregate average Market Value, during a specified period, closest to the value of the product of the Delhi Fraction and the Net Proceeds of such Disposition, for cash and/or securities or other property received as proceeds of such Disposition in an amount equal to such product or (iii) exchange each outstanding share of Delhi Stock for a number of shares of Marathon Stock, or if there are no shares of Marathon Stock outstanding and shares of Steel Stock are outstanding, of Steel Stock, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Delhi Stock to the Market Value of one share of Marathon Stock or one share of Steel Stock, as the case may be, during a specified period. The term "substantially all of the properties and assets of the Delhi Group" has substantially the same meanings with respect to the Delhi Stock as such term has with respect to the Steel Stock as set forth under "-- Steel Stock--Exchange and Redemption."

  If, immediately after any event, the Company, directly or indirectly, owns less than a majority equity interest in any person, entity or group in which the Company, directly or indirectly, owned a majority equity interest immediately prior to the occurrence of such event, a Disposition of all of the properties and assets of the Delhi Group owned by such person, entity or group shall be deemed to have occurred. In the case of a Disposition of properties or assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions.

  After any such special dividend or redemption pursuant to clause (i) or (ii) in the second preceding paragraph, the Board may, by a majority vote of the directors then in office, exchange each outstanding share of Delhi Stock for a number of shares of Marathon Stock or, if there are no shares of Marathon Stock outstanding and shares of Steel Stock are outstanding, of Steel Stock, equal to 110% of the Market Value Ratio as of the fifth Business Day prior to the date notice of such exchange is mailed to the holders of Delhi Stock. In determining whether to effect such an exchange, the Board, in addition to other matters, would likely consider whether the remaining properties and assets of the Delhi Group constitute a viable business. Other considerations could include the number of shares of Delhi Stock remaining outstanding following any such redemption, the per share market price of the Delhi Stock following the payment of such a dividend or such a redemption and the cost of maintaining stockholder accounts.

  In addition, the Board may, by a majority vote of the directors then in office, at any time exchange each outstanding share of Delhi Stock for a number of shares of Marathon Stock or, if there are no shares of Marathon Stock outstanding and shares of Steel Stock are outstanding, of Steel Stock, equal to 115% of the Market Value Ratio as of the fifth Business Day prior to the date such notice is mailed to the holders of Delhi Stock.

  For purposes of the two preceding paragraphs, "Market Value Ratio", as of any date, means the highest of the following (calculated to the nearest five decimal places): (A) the average ratio of D/X for the five-Business Day period ending on such date, (B) the quotient of (1) the sum of (w) four times the average ratio of D/X for the five-Business Day period ending on such date, (x) three times the average ratio of D/X for the next preceding five-Business Day period, (y) two times the average ratio of D/X for the next preceding five-Business Day period and (z) the average ratio of D/X for the next preceding five-Business Day period, divided by (2) ten and (C) if the special dividend pursuant to clause (i) of the second preceding paragraph was declared and paid or the redemption pursuant to clause (ii) thereof was made prior to the commencement of the most recently completed fiscal quarter of USX, the average ratio of D/X for such fiscal quarter, where D is the Market Value of one share of Delhi Stock and X is the Market Value of one share of Marathon Stock or one share of Steel Stock, as the case may be.

  An exchange or redemption of Delhi Stock for Marathon Stock or Steel Stock, as the case may be, would be made on the same general terms and conditions as described above under "--Steel Stock--Exchange and Redemption--General Redemption Provisions."

  VOTING--SHARES OF DELHI STOCK WILL, WHEN VOTING TOGETHER WITH ALL OTHER CLASSES OF COMMON STOCK, HAVE A NUMBER OF VOTES PER SHARE BASED UPON TIME-WEIGHTED AVERAGE RATIOS OF THE MARKET VALUE OF A SHARE OF DELHI STOCK TO THE MARKET VALUE OF A SHARE OF MARATHON STOCK.

  The holders of shares of the Delhi Stock have the voting rights described above under "--Steel Stock--Voting."

  In addition, as is the case with the use of the proceeds from the Disposition of any properties or assets of the Steel Group or the Marathon Group, unless the vote or consent of a greater number of shares shall then be required by law, the approval of the holders of at least 66 2/3% of the outstanding shares of Delhi Stock, voting as a separate class, is necessary for:

    (i) the declaration or payment of any dividend on, or the making of any other payment or distribution with respect to any shares of any other class of common stock, if such dividend, payment or distribution is to be made with (A) proceeds from the Disposition of any of the properties and assets of the Delhi Group or (B) any portion of an equity interest in a person, entity or group that owns any of the properties and assets of the Delhi Group; or

    (ii) the use, or reservation for use, of any proceeds from the Disposition of any of the properties or assets of the Delhi Group, or any of the properties and assets acquired with such proceeds, in any business of the Company other than the Delhi Group.

Notwithstanding the foregoing, however, such vote shall not be required if such proceeds are loaned at a rate or rates representative of actual borrowings and short-term investments by the Company.

  LIQUIDATION--IN THE EVENT OF THE LIQUIDATION OF USX, HOLDERS OF DELHI STOCK WILL BE ENTITLED TO RECEIVE A PORTION OF THE FUNDS DISTRIBUTABLE TO HOLDERS OF COMMON STOCK BASED ON THE RELATIVE TIME-WEIGHTED AVERAGE AGGREGATE MARKET CAPITALIZATION OF THE DELHI STOCK TO THE AGGREGATE MARKET CAPITALIZATION OF ALL CLASSES OF COMMON STOCK.

  In the event of a dissolution, liquidation or winding-up of the Company, the holders of shares of the Delhi Stock are entitled to receive funds in the amounts described above under "--Steel Stock--Liquidation."

DETERMINATIONS BY BOARD

  Any determinations made by the Board under the foregoing provisions will be final and binding on all stockholders of the Company.

OTHER RIGHTS

  The holders of Common Stock do not have any preemptive rights or any rights to convert their shares into any other securities of the Company.

STOCK TRANSFER AGENT AND REGISTRAR

  USX maintains its own stock transfer department at the following address:
USX Corporation, Shareholder Services Department, 600 Grant Street, Room 611, Pittsburgh, PA 15219-4776. Certificates representing shares can also be presented for registration of transfer at ChaseMellon Shareholder Services, 120 Broadway, New York, NY 10271.

  ChaseMellon, Commerce Court, 4 Station Square, Pittsburgh, PA 15219 is the Registrar for all the Common Stock.

AMENDED AND RESTATED RIGHTS PLAN

  The following is a brief description of the terms of the Stockholders Rights Plan set forth in the Restated Rights Agreement.

  Under the Restated Rights Agreement, the right (each a "Right") to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Junior Preferred Stock, at a purchase price of $120 in cash per Unit, subject to adjustment, is attached to each share of Marathon Stock, Steel Stock and Delhi Stock (sometimes hereinafter referred to together as the "Voting Stock"). A Right attached to a share of Marathon Stock is hereinafter referred to as a "Marathon Right," a Right attached to a share of Steel Stock is hereinafter referred to as a "Steel Right" and a Right attached to a share of Delhi Stock is hereinafter referred to as a "Delhi Right."

  The Rights will separate from the Voting Stock and a Rights distribution date will occur upon the earlier of (i) 15 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired (except pursuant to a Qualifying Offer (defined in the Restated Rights Agreement as an all-cash tender offer for all outstanding shares of Voting Stock meeting certain prescribed requirements)), or obtained the right to acquire, beneficial ownership of Voting Stock representing 15% or more of the total voting power of all outstanding shares of Voting Stock (the "Stock Acquisition Date"), or (ii) 15 days (or upon such later date as may be determined by the Board) following the commencement of a tender offer or exchange offer (other than a Qualifying Offer) that would result in a person or a group beneficially owning Voting Stock representing 15% or more of the total voting power of all outstanding shares of Voting Stock. For purposes of the Restated Rights Agreement, total voting power of Voting Stock shall be determined based upon the most recent calculation announced by USX. See "--Steel Stock--Voting," "--Marathon Stock--Voting" and "--Delhi Stock--Voting." If a person inadvertently becomes the beneficial owner of Voting Stock representing 15% or more of the total voting power of the Voting Stock due to the recalculation by the Company of the relative voting power of Marathon Stock, Steel Stock and Delhi Stock, such person will not be an Acquiring Person unless and until such person acquires any additional shares of Voting Stock.

  In the event that a person or group becomes the beneficial owner of Voting Stock representing 15% or more of the total voting power of all outstanding shares of Voting Stock (except pursuant to a Qualifying Offer), the Rights "flip-in" and entitle each holder of a Right (other than the Acquiring Person and certain related parties) to receive, upon exercise, Marathon Stock, Steel Stock or Delhi Stock, as the case may be (or in certain circumstances, cash, property, or other securities of the Company), having a value equal to two times the exercise price of the Marathon Right, Steel Right or Delhi Right, respectively. However, Rights are not exercisable until such time as the Rights are no longer redeemable by the Company as set forth below.

  In the event that, any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that follows a Qualifying Offer) or its Voting Stock is changed or exchanged, or
(ii) 50% or more of the Company's assets, earning power or cash flow is sold or transferred, the Rights "flip-over" and entitle each holder of a Right (other than an Acquiring Person and certain related parties) to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

  At any time until 15 days following the Stock Acquisition Date (subject to extension), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per whole Right payable in stock or cash or any other form of consideration deemed appropriate by the Board (the "Redemption Price"). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

  The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the outstanding and exercisable Marathon Rights, Steel Rights and Delhi Rights (other than Rights held by the Acquiring Person and certain related parties) for shares of Marathon Stock, Steel Stock and Delhi Stock, respectively, at an exchange ratio of one share of Marathon Stock for each Marathon Right, one share of Steel Stock for each Steel Right and one share of Delhi Stock for each Delhi Right (subject to certain anti-dilution adjustments). However, the Board may not effect such an exchange at any time any person or group owns Voting Stock representing 50% or more of the total voting power of the Voting Stock then outstanding.

  As long as the Rights are attached to shares of Voting Stock, the Company will issue Marathon Rights on each share of Marathon Stock, Steel Rights on each share of Steel Stock and Delhi Rights on each share of Delhi Stock issued prior to the Rights distribution date so that all such shares will have attached Rights.

                      MANAGEMENT AND ACCOUNTING POLICIES

MANAGEMENT POLICIES

  The Board has adopted certain policies with respect to the U.S. Steel Group, the Marathon Group and the Delhi Group including, without limitation, the intention to: (i) limit capital expenditures of the U.S. Steel Group over the long term to an amount equal to the internally generated cash flow of the U.S. Steel Group, including funds generated by sales of assets of the U.S. Steel Group, (ii) sell assets and provide services among the groups only on an arm's-length basis and (iii) treat funds generated by the sale of Steel Stock, Marathon Stock and Delhi Stock, and securities convertible into such stock, as assets of the respective Group and apply such funds to acquire assets or reduce liabilities of the U.S. Steel Group, the Marathon Group or the Delhi Group, respectively, as the case may be.

  The above policies may be modified or rescinded in the sole discretion of the Board without approval of the stockholders, although the Board has no present intention to do so. The Board may also adopt additional policies depending upon the circumstances. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of the separate classes of Common Stock, would be made by the Board in good faith and in the honest belief that such decision is in the best interest of all stockholders of the Company.

ACCOUNTING MATTERS AND POLICIES

  The Company prepares the U.S. Steel Group, the Marathon Group and the Delhi Group financial statements in accordance with generally accepted accounting principles, and these financial statements, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The financial statements of the U.S. Steel Group, the Marathon Group and the Delhi Group principally reflect the financial position and results of operations of the businesses included therein. Consistent with the Certificate of Incorporation and related policies, such group financial statements also include portions of the Company's corporate assets and liabilities (including contingent liabilities). Principal corporate activities attributed to the groups and reflected in their financial statements include financial activities, corporate general and administrative costs, common stock transactions and income taxes.

  The above policies may be modified or rescinded in the sole discretion of the Board without approval of the stockholders, although the Board has no present intention to do so. The Board may also adopt additional policies depending upon the circumstances. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of the separate classes of Common Stock, would be made by the Board in good faith and in the honest belief that such decision is in the best interest of all stockholders of the Company. In addition, generally accepted accounting principles require that any change in an accounting policy be preferable (in accordance with such principles) to the previous policy.

             DESCRIPTION OF THE 6.50% CONVERTIBLE PREFERRED STOCK

GENERAL

  The following is a description of the terms of the 6.50% Convertible Preferred Stock. This description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

  USX is the transfer agent, dividend disbursing agent and conversion agent for the 6.50% Convertible Preferred Stock through its Shareholder Services Department at the following address: USX Corporation, Shareholder Services Department, 600 Grant Street, Room 611, Pittsburgh, PA 15219-4776. Certificates representing shares can also be presented for registration of transfer at ChaseMellon Shareholder Services, 120 Broadway, New York, NY 10271. ChaseMellon, Commerce Court, 4 Station Square, Pittsburgh, PA 15219 is the Registrar for the 6.50% Convertible Preferred Stock.

RANKING

  The 6.50% Convertible Preferred Stock ranks senior to all classes of common stock of the Company and any shares of Junior Preferred Stock issued pursuant to the Restated Rights Agreement as to payment of dividends and upon dissolution, liquidation or winding-up.

  While any shares of 6.50% Convertible Preferred Stock are outstanding, the Company may not authorize, effect or validate the issuance of any shares of any class of stock of the Company that ranks prior to the 6.50% Convertible Preferred Stock, either as to dividends or upon liquidation, or reclassify any of the outstanding stock of the Company into any such prior shares, or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares, without the consent of the holders of 66 2/3% of the outstanding shares of 6.50% Convertible Preferred Stock and all other series of Preferred Stock ranking on a parity with the 6.50% Convertible Preferred Stock, either as to dividends or upon liquidation, voting together as a single class without regard to series. However, the Company may increase the authorized number of shares of Preferred Stock or create or authorize shares of any other series of Preferred Stock ranking on a parity with the 6.50% Convertible Preferred Stock as to dividends and upon liquidation without the consent of any holder of the 6.50% Convertible Preferred Stock. See "-- Voting Rights" below. Stock of any class of the Company shall be deemed to rank on a parity with the 6.50% Convertible Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the 6.50% Convertible Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding-up of the Company in proportion to their respective dividend rates or liquidation prices, without preference or priority.

DIVIDENDS

  Holders of shares of 6.50% Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, cumulative cash dividends at the annual rate of 6.50% per annum on the initial liquidation preference of $50 per share, or $3.25 per share of 6.50% Convertible Preferred Stock per annum. Dividends on the 6.50% Convertible Preferred Stock are payable quarterly on the last calendar day of March, June, September and December of each year, commencing June 30, 1993 (and, in the case of any accrued dividends not paid on an applicable dividend payment date, at such additional times and for such interim periods, if any, as determined by the Board), at such annual rate. Each such dividend will be payable to holders of record as they appear on the stock records of the Company at the close of business on such record dates, not exceeding 30 days preceding the payment dates thereof, as shall be fixed by the Board. Dividends are cumulative whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends. Dividends payable on the 6.50% Convertible Preferred Stock for any period shorter or longer than a full quarterly dividend are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the 6.50% Convertible Preferred Stock for each full quarterly dividend period are computed by dividing the annual dividend rate by four.

  Except as provided in the next sentence, no dividends will be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the 6.50% Convertible Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the 6.50% Convertible Preferred Stock for all past dividend periods. When dividends are not paid in full, as aforesaid, upon the shares of 6.50% Convertible Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the 6.50% Convertible Preferred Stock, all dividends declared upon the 6.50% Convertible Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the 6.50% Convertible Preferred Stock will be declared ratably in proportion to accrued and unpaid dividends on the 6.50% Convertible Preferred Stock and such other Preferred Stock. Holders of 6.50% Convertible Preferred Stock are not entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the 6.50% Convertible Preferred Stock which may be in arrears.

  No dividend (other than a dividend in Common Stock or in any other stock of the Company ranking junior to the 6.50% Convertible Preferred Stock as to dividends and upon liquidation) will be declared, paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of USX ranking junior to or on a parity with the 6.50% Convertible Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Company ranking prior to or on a parity with the 6.50% Convertible Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the 6.50% Convertible Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the 6.50% Convertible Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods.

OPTIONAL REDEMPTION

  On April 1, 1996, the 6.50% Convertible Preferred Stock became redeemable at the option of the Company, in whole at any time or in part from time to time, for cash at the following redemption prices per share, if redeemed during the twelve-month period beginning April 1 of the year indicated below, together with, in each case, an amount equal to all dividends accrued and unpaid up to the redemption date, upon giving notice as provided below:

                                   REDEMPTION PRICE
                              (AS A PERCENTAGE OF INITIAL       DOLLAR EQUIVALENT
      YEAR                      LIQUIDATION PREFERENCE)             PER SHARE
      ----                    ---------------------------       -----------------
      1996                              104.55%                      $52.275
      1997                              103.90                        51.950
      1998                              103.25                        51.625
      1999                              102.60                        51.300
      2000                              101.95                        50.975
      2001                              101.30                        50.650
      2002                              100.65                        50.325
      2003 and thereafter               100.00                        50.000

  If fewer than all of the outstanding shares of the 6.50% Convertible Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot or in such other manner as prescribed by the Board.

  The Company will not exercise its option to redeem the 6.50% Convertible Preferred Stock if the Company is advised in advance by either Moody's or S&P that to do so would result in an immediate lowering of the Company's credit rating on its senior unsecured debt from its then existing level, unless the Company shall have received from the issuance of common stock, since the date which is two years prior to the redemption date, net proceeds in an aggregate amount at least equal to the aggregate initial liquidation preference of the 6.50% Convertible Preferred Stock to be redeemed.

MANDATORY REDEMPTION IF A U.S. STEEL GROUP SPECIAL EVENT
OR A MARATHON GROUP SPECIAL EVENT OCCURS

  If a U.S. Steel Group Special Event occurs, the Company is required to redeem the shares of 6.50% Convertible Preferred Stock, provided that funds are legally available therefor, in whole, for $50.00 per share, plus an amount equal to dividends accrued and unpaid to the redemption date. The redemption date with respect to a redemption of the 6.50% Convertible Preferred Stock resulting from any U.S. Steel Group Special Event will be the applicable exchange date, dividend payment date or redemption date for the Steel Stock, or the consummation date of the tender offer or exchange offer, that is the basis for such U.S. Steel Group Special Event. Such redemption of 6.50% Convertible Preferred Stock will be conditioned upon the actual exchange of Steel Stock, payment with respect to the Steel Stock of such dividend or redemption amount or the consummation of such tender offer or exchange offer, as the case may be.

  In addition, if a Marathon Group Special Event occurs, the Company must redeem the shares of 6.50% Convertible Preferred Stock, provided that funds are legally available therefor, in whole, for $50.00 per share, plus an amount equal to dividends accrued and unpaid to the redemption date. The date on which such redemption will occur, and the conditions in respect thereof, will be determined in the manner described in the preceding paragraph with respect to any redemption resulting from any similar U.S. Steel Group Special Event.

GENERAL REDEMPTION PROCEDURES

  Notice of redemption will be given by mail, not less than 30 nor more than 60 days prior to the redemption date, other than notice of any redemption of the 6.50% Convertible Preferred Stock as a result of any dividend on or redemption of Steel Stock resulting from a Disposition of all or substantially all of the properties and assets of the U.S. Steel Group or any tender offer or exchange offer for the Steel Stock. Notice of redemption in connection with a dividend on, or a redemption of, the Steel Stock resulting from such Disposition will be given by mail not less than 45 days prior to the date selected by the Board for the payment of such dividend or such redemption and notice of redemption as a result of any such tender offer or exchange offer will be given by mail on the date of public announcement thereof (but in any event not less than 30 days prior to such redemption) by the Company. Similar notice will be given with respect to any redemption occurring after an exchange of Steel Stock for Marathon Stock, as described in the preceding paragraph. Any such notice will be given to each holder of record of the 6.50% Convertible Preferred Stock.

  In the event that full cumulative dividends on the 6.50% Convertible Preferred Stock have not been paid or contemporaneously are declared and paid for all past dividend periods, no shares of 6.50% Convertible Preferred Stock may be redeemed unless all shares of the 6.50% Convertible Preferred Stock are simultaneously redeemed and the Company may not purchase or acquire shares of 6.50% Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of 6.50% Convertible Preferred Stock.

  From and after a redemption date, provided that the Company has made available at the office of the redemption agent a sufficient amount of cash for the payment of the redemption price of the shares called for redemption, dividends on the 6.50% Convertible Preferred Stock called for redemption will cease to accrue, and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Company shall cease except the right to receive the cash payable upon such redemption on such redemption date, without interest from the date of such redemption.

LIQUIDATION PREFERENCE

  Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of shares of 6.50% Convertible Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any payment or distribution may be made on the Common Stock or on any other class of stock ranking junior to the 6.50% Convertible Preferred Stock upon liquidation, the amount of $50.00 per share, plus a sum equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution and no more.

  In the event the assets of the Company available for distribution to the holders of the 6.50% Convertible Preferred Stock upon any dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the liquidation preference of the 6.50% Convertible Preferred Stock, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of 6.50% Convertible Preferred Stock upon such dissolution, liquidation or winding-up unless proportionate distributive amounts shall be paid on account of the shares of the 6.50% Convertible Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding-up. Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation or the merger or consolidation of any other corporation into or with the Company will be considered a dissolution, liquidation or winding-up, voluntary or involuntary, of the Company.

VOTING RIGHTS

  Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of shares of 6.50% Convertible Preferred Stock have no voting rights.

  If, on the date used to determine stockholders of record for any meeting of stockholders for election of directors, six full quarterly dividends (whether or not consecutive) payable on any series of Preferred Stock are accrued and unpaid, the number of directors then constituting the Board will be increased by two and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for election of directors if such nonpayment of dividends did not exist) will have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock, to elect two directors of the Company to fill such newly created directorships. Each director elected by the holders of the shares of Preferred Stock will continue to serve as such director for the full term for which such director shall have been elected, notwithstanding that prior to the end of such term all such dividends on all Preferred Stock shall have been paid for all past dividend periods.

  The approval of the holders of at least 66-2/3% of the outstanding shares of 6.50% Convertible Preferred Stock, voting separately as a class, will be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory or supplemental thereto (including any certificate of designation or any similar document relating to any series of Preferred Stock) so as to affect adversely the powers, preference or rights of the 6.50% Convertible Preferred Stock. The increase of the authorized amount of the Preferred Stock or the creation or authorization of any shares of any other class of stock of the Company ranking prior to or on a parity with the 6.50% Convertible Preferred Stock as to dividends or upon liquidation, or the reclassification of any authorized stock of the Company into any such prior or parity shares, or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares shall not be deemed to affect adversely the powers, preferences or rights of the 6.50% Convertible Preferred Stock.

  Notwithstanding the foregoing, the approval of the holders of at least 66-2/3% of the outstanding shares of 6.50% Convertible Preferred Stock and all other series of Preferred Stock ranking on a parity with shares of the 6.50% Convertible Preferred Stock, either as to dividends or upon liquidation, voting together as a single class without regard to series, will be necessary to authorize, effect or validate the issuance of any shares of any class of stock of the Company that ranks prior to the 6.50% Convertible Preferred Stock, as to dividends or upon liquidation, or to reclassify any of the outstanding stock of the Company into any such prior shares, or to issue any obligation or security convertible into or evidencing the right to purchase any such prior shares.

  The approval of the holders of at least a majority of the outstanding shares of 6.50% Convertible Preferred Stock and all other series of Preferred Stock ranking on a parity with shares of the 6.50% Convertible Preferred Stock, either as to dividends or upon liquidation, voting as a single class, will be necessary to authorize, effect or validate the merger or consolidation of the Company into or with any other corporation if such merger or consolidation would adversely affect the powers, preference or rights of the 6.50% Convertible Preferred Stock or if, after such merger or consolidation, there shall be outstanding any shares of any class of stock ranking prior to the shares of the 6.50% Convertible Preferred Stock as to dividends or upon liquidation or any obligation or security convertible into or evidencing the right to purchase any such prior shares (except such stock, securities or obligations of the Company as may have been outstanding immediately preceding such merger or consolidation). See "--Conversion Rights--Adjustments to the 6.50% Convertible Preferred Stock Conversion Price."

CONVERSION RIGHTS

 RIGHT TO CONVERT; TERMINATION OF CONVERSION RIGHTS

  Shares of 6.50% Convertible Preferred Stock are convertible, in whole or in part (but only in whole shares of 6.50% Convertible Preferred Stock), at any time (except as provided in the next sentence), at the option of the holders thereof, into shares of Steel Stock at a conversion price of $46.125 per share of Steel Stock (equivalent to a conversion rate of 1.084 shares of Steel Stock for each share of 6.50% Convertible Preferred Stock), subject to adjustment as described below (the "6.50% Convertible Preferred Stock Conversion Price").

  The right to convert shares of 6.50% Convertible Preferred Stock called for redemption terminates at the close of business on the related redemption date, unless the Company gives a notice of redemption of the 6.50% Convertible Preferred Stock in connection with a dividend on or a redemption of Steel Stock resulting from the Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, as set forth under "--Mandatory Redemption if a U.S. Steel Group Special Event or a Marathon Group Special Event Occurs" above, in which case, such right will terminate on the 31st day prior to the date selected by the Board for the payment of such dividend or such redemption. For information as to notices of redemption, see "--General Redemption Procedures."

  Conversion of shares of 6.50% Convertible Preferred Stock, or a specified portion thereof, may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to USX or in blank, to the office or agency to be maintained by the Company for that purpose. Such office currently is the Company's Shareholder Services Department located at the address set forth under "--General."

  Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 6.50% Convertible Preferred Stock shall have been surrendered and notice received by the Company as aforesaid (and, if applicable, as described below under "--Right to Receive Dividends," payment of an amount equal to the dividend payable on such shares) and the conversion shall be at the 6.50% Convertible Preferred Stock Conversion Price in effect at such time and on such date.

  Fractional shares of common stock of the Company are not to be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the current market price thereof on the day prior to the conversion date.

 RIGHT TO RECEIVE DIVIDENDS

  Except as provided below, the Company is not required to make any payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Steel Stock issued upon such conversion. Holders of shares of 6.50% Convertible Preferred Stock at the close of business on a dividend record date are entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion of such shares following such dividend record date and prior to such dividend payment date. However, shares of 6.50% Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of 6.50% Convertible Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Steel Stock on such dividend payment date will receive the dividend payable by the Company on such shares of 6.50% Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of 6.50% Convertible Preferred Stock for conversion.

 ADJUSTMENTS TO THE 6.50% CONVERTIBLE PREFERRED STOCK CONVERSION PRICE

  The 6.50% Convertible Preferred Stock Conversion Price is subject to adjustment upon certain events, including:

    (i) dividends and other distributions payable in Steel Stock on any class of capital stock of the Company and combinations and subdivisions of Steel Stock;

    (ii) the issuance of certain rights or warrants entitling the holder thereof to subscribe for or purchase Steel Stock at less than the Current Market Price per share of Steel Stock (calculated as set forth in the Certificate of Incorporation); provided that if such rights or warrants are only exercisable upon the occurrence of certain triggering events, then the 6.50% Convertible Preferred Stock Conversion Price will not be adjusted until such triggering events occur;

    (iii) distributions to all holders of Steel Stock of any shares of capital stock (other than any common stock of the Company), evidences of indebtedness or cash or other assets of the Company (including securities, but excluding, among other things, those dividends, distributions, rights and warrants referred to above and dividends consisting exclusively of cash and securities received pursuant to a merger or consolidation described below);

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

    (iv) distributions consisting exclusively of cash (excluding any regular quarterly cash dividends, any cash distributions referred to in (iii) above and any cash distributed in a merger or consolidation referred to below) to all holders of Steel Stock, if the aggregate amount of all such cash distributions, together with (A) all other all-cash distributions (to which such adjustment would otherwise apply) made within the preceding 12 months not triggering a 6.50% Convertible Preferred Stock Conversion Price adjustment and (B) all Excess Purchase Payments (as defined below) in respect of each tender offer or exchange offer for, or other negotiated purchase of, Steel Stock concluded by the Company or any of its subsidiaries within the preceding 12 months not triggering a 6.50% Convertible Preferred Stock Conversion Price adjustment, exceeds an amount equal to 12 1/2% of the product of the Current Market Price per share of Steel Stock (calculated as set forth in the Certificate of Incorporation) times the number of shares of Steel Stock outstanding on the date fixed for determination of holders of Steel Stock entitled to receive such distribution; and

    (v) payment of an Excess Purchase Payment, if the aggregate amount of such Excess Purchase Payment, together with (A) the aggregate amount of any all-cash distributions (excluding any regular quarterly cash dividends, any cash distributions referred to in (iii) above and any cash distributed in a merger or consolidation referred to below) made within the preceding 12 months not triggering a 6.50% Convertible Preferred Stock Conversion Price adjustment and (B) all Excess Purchase Payments in respect of each tender or exchange offer or other negotiated purchase for Steel Stock concluded by the Company or any of its subsidiaries within the preceding 12 months not triggering a 6.50% Convertible Preferred Stock Conversion Price adjustment, exceeds an amount equal to 12 1/2% of the product of the Current Market Price per share of Steel Stock (calculated as set forth in the Certificate of Incorporation) times the number of shares of Steel Stock outstanding on the expiration date of such tender offer or exchange offer or other negotiated purchase. For purposes of these adjustments, the term "Excess Purchase Payment" means the excess, if any, of (A) the aggregate of the cash and the value of all other consideration paid by the Company or any of its subsidiaries with respect to the shares of Steel Stock acquired in a tender or exchange offer or such other purchase by the Company over (B) the Current Market Price per share of Steel Stock times the number of shares of Steel Stock acquired in the tender or exchange offer or such other purchase (calculated as set forth in the Certificate of Incorporation).

  The Company from time to time may reduce the 6.50% Convertible Preferred Stock Conversion Price by any amount for any period of at least 20 business days (or such other period as may then be required by applicable law), in which case the Company shall give at least 15 days' notice of such reduction, if the Board has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the 6.50% Convertible Preferred Stock Conversion Price as the Board determines to be necessary in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to recipients thereof. The Company will comply with Rule 13e-4 under the Exchange Act in connection with any such adjustment to the 6.50% Convertible Preferred Conversion Price.

  No adjustments will be made in the 6.50% Convertible Preferred Stock Conversion Price if distributions on or other transactions occur with respect to the Marathon Stock or the Delhi Stock, except as provided in the next paragraph.

  After any date on which all outstanding shares of Steel Stock are exchanged for shares of Marathon Stock or Delhi Stock as set forth under "Description of Capital Stock and Amended and Restated Rights Plan--Steel Stock--Exchange and Redemption," each share of 6.50% Convertible Preferred Stock will thereafter be convertible into the number of shares of Marathon Stock or Delhi Stock, as the case may be, receivable upon such exchange by a holder of that number of shares or fraction thereof of Steel Stock into which one share of 6.50% Convertible Preferred Stock was convertible immediately prior to such exchange. From and after any such adjustment to the 6.50% Convertible Preferred Stock, 6.50% Convertible Preferred Stock Conversion Price adjustments as nearly equivalent as may be practicable to the adjustments upon certain events in respect of Steel Stock described above for Steel Stock shall be made upon such events in respect of shares of Marathon Stock or Delhi Stock, as the case may be.

  In case the Company shall be a party to any transaction (including, without limitation, a merger or consolidation of the Company, but excluding transactions described in the prior paragraph), in each case as a result of which shares of Steel Stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of 6.50% Convertible Preferred Stock, if outstanding after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of stock and other securities and property (including cash) (or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of shares of Steel Stock or fraction thereof into which one share of 6.50% Convertible Preferred Stock was convertible immediately prior to such transaction (assuming such holder of Steel Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

  If the Company, by dividend or otherwise, distributes to all holders of Steel Stock or other class of common stock into which shares of 6.50% Convertible Preferred Stock are then convertible shares of common stock other than Steel Stock or any class of common stock into which shares of 6.50% Convertible Preferred Stock are then convertible, each share of 6.50% Convertible Preferred Stock will be convertible, in addition to the number of shares of Steel Stock and/or such other common stock into which such share is then convertible, into the number of shares of such other common stock receivable upon payment of such distribution by a holder of that number of shares or fraction thereof of Steel Stock or such other common stock into which one share of 6.50% Convertible Preferred Stock was convertible immediately prior to the record date fixed for the determination of stockholders entitled to receive such distribution. On the payment date of such distribution, a conversion price in respect of such common stock will be established in accordance with the Certificate of Incorporation and, thereafter, conversion price adjustments as nearly as equivalent in type as may be practicable to the adjustments described above which are to be made in respect of Steel Stock shall be made in respect of shares of such common stock.

  No adjustment of the 6.50% Convertible Preferred Conversion Price in respect of the Steel Stock or any other conversion price in respect of any other common stock of the Company are required to be made in any case until cumulative adjustments amount to 1% or more thereof. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

  Notice to Holders

  In order to give holders of shares of the 6.50% Convertible Preferred Stock an opportunity to determine whether to convert such shares into shares of Steel Stock, the Company is required to give notice of its intention (A) to pay a dividend on, redeem shares of, or make a tender or exchange offer for, Steel Stock that would constitute a U.S. Steel Group Special Event, or exchange shares of Steel Stock for Marathon Stock or Delhi Stock following a Disposition of all or substantially all of the properties and assets of the U.S. Steel Group or (B) to exchange Steel Stock for shares of the U.S. Steel Group Subsidiary, not less than 45 days prior to the date selected by the Board for the payment of such dividend on or such redemption of Steel Stock resulting from the Disposition of all or substantially all of the properties and assets of the U.S. Steel Group and not less than 30 days prior to the exchange date for such exchange, the consummation of such tender or exchange offer or the payment date of any other such dividend. In addition, from and after any exchange of Steel Stock for

Marathon Stock, as described above, the Company is required to give a comparable notice of its intention to take certain similar actions with respect to Marathon Stock that would constitute a Marathon Group Special Event.

                BOOK-ENTRY SYSTEM--THE DEPOSITORY TRUST COMPANY

  DTC will act as securities depositary (the "Depository") for the Trust Convertible Preferred Securities and, if such are distributed to the holders of Trust Convertible Preferred Securities as described herein, is expected to act as the Depository for the Convertible Debentures. For purposes of the description of the book-entry system below, the Trust Convertible Preferred Securities and the Convertible Debentures are referred to as the "Convertible Securities."

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (the "Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (the "Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  The ownership interest of each actual owner of a Convertible Security ("Beneficial Owner") within the DTC system is recorded on the Direct and Indirect Participants' records and is credited to the Direct Participant on DTC's records. Beneficial Owners do not receive written confirmation from DTC of their transactions, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners exchanged or hold Convertible Securities. Transfers of ownership interests in the Convertible Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in a Convertible Security, except in the event that use of the book-entry system for such Convertible Security is discontinued.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Convertible Securities represented by a global certificate.

  To facilitate subsequent transfers, all the Convertible Securities deposited by Participants with DTC are registered in the name of Cede. The deposit of Convertible Securities with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the identity of the Beneficial Owners of the Convertible Securities, as its records reflect only the identity of the Direct Participants to whose accounts such Convertible Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

  Redemptions are coordinated through DTC. Redemption notices shall be sent to Cede. If less than all of the Convertible Securities held by DTC are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Convertible Securities in accordance with its procedures.

  Conversions are coordinated through DTC. Conversions notices shall be sent to Cede by a Direct Participant for the benefit of Beneficial Owners. DTC will reduce the amount of interest of a Direct Participant in the Convertible Securities as result of any such conversion in accordance with its procedures.

  In addition, although voting with respect to the Convertible Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the issuer of the Convertible Security for which a vote is being solicited as soon as possible after the record date. The Omnibus Proxy assigns Cede consenting or voting rights to those Direct Participants to whose accounts the voting Convertible Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a Convertible Security.

  Distribution payments on the Convertible Securities are made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown of DTC's record unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust, or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the issuer of the Convertible Security, disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of the Convertible Securities (including, without limitation, the presentation of a stock certificate for conversion) only at the direction of one or more Participants to whose account with DTC interests in shares presented by a global certificate are credited and only in respect of such number of the shares of the Convertible Securities represented by a global certificate as to which such Participants have given such direction.

  Except as provided herein, a Beneficial Owner in a global Convertible Security certificate will not be entitled to receive physical delivery of such securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under such securities. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a person having a beneficial interest in shares represented by a global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

  DTC may discontinue providing its services as Depository with respect to the Convertible Securities at any time by giving reasonable notice to the issuer. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Convertible Securities for which DTC has discontinued its services are required to be printed and delivered. In addition, the issuer of the Convertible Security may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to its Convertible Securities. In that event, certificates for such Convertible Securities will be printed and delivered. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  In the opinion of Miller & Chevalier, Chartered, special tax counsel to the Company and the Trust ("Special Tax Counsel"), the following are the material United States federal income tax consequences of the acquisition by exchange, ownership, and disposition of the Trust Convertible Preferred Securities. Unless otherwise stated, this summary deals with the beneficial owners of 6.50% Convertible Preferred Stock who are United States persons. As used herein, a "United States person" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. Unless otherwise stated, this summary deals only with Trust Convertible Preferred Securities held as capital assets by holders who exchange shares of 6.50% Convertible Preferred Stock. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign governments, or with persons that hold the Trust Convertible Preferred Securities or the 6.50% Convertible Preferred Stock as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to stockholders, partners, or beneficiaries of a holder of Trust Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or any foreign government that may be applicable to the Trust Convertible Preferred Securities or to a holder's decision to exchange shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities. This summary is based on the Code, Treasury regulations thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  ALL HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF AN EXCHANGE OF SHARES OF 6.50% CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES AND THE OWNERSHIP, CONVERSION AND DISPOSITION OF TRUST CONVERTIBLE PREFERRED SECURITIES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF 6.50% CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES

  The exchange of shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities will be a taxable event. If, with respect to a particular holder, such holder does not own, directly or constructively, any other stock of the Company, or if the exchange satisfies one of the tests of section 302 of the Code described below, it will be treated as a transaction in which capital gain or loss is recognized, rather than as a dividend. The tests under section 302 of the Code are applied on a stockholder-by-stockholder basis. Therefore, whether an exchange will be treated as a transaction in which capital gain or loss is recognized or as a dividend with respect to a particular holder will depend on that holder's particular facts and circumstances. If the exchange of shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities is treated as a transaction in which capital gain or loss is recognized with respect to a particular holder, the capital gain or loss will be based on the difference between the issue price of the Trust Convertible Preferred Securities received in the exchange and the holder's adjusted tax basis in the shares of 6.50% Convertible Preferred Stock surrendered therefor. Any capital gain or loss will be long-term capital gain or loss if the shares of 6.50% Convertible Preferred Stock surrendered in the exchange were held by the holder for more than one year. The exchanging holder's tax basis in the Trust Convertible Preferred Securities received in the exchange will equal the fair market value of the Trust Convertible Preferred Securities at the time of the exchange and the holding period for the Trust Convertible Preferred Securities will begin on the day after the day on which the Trust Convertible Preferred Securities are acquired by the holder.

  The issue price of the Convertible Debentures represented by the Trust Convertible Preferred Securities will generally be equal to their fair market value, determined as of the date on which the Trust Convertible Preferred Securities are issued. It is possible that, in certain circumstances, the issue price of the Convertible Debentures represented by the Trust Convertible Preferred Securities may exceed their principal amount, in which case a United States person generally may elect to amortize such premium over the term of the Trust Convertible Preferred Securities. It is also possible that, in certain circumstances, the issue price of the Convertible Debentures represented by the Trust Convertible Preferred Securities may be less than their stated redemption price at maturity by more than a de minimis amount and, as a result, the Convertible Debentures could be considered to have been issued with OID (within the meaning of section 1273(a) of the Code). See "-- Interest Income and Original Issue Discount". Because the fair market value of the Trust Convertible Preferred Securities will not be known until after the date they are issued, it is not possible, as of the date of this Prospectus, to determine whether any such premium or discount will exist as of the date of issuance.

  Pursuant to section 302 of the Code, an exchange will be treated as a transaction in which gain or loss is recognized if, after giving effect to the constructive ownership rules of section 318 of the Code, the exchange (i) represents a "complete termination" of the exchanging holder's stock interest in the Company, (ii) is "substantially disproportionate" with respect to the exchanging holder or (iii) is "not essentially equivalent to a dividend" with respect to the exchanging holder, all within the meaning of section 302(b) of the Code. Under the constructive ownership rules of section 318 of the Code, a holder of Trust Convertible Preferred Securities will be treated as owning the Steel Stock into which such Trust Convertible Preferred Securities are convertible. Accordingly, an exchange pursuant to the Exchange Offer could not, standing alone, satisfy the "complete termination" or the "substantially disproportionate" tests. An exchange will be "not essentially equivalent to a dividend" as to a particular holder if it results in a "meaningful reduction" in such holder's interest in the Company (after application of the constructive ownership rules of section 318 of the Code). In general, there are no fixed rules for determining whether a "meaningful reduction" has occurred. However, based upon published rulings of the IRS, a meaningful reduction will be deemed to have occurred if the holder's stock ownership (treating the Trust Convertible Preferred Securities as converted) is minimal, the holder exercises no control over the affairs of the Company, and the holder's percentage equity interest in the Company is reduced in the redemption to any extent. Because the number of shares of Steel Stock issued upon conversion of a Trust Convertible Preferred Security will be less than the number of shares issued upon conversion of a share of 6.50% Convertible Preferred Stock, the meaningful reduction test should be satisfied by the exchange. However, no assurance can be given that these tests will be satisfied, and, if such tests are not satisfied, the exchange will be treated as a dividend. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO ITS ABILITY IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES TO SATISFY ANY OF THE FOREGOING TESTS.

  If an exchange is treated as a dividend with respect to a particular exchanging holder under section 302 of the Code, such holder (i) will not recognize any loss on the exchange, (ii) will recognize dividend income (rather than capital gain) in an amount equal to the fair market value of the Trust Convertible Preferred Securities received without regard to the holder's basis in the shares of 6.50% Convertible Preferred Stock surrendered in the exchange, to the extent of its proportionate share of the Company's current or accumulated earnings and profits. The holding period for the Trust Convertible Preferred Securities will begin on the day after the day on which the Trust Convertible Preferred Securities are acquired by the exchanging Holder. CORPORATE HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE AVAILABILITY OF THE CORPORATE DIVIDENDS--RECEIVED DEDUCTION AND THE POSSIBLE APPLICATION OF THE EXTRAORDINARY DIVIDEND RULES OF CODE SECTION 1059 TO AN EXCHANGE BY A CORPORATE HOLDER FOR WHOM THE DISTRIBUTION IS TAXABLE AS A DIVIDEND.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

  In connection with the issuance of the Convertible Debentures, Special Tax Counsel will render its opinion that, although the matter is not free from doubt, the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law. By accepting a Trust Convertible Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Trust Convertible Preferred Securities as evidence of an indirect beneficial ownership in the Convertible Debentures. No assurance can be given, however, that the classification of the Convertible Debentures as indebtedness will not be challenged by the IRS. Nevertheless, Special Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case. The remainder of this discussion assumes that the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Trust Convertible Preferred Securities, Special Tax Counsel will render its opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Convertible Preferred Securities will be considered the owner of an undivided interest in the Convertible Debentures, and pursuant to the agreement to treat the Convertible Debentures as indebtedness, each holder will be required to include in its gross income interest received or accrued with respect to its allocable share of the Convertible Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Corporate holders of the Trust Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Convertible Preferred Securities.

  Depending on the fair market value of the Convertible Debentures at the time of issuance, they may be treated as issued with OID. The Convertible Debentures will be considered to having been issued with OID (within the meaning of section 1273(a) of the Code) if the "issue price" of the Convertible Debentures is less than the "stated redemption price at maturity" of the Convertible Debentures by an amount that is greater than the product of
 .25% of such "stated redemption price at maturity" and the number of complete years to maturity of the Convertible Debentures (such product is referred to herein as the "De Minimis OID Amount"). The "issue price" of the Convertible Debentures will be equal to the fair market value of the Convertible Debentures as of the date of issuance. The "stated redemption price at maturity" of the Convertible Debentures will be equal to the sum of all payments to be made on the Convertible Debentures, other than payments of "qualified stated interest." Accordingly, under the de minimis rule, there will be no reportable OID if the amount of discount on the Convertible Debentures is less than 9.75% of the stated redemption price at maturity (i.e., if the fair market value of the Convertible Debentures, as measured by the fair market value of the Trust Convertible Preferred Securities, at the date of issuance exceeds $45.125).

  Although the Company cannot assure the ultimate outcome of OID treatment, it is the intent of the Company to consummate the Exchange Offer only if the Company reasonably expects on the Expiration Date to issue the Convertible Debentures without reportable OID.

  If the Convertible Debentures are considered to be issued with OID for United States federal income tax purposes, the holders of Trust Convertible Preferred Securities will be required to accrue their pro rata share of the excess of the stated redemption price at maturity over the issue price (as
OID) on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in section 1272(a) of the Code) regardless of their regular method of accounting. Consequently, holders would be required to include the amount of such excess in gross income for United States federal income tax purposes in advance of the receipt of the cash attributable to such income. A holder will have an adjusted tax basis in its Trust Convertible Preferred Securities equal to the issue price of its pro rata share of Convertible Debentures (evidenced by the Trust Convertible Preferred Securities) plus any OID included in gross income.

  The stated interest on the Convertible Debentures should be considered "qualified stated interest" under the applicable Treasury regulations (the "Regulations") because the Company believes that the terms of the Convertible Debentures ensure that the likelihood of its exercising its option to defer payments of interest is "remote" because exercising that option would prevent the Company from declaring dividends on any class of its equity securities and the Company has paid regular quarterly dividends on the Steel Stock (and its common stock prior to the issuance of the Steel Stock) for more than five years. Accordingly, based on the advice of Special Tax Counsel, the Company intends to take the position that, as long as the issue price of the Convertible Debentures is not less than their stated redemption price at maturity by more than the de minimis OID Amount, the Convertible Debentures will not be considered to be issued with OID and, further, stated interest on the Convertible Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with the holder's method of tax accounting. See "--Exchange of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities."

  Moreover, under the Regulations, if the Company exercises its right to defer payments of interest, the Convertible Debentures will become OID instruments, and all holders of the Trust Convertible Preferred Securities will be required to accrue the stated interest (and any OID, or if the Convertible Debentures are not considered to be issued with OID, any de minimis OID) on a daily basis during the extended interest period even though the Company will not pay the interest in cash until the end of the extended interest period, and even if some holders generally use the cash method of accounting. A holder who sells the Trust Convertible Preferred Securities during the extended interest period will not receive from the Company any cash related to the interest income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the extended interest period).

  If the Convertible Debentures become OID instruments (i.e., if the Company ever exercises its right to defer payments of interest), the Convertible Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the extended interest period, all holders will be required to continue accruing interest (and any OID or de minimis OID) on the Convertible Debentures on a daily basis, regardless of their method of accounting. Under the OID rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments (and any OID or de minimis OID) called for under the terms of the Convertible Debentures, and actual cash payments of interest on the Convertible Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an extended interest period) with respect to a Trust Convertible Preferred Security will increase such holder's adjusted tax basis in such Trust Convertible Preferred Security, and the amount of distributions received by such holder in respect of such accrued OID will reduce the adjusted tax basis of such Trust Convertible Preferred Security.

  The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Special Tax Counsel's interpretation.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST; SHORTENING OF STATED MATURITY

  Under certain circumstances, as described under "Description of the Trust Convertible Preferred Securities--Special Event Distribution or Redemption; Shortening of Stated Maturity" the Convertible Debentures may be distributed to holders in exchange for the Trust Convertible Preferred Securities and in liquidation of the Trust. This distribution cannot occur without an opinion of an independent tax counsel to the effect that the distribution will not result in recognition of gain or loss to each holder. If the exchange is a non-taxable event, each holder would receive an aggregate tax basis in the Convertible Debentures equal to the holder's aggregate tax basis in the Trust Convertible Preferred Securities. A holder's holding period in the Convertible Debentures received in liquidation of the Trust would include the period during which the Trust Convertible Preferred Securities were held by the holder. However, the tax-free treatment of the distribution may be adversely affected as a result of a change in law. In certain circumstances, the stated maturity of the Convertible Debentures could be shortened at the option of the Company. Assuming the Convertible Debentures are properly treated as indebtedness, this change, by itself, would occur pursuant to the terms of the instrument and would not result in recognition of gain or loss to a holder of Trust Convertible Preferred Securities. However, the maturity advancement could be treated as a reissuance for purposes of the OID rules, and could increase the amount of OID on a Convertible Debenture.

  Under certain circumstances described herein (see "Description of the Trust Convertible Preferred Securities--Trust Special Event Distribution or Redemption; Shortening of Stated Maturity"), the Convertible Debentures may be redeemed for cash and the proceeds of the redemption distributed to holders in redemption of the Trust Convertible Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Trust Convertible Preferred Securities and a holder would recognize gain or loss as if it sold the redeemed Trust Convertible Preferred Securities for cash. See "--Sale or Redemption of Trust Convertible Preferred Securities."

SALE OR REDEMPTION OF TRUST CONVERTIBLE PREFERRED SECURITIES

  A holder that sells or redeems Trust Convertible Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Convertible Preferred Securities and the amount realized on such sale or redemption (except to the extent that such amount realized is characterized as a payment in respect of accrued interest on such holder's allocable share of the Convertible Debentures that such holder has not included in gross income previously). Assuming that the Company does not defer payment of interest on the Convertible Debentures, a holder's adjusted tax basis in the Trust Convertible Preferred Securities will be the fair market value of those securities on the date of the exchange of shares of 6.50% Convertible Preferred Stock for Trust Convertible

Preferred Securities. Subject to the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Trust Convertible Preferred Securities have been held for more than one year.

  Should the Company exercise its right to defer payments on interest, a holder who disposes of its Trust Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued and unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its allocable share of the underlying Convertible Debentures deemed disposed. The OID from a holder's pro rata share is then added to his adjusted basis in the Trust Convertible Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF TRUST CONVERTIBLE PREFERRED SECURITIES INTO THE STEEL STOCK

  A holder of Trust Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Debentures into the Steel Stock except to the extent of ordinary income recognized with respect to accrued and unpaid interest on the Convertible Debentures at that time. A holder of Trust Convertible Preferred Securities will also recognize gain upon the receipt of cash in lieu of a fractional share of the Steel Stock equal to the amount of the cash received less such holder's tax basis in such fractional share. Such a holder's tax basis in the Steel Stock received upon conversion should generally be equal to such holder's tax basis in the Trust Convertible Preferred Securities delivered to the Conversion Agent for exchange, plus the amount of interest income recognized on the exchange, minus the basis allocated to any fractional share for which cash is received, and such holder's holding period in the Steel Stock received upon conversion will begin on the day after the day the holder acquired the Trust Convertible Preferred Securities delivered to the Conversion Agent for exchange (except that the holding period of the Steel Stock deemed issued for accrued interest will begin on the day following the date of conversion).

CONVERSION PRICE ADJUSTMENT

  Treasury Regulations promulgated under section 305 of the Code would treat holders of Trust Convertible Preferred Securities as having received a constructive distribution from the Company in the event the Conversion Price of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest of such holder in the assets or earnings and profits of the Company were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment to the Conversion Price would not be considered made pursuant to such formula if the adjustment was made to compensate for certain taxable distributions with respect to the Steel Stock. Thus, under certain circumstances, a reduction in the Conversion Price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Convertible Debentures would be required to include their allocable share of such deemed dividend in gross income but will not receive any cash related thereto.

PROPOSED TAX LEGISLATION

  See the discussion under "Risk Factors--Risks Relating to the Trust Convertible Preferred Securities--Proposed Tax Legislation."

INFORMATION REPORTING TO HOLDERS

  Income on the Trust Convertible Preferred Securities will generally be reported to holders on Form 1099, which should be mailed to holders of the Trust Convertible Preferred Securities by January 31 following each calendar year.

  The Trust will be obligated to report annually to Cede, as holder of record of the Trust Convertible Preferred Securities, the interest received or accrued related to the Convertible Debentures for the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. Under current law, holders of Trust Convertible Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of the Trust Convertible Preferred Securities who hold their Trust Convertible Preferred Securities through nominees will receive Form 1099 reflecting the income on their Trust Convertible Preferred Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of the Trust Convertible Preferred Securities or the Convertible Debentures distributed to holders of the Trust Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a refund or credit against the holder's United States federal income tax provided the required information is provided to the IRS.

NON-UNITED STATES PERSONS

  For purposes of this discussion, "non-United States person" means any person who, for United States federal income tax purposes, is not a United States person (as defined above).

  On April 15, 1996, the U.S. Treasury Department issued proposed regulations that could affect the procedures to be followed by a non-United States person in establishing non-United States person status. These proposed regulations would generally be effective for payments made after December 31, 1997. Non-United States persons should consult their tax advisors regarding the effect, if any, of the proposed regulations on their acquisition, ownership and disposition of the Trust Convertible Preferred Securities.

  ALL HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK THAT ARE NON-UNITED STATES PERSONS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR EXCHANGE OF SHARES OF 6.50% CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES AND THE OWNERSHIP, CONVERSION, AND DISPOSITION OF TRUST CONVERTIBLE PREFERRED SECURITIES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

 EXCHANGE OF 6.50% CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES

  Subject to the discussion of backup withholding below, if a holder that is a non-United States person proves, in a manner and under arrangements satisfactory to the Company or other withholding agent, that the exchange of shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities qualifies as a transaction in which gain or loss is recognized rather than as a dividend (see "--Exchange of 6.50% Convertible Preferred Stock for Trust Convertible Preferred

Securities"), the Company or other withholding agent will not withhold federal income tax on the issuance of the Trust Convertible Preferred Securities to that holder and that holder generally will not be subject to United States federal income tax in respect of gain recognized on the exchange unless (i) the gain is effectively connected with a trade or business conducted by the non-United States person within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation), (ii) in the case of a non-United States person that is an individual, the holder is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the exchange and certain other conditions are satisfied or (iii) the Company is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code within the shorter of the holder's holding period or the five-year period ending on the date of the exchange (which the Company does not believe it has been or is currently) and certain other conditions are satisfied, and no treaty exception is applicable.

  If a holder that is a non-United States person exchanges shares of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities and does not prove, in a manner satisfactory to the Company or other withholding agent, that such exchange qualifies as a transaction in which gain or loss is recognized, the Company will treat the issuance of Trust Convertible Preferred Securities to the non-United States person as a dividend distribution. The Company will withhold United States federal income tax from the gross proceeds to that holder in an amount equal to 30% of the proceeds (including Trust Convertible Preferred Securities that the holder would otherwise have received) unless the holder is eligible for a reduced tax treaty rate with respect to dividend income (in which case tax will be withheld at the reduced rate) or unless the holder establishes that it is exempt from tax (such as by providing the appropriate form certifying its status as a foreign government). Except as may otherwise be provided in an applicable income tax treaty, a holder that is a non-United States person will be taxed at ordinary federal income tax rates on a net income basis if such dividend is effectively connected with the conduct of a trade or business of such holder within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation) and will not be subject to the withholding tax described in the preceding sentence. A holder that is a non-United States person may be eligible to obtain from the IRS a refund of tax withheld if such holder meets one of three tests of section 302 described above under "-- Exchange of 6.50% Convertible Preferred Stock for Trust Convertible Preferred Securities" or is otherwise able to establish that no tax (or a reduced amount of tax) was due.

 PAYMENTS ON TRUST CONVERTIBLE PREFERRED SECURITIES

  Subject to a discussion of backup withholding below, payments of principal, premium, if any, and interest (including OID, if any) on a Trust Convertible Preferred Security by the Company or its agent (in its capacity as such) to a beneficial owner that is a non-United States person will not be subject to United States federal withholding tax provided that (a) such person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) such person is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership, (c) such person is not a bank that acquired its Trust Convertible Preferred Security in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (d) either (i) the beneficial owner certifies under penalties of perjury on a Form W-8 delivered to the Company or its agent, that it is not a United States person and provides its name and address or (ii) a qualifying securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds the Trust Convertible Preferred Security certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner in a suitable form by it or by a qualifying intermediary and furnishes the payor with a copy thereof.

  If the beneficial owner of a Trust Convertible Preferred Security who is a non-United States person is engaged in a trade or business within the United States and interest (including OID, if any) on the Trust Convertible Preferred Security is effectively connected with the conduct of such trade or business, such beneficial owner may be subject to United States federal income tax on such interest (including OID, if any) at ordinary federal income tax rates on a net basis (in which case the branch profits tax may also apply if the holder is a foreign corporation). As discussed under the heading "Risk Factors--Risks Relating to the Trust Convertible Preferred Securities--Proposed Tax Legislation," the Proposed Legislation would deny an interest deduction to the Company for interest payable on the Convertible Debentures. Such Proposed Legislation may also cause the Convertible Debentures to be classified as equity (rather than indebtedness) of the Company for United States federal income tax purposes. If the Convertible Debentures are not classified for United States federal income tax purposes as indebtedness of the Company, payments by the Trust or any of its paying agents to any holder of a Trust Convertible Preferred Security who is a non-United States person could be subject to United States withholding tax at a 30% rate (or a lower rate prescribed by an applicable treaty). Prospective investors that are non-United States persons should consult their tax advisors concerning the possible application of these rules.

 SALE, EXCHANGE OR CONVERSION OF TRUST CONVERTIBLE PREFERRED SECURITIES

  Subject to the discussion of backup withholding below, any capital gain realized upon the sale or exchange of a Trust Convertible Preferred Security (including upon retirement of a Trust Convertible Preferred Security or to the extent cash is received in lieu of a fractional share of Steel Stock upon conversion) by a beneficial owner who is a non-United States person ordinarily will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business conducted by such non-United States person within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation), (ii) in the case of a non-United States person that is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the exchange and certain other conditions are satisfied or
(iii) the Company is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code within the shorter of the holder's holding period or the five-year period ending on the date of the exchange and certain other conditions are satisfied, and no treaty exception is applicable.

  The conversion of Trust Convertible Preferred Securities into Steel Stock will not result in a realization of gain or loss or be subject to United States withholding tax.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

  Information reporting on IRS Form 1099 and backup withholding at a rate of 31% will not apply to payments of principal and interest (including OID, if any) or a paying agent to a non-United States holder on a Trust Convertible Preferred Security if the certification described in clause (d) under "-- Payments on Trust Convertible Preferred Securities" above is received, provided that the payor does not have actual knowledge that the holder is a United States person. However, interest (including OID, if any) on a Trust Convertible Preferred Security owned by a holder that is non-United States person may be required to be reported annually on IRS Form 1042S.

  Payments of the proceeds from the sale by a holder that is a non-United States person of a Trust Convertible Preferred Security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Trust Convertible Preferred Security to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

                             ERISA CONSIDERATIONS

  Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), may exchange shares of the 6.50% Convertible Preferred Stock for the Trust Convertible Preferred Securities, subject to the investing fiduciary's determination that the investment in the Trust Convertible Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

  ANY PLANS OR OTHER ENTITIES WHOSE ASSETS INCLUDE PLAN ASSETS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE PROPOSING TO ACQUIRE THE TRUST CONVERTIBLE PREFERRED SECURITIES SHOULD CONSULT WITH THEIR OWN COUNSEL.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Trust Convertible Preferred Securities offered hereby will be passed upon for the Trust and the Company by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, and certain matters relating to the validity of the Convertible Debentures, the Guarantee and the Steel Stock will be passed upon for the Company by J.A. Hammerschmidt, Esq., Assistant General Counsel--Corporate, and Assistant Secretary of the Company. Mr. Hammerschmidt, in his capacity as Assistant General Counsel--Corporate, and Assistant Secretary of the Company, is paid a salary by the Company and participates in various employee benefit plans offered to officers or employees of the Company generally. Certain federal income tax matters will be passed upon for the Company by Miller & Chevalier, Chartered, Washington, D.C. Certain legal matters will be passed upon for the Dealer Managers by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell.

                                    EXPERTS

  The consolidated financial statements of USX, the financial statements of the U.S. Steel Group, the financial statements of the Marathon Group and the financial statements of the Delhi Group as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference to USX's Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               ----------------

                             INDEX OF CERTAIN TERMS

Acquiring Person............................................................  95
Additional Interest.........................................................  77
Administrative Action.......................................................  60
Agent's Message.............................................................  44
ATOP........................................................................  44
Available Delhi Dividend Amount.............................................  92
Available Steel Dividend Amount.............................................  84
Base Indenture..............................................................  71
Beneficial Owner............................................................ 105
Board.......................................................................   2
Book-Entry Confirmation.....................................................  44
Business Day................................................................  53
Cede........................................................................  67
Certificate of Incorporation................................................  82
Change in 1940 Act Opinion..................................................  60
Code........................................................................  12
Commission..................................................................   6
Common Stock................................................................   8
Company.....................................................................   8
Composite Tape..............................................................   1
Compound Interest...........................................................  75
Conversion Agent............................................................  54
Conversion Price............................................................  54
Convertible Debentures......................................................   1
Convertible Securities...................................................... 105
Debenture Trustee...........................................................  71
Declaration Event of Default................................................  63
Declaration.................................................................  50
Delaware Trust Act..........................................................   9
Delaware Trustee............................................................  50
Delhi Fraction..............................................................  83
Delhi Group.................................................................  83
Delhi Group Subsidiary......................................................  92
Delhi Net Income............................................................  92
Delhi Right.................................................................  95
Delhi Stock.................................................................   8
De Minimis OID Amount....................................................... 110
Depository.................................................................. 105
DGPC........................................................................  83
Direct Action...............................................................  27
Direct Participants......................................................... 105
Disposition.................................................................  83
Dissolution Tax Opinion.....................................................  60
Distribution Rate...........................................................   3
Distributions...............................................................   3
DTC.........................................................................  40
Eligible Institution........................................................  43
ERISA....................................................................... 116
Excess Purchase Payment.....................................................  56
Exchange Act................................................................   6

Exchange Offer...........................................................      1
Expiration Date..........................................................      2
Extension Period.........................................................      3
Group....................................................................      8
Guarantee................................................................      4
Guarantee Payments.......................................................     68
Guarantee Trustee........................................................     26
Holder...................................................................     40
Indenture................................................................     71
Indenture Event of Default...............................................     63
Indirect Participants....................................................    105
Institutional Trustee Account............................................     50
Institutional Trustee....................................................     50
Interest and Other Financial Costs.......................................     22
Interest Payment Date....................................................     74
Investment Company.......................................................     60
Investment Company Event.................................................     60
IRS......................................................................     60
Issue Price..............................................................    110
Junior Preferred Stock...................................................     82
LLC Loan Agreement.......................................................     72
Letter of Transmittal....................................................      1
Liquidation..............................................................     62
Liquidation Distribution.................................................     63
Marathon.................................................................      8
Marathon Group...........................................................     82
Marathon Group Special Event.............................................     59
Marathon Group Subsidiary................................................     90
Marathon Right...........................................................     95
Marathon Stock...........................................................      8
Market Capitalization....................................................     90
Market Value.............................................................     83
Market Value Ratio.......................................................     87
Maturity Advancement.....................................................     61
Minimum NYSE Distribution Condition......................................      2
Moody's..................................................................     18
NASD.....................................................................     48
Net Proceeds.............................................................     84
1940 Act.................................................................     60
No Recognition Opinion...................................................     59
non-United States person.................................................    113
NYSE.....................................................................      4
OID......................................................................      2
OID Condition............................................................      2
Participants.............................................................    105
Plans....................................................................    116
Preferred Stock..........................................................     82
Proposed Legislation.....................................................     24
Prospectus...............................................................      1
Qualified Stated Interest................................................    110
Redemption Price......................................................... 58, 95
Redemption Tax Opinion...................................................     60

Registration Statement......................................................   6
Regular Trustees............................................................  50
Regulations................................................................. 110
Restated Rights Agreement...................................................  82
Right.......................................................................  95
Rights Agent................................................................  82
Securities Act..............................................................   6
Senior Indebtedness.........................................................  72
SFAS........................................................................  85
6.50% Convertible Preferred Stock...........................................   1
6.50% Convertible Preferred Stock Conversion Price.......................... 101
Soliciting Dealer...........................................................  48
Special Tax Counsel......................................................... 107
Stated Redemption Price at Maturity......................................... 110
Steel Net Income............................................................  85
Steel Right.................................................................  95
Steel Stock.................................................................   1
Stock Acquisition Date......................................................  95
substantially all of the properties and assets of the U.S. Steel Group......  86
Successor Securities........................................................  66
Super Majority..............................................................  64
Supplemental Indenture......................................................  71
Surplus.....................................................................  31
S&P.........................................................................  18
Tax Event...................................................................  60
Transferor..................................................................  45
Trust.......................................................................   1
Trust Common Securities.....................................................   1
Trust Common Securities Guarantee...........................................  69
Trust Convertible Preferred Securities......................................   1
Trust Securities............................................................   1
Trust Special Event.........................................................  59
Trustees....................................................................  50
Unit........................................................................  95
United States person........................................................ 107
U.S. Steel..................................................................   8
U.S. Steel Group............................................................   8
U.S. Steel Group Special Events.............................................  59
U.S. Steel Group Subsidiary.................................................  86
USX.........................................................................   8
Voting Stock................................................................  95

                              The Exchange Agent:

                             THE BANK OF NEW YORK

    By Hand or Overnight Courier:                         By Mail


                                               (Registered or Certified Mail
                                                       Recommended):

    Tender & Exchange Department               Tender & Exchange Department
         101 Barclay Street                           P.O. Box 11248
     Receive and Deliver Window                    Church Street Station
      New York, New York 10286                 New York, New York 10286-1248

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                                (212) 815-6213

               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

                              (800) 507-9357

                            The Information Agent:

                              MORROW & CO., INC.
                               909 Third Avenue
                                  20th Floor
                              New York, NY 10022
                                (212) 754-8000
                           Toll Free (800) 566-9061
                           Banks and Brokerage Firms
                                 please call:
                                (800) 662-5200

  Any questions or requests for assistance or additional copies of this Prospectus and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

                The Dealer Managers for the Exchange Offer are:

        GOLDMAN, SACHS & CO.                       MERRILL LYNCH & CO.
           85 Broad Street                       World Financial Center
      New York, New York 10004                  North Tower--Fifth Floor
     (800) 323-5678 (Toll-Free)                 New York, New York 10281
                                               (800) 436-1019 (Toll-Free)

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article V of the Company's By Laws provides that the Company shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, enterprise, or nonprofit entity.

  The Company is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was an officer, employee, agent or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of the Company under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Company. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, the Company must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

  Policies of insurance are maintained by the Company under which directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers. In addition, the Regular Trustees of the Trust and their attorneys-in-fact are similarly insured.

  The Company's Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  Section 11 of the form of Dealer Manager Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of each of the Company and the Trust, their directors, trustees, and officers who sign this registration statement, and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act of 1933, as amended,or Section 20 of the Securities Exchange Act of 1934, as amended, by the Dealer Manager, with respect to information relating to the Dealer Manager, furnished to the Company or the Trust in writing by the Dealer Manager, expressly for use in this registration statement and certain other materials prepared in connection with the exchange offer contemplated hereby.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  See Index to Exhibits.

ITEM 22. UNDERTAKINGS.

  (a) The Company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

  (b) The undersigned registrants each hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 26, 1997.

                                          USX Corporation
                                          (Registrant)

                                                  /s/ Kenneth L. Matheny
                                          By___________________________________
                                                    Kenneth L. Matheny
                                               Vice President & Comptroller

Pittsburgh, Pennsylvania

  Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on March 26, 1997.




                                SIGNATURE                                    TITLE
                                ---------                                    -----
                              *                                  Chairman of the Board of Directors,
-------------------------------------------------------------   Chief Executive Officer and Director
                       Thomas J. Usher                              (Principal Executive Officer)


                              *                                    Vice Chairman & Chief Financial
-------------------------------------------------------------           Officer and Director
                     Robert M. Hernandez                            (Principal Financial Officer)


                   /s/ Kenneth L. Matheny                            Vice President & Comptroller
 -------------------------------------------------------------      (Principal Accounting Officer)
                     Kenneth L. Matheny

                                                                                Director
 -------------------------------------------------------------
                      Neil A. Armstrong

                              *                                                 Director
-------------------------------------------------------------
                      Victor G. Beghini

                                                                                Director
-------------------------------------------------------------
                  Jeanette Grasselli Brown

                              *                                                 Director
-------------------------------------------------------------
                      Charles A. Corry

                              *                                                 Director
-------------------------------------------------------------
                       Charles R. Lee

                              *                                                 Director
-------------------------------------------------------------
                        Paul E. Lego

                              *                                                 Director
-------------------------------------------------------------
                        Ray Marshall


                   SIGNATURE                                           TITLE
                   ---------                                           -----

                                                                      Director
 _____________________________________________
              John F. McGillicudy


                       *                                              Director
 _____________________________________________
                John M. Richman


                       *                                              Director
 _____________________________________________
               Seth E. Schofield


                       *                                              Director
 _____________________________________________
                  John W. Snow


                       *                                              Director
 _____________________________________________
                Paul J. Wilhelm


                       *                                              Director
 _____________________________________________
               Douglas C. Yearley

         /s/ Kenneth L. Matheny
*By_____________________________________
  Kenneth L. Matheny, Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on March 26, 1997.

                                          USX Capital Trust I

                                                             *
                                          By: _________________________________
                                                       A. G. Adkins
                                                          Trustee

  Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed on March 26, 1997 by the following persons in the capacities indicated.

                   SIGNATURE                                            TITLE
                   ---------                                            -----
                       *
 _____________________________________________
                  A. G. Adkins                                         Trustee

                       *
 _____________________________________________
                  P. J. Kuntz                                          Trustee

                       *
 _____________________________________________
                 M. K. Stewart                                         Trustee


 The Bank of New York                                                  Trustee


   By: _______________________________________


   Title: ____________________________________


 The Bank of New York (Delaware)                                       Trustee


   By: _______________________________________


   Title: ____________________________________



             /s/ W. F. Schwind, Jr.
 *By: ________________________________________
               W. F. Schwind, Jr.
                Attorney-in-Fact

                                 EXHIBIT INDEX

NUMBER                                       EXHIBIT
  1.1   Form of Dealer Manager Agreement.*
  3.1   Certificate of Trust of the Trust.*
  4.1   Restated Certificate of Incorporation of the Company, as amended and currently in effect.*
  4.2   Bylaws of the Company, as amended and currently in effect (incorporated by reference to Exhibit 3(a) to the Company's Report on Form 10-Q for the quarter ended June 30, 1996).
  4.3   Form of Multiple Series Indenture, between the Company and The Bank of New York, as trustee.
  4.4   Form of First Supplemental Indenture, between the Company and The Bank of New
        York, as trustee.
  4.5   Declaration of Trust of the Trust.*
  4.6   Form of Amended and Restated Declaration of Trust of the Trust, including form of
        Trust Convertible Preferred Security.*
  4.7   Form of Guarantee Agreement.*
  4.8   Form of Common Stock certificate of the Company.
  4.9   Amended and Restated Rights Agreement (incorporated by reference to Form 8
        Amendment to Form 8-A filed on October 5, 1992).
  5.1   Opinion of Morris, Nichols, Arsht & Tunnell.
  5.2   Opinion of John A. Hammerschmidt, Esq.
  8.1   Opinion of Miller & Chevalier, Chartered.
 12.1   Statement re computation of ratio of earnings to fixed charges for the Company
        (incorporated by reference to Exhibit 12.2 to the Company's Annual Report on Form
        10-K for the year ended December 31, 1996).
 12.2   Statement re computation of ratio of earnings to combined fixed charges and preferred stock dividends for the Company (incorporated by reference to Exhibit
        12.1 to the Company's Annual Report on Form 10-K for the year ended December 31,
        1996).
 23.1   Consent of Price Waterhouse LLP.
 23.2   Consent of Morris Nichols Arhst & Tunnell (contained in its opinion filed as
        Exhibit 5.1 to this Registration Statement).
 23.3   Consent of J. A. Hammerschmidt (contained in the opinion filed as Exhibit 5.2).
 23.4   Consent of Miller & Chevalier, Chartered (contained in its opinion filed as
        Exhibit 8.1 to this Registration Statement).
 24.1   Powers of Attorney (the Company) (previously filed with the exception of Thomas
        J. Usher's, which is filed herewith).
 24.2   Power of Attorney (the Trust) (contained in Exhibit 4.5).*
 25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Indenture.*
 25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Amended and Restated
        Declaration of Trust of the Trust.*
 25.3   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Guarantee Agreement.*
 99.1   Form of Letter of Transmittal.*
 99.2   Form of Notice of Guaranteed Delivery.*
 99.3   Form of Letter to Registered Holders and Depository Trust Company Participants.*
 99.4   Form of Letter to Clients.
 99.5   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
        Nominees.*
 99.6   Form of Newspaper Announcement.*

--------

 * Previously filed